   As filed with the Securities and Exchange Commission on November 13, 2002



                                                     Registration No. 333-98305


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                AMENDMENT NO. 1


                                      TO

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                US UNWIRED INC.
            (Exact name of registrant as specified in its charter)

        Louisiana                    4812                    72-1457316
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)

                              901 Lakeshore Drive
                         Lake Charles, Louisiana 70601
                                (337) 436-9000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Thomas G. Henning
                    General Counsel and Corporate Secretary
                              901 Lakeshore Drive
                         Lake Charles, Louisiana 70601
                                (337) 436-9000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With copies to:

               Louis Y. Fishman and       Jeffery B. Floyd and
                Maureen F. Brennan         Caroline B. Blitzer
              Correro Fishman Haygood    Vinson & Elkins L.L.P.
                 Phelps Walmsley &        2300 First City Tower
                  Casteix, L.L.P.              1001 Fannin
              201 St. Charles Avenue,   Houston, Texas 77002-6760
                    46th Floor               (713) 758-2222
              New Orleans, Louisiana
                    70170-4600
                  (504) 586-5252

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in the light of market conditions and other factors.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

               SUBJECT TO COMPLETION -- DATED NOVEMBER 12, 2002


                                  PROSPECTUS

[LOGO] US Unwired

                              901 Lakeshore Drive
                         Lake Charles, Louisiana 70601
                                (337) 436-9000

                       44,563,654 Shares of Common Stock

         Offered by the Selling Stockholders Named in this Prospectus



   This prospectus covers sales from time to time by the selling stockholders named in this prospectus of up to 44,563,654 shares, par value $0.01 per share, of our common stock. We issued most of the shares to the selling stockholders in connection with our acquisitions of Georgia PCS Management, L.L.C. and IWO Holdings, Inc., which we completed in March and April 2002, respectively. Some of the shares are subject to options or warrants held by the selling stockholders that we assumed in connection with the IWO acquisition. This prospectus includes shares of common stock that we may have to issue under the terms of the options and warrants to avoid dilution of the options and warrants.



   The selling stockholders can sell the common stock covered by this prospectus at various times and prices determined by each of them. They will receive all of the net proceeds from the sale of the shares of common stock under this prospectus. We will not receive any of the proceeds from the sales of the shares by the selling stockholders, but we will receive any amounts due to us upon exercise of the options or warrants by the selling stockholders. We will pay all the expenses of registration in connection with this offering and reasonable fees and expenses of counsel for the selling stockholders, but the selling stockholders will pay all other selling expenses and applicable taxes.



   Our common stock is listed on The Nasdaq National Market under the symbol "UNWR". The closing price on November 11, 2002 as quoted on The Nasdaq National Market was $0.62 per share.



   Investing in our securities involves certain risks. See "Risk Factors" beginning on page 3.


   Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


               The date of this prospectus is November   , 2002



The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS



                                                             Page
                                                             ----
               About this Prospectus........................   i
               Our Business.................................   1
               The Offering.................................   2
               Risk Factors.................................   3
                Introduction................................   3
                Risks Related to Our Stock Price............   3
                Risks Related to Our Mergers................   5
                Risks Related to the Combined Company's
                  Business, Strategy and Operations.........   7
                Risks Particular to the Indebtedness of the
                  Combined Company..........................  11
                Risks Particular to the Combined
                  Company's Relationship with Sprint
                  PCS.......................................  15
                Risks Particular to the Combined
                  Company's Industry........................  22
                Risks Related to Factors Currently Affecting
                  our Business..............................  27


                                                             Page
                                                             ----
                Risks Related to Anti-Takeover
                  Provisions................................  29
               Special Note Concerning Forward-Looking
                 Statements.................................  30
               Selected Historical Financial Data...........  31
               Dilution.....................................  34
               Use of Proceeds..............................  34
               Selling Stockholders.........................  35
               Positions, Offices and Material Relationships
                 Between the Selling Stockholders and Us....  50
               Description of Our Capital Stock.............  62
               Plan of Distribution.........................  67
               Legal Matters................................  69
               Experts......................................  69
               Financial Statements.........................  69
               Where You Can Find More Information..........  70
               Incorporation by Reference...................  71

   You should rely only on the information that is contained in this prospectus or is incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. The selling stockholders are offering shares of our common stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or earlier dates as specified herein, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. It is a type of registration statement that is commonly called a shelf registration. It is called that because it permits securities to be offered on a delayed or continuing basis. The selling stockholders can resell the common stock covered by this prospectus at various times determined by each of them as more fully explained in this prospectus. We call these transactions by the selling stockholders resales because the common stock they may sell under this prospectus was or will be first issued by us to them. We will not receive any proceeds from any of these resales. This prospectus omits some of the information contained in the registration statement, and reference is made to the registration statement for further information about us and the common stock being offered by the selling stockholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should read both this prospectus and the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference".

   Unless this prospectus says otherwise, references in this prospectus to "we," "our" or "us" refer to the combined operations of US Unwired Inc. and its subsidiaries, including IWO Holdings, Inc. and its subsidiaries and Georgia PCS Management, L.L.C. and its subsidiaries. References to "US Unwired" refer only to US Unwired Inc. and not to its subsidiaries.

                                 OUR BUSINESS

   We provide wireless personal communication services, commonly referred to as PCS, in eastern Texas, southern Oklahoma, southern Arkansas, the Florida panhandle, southern Tennessee, upstate New York, New Hampshire (other than the Nashua market) and Vermont; significant portions of Louisiana, Alabama, Georgia and Mississippi; and portions of Massachusetts and Pennsylvania. We are a network partner of Sprint PCS, the personal communications services group of Sprint Corporation. Sprint PCS, directly and through network partners like us, provides wireless services in more than 4,000 cities and communities across the country. We have the exclusive right to provide digital PCS services under the Sprint(R) and Sprint PCS(R) brand names in service areas that had approximately
17.6 million residents as of June 30, 2002. Our combined service areas are among the largest in population and subscribers of the Sprint PCS network partners and are contiguous with Sprint PCS's launched markets of Houston, Dallas, Little Rock, New Orleans, Birmingham, Jacksonville, Memphis, Atlanta, New York and Boston.

   At June 30, 2002, we were providing PCS service to approximately 539,100 subscribers and network coverage of approximately12.5 million residents or 71% out of approximately 17.6 million total residents. The number of residents in our service area does not represent the number of Sprint PCS subscribers that we expect to have in our service area.

   In addition, we provide cellular and paging services in parts of southwest Louisiana. As of June 30, 2002, we had approximately 30,300 cellular subscribers and 10,800 paging subscribers.

   Our principal executive offices are located at 901 Lakeshore Drive, Lake Charles, Louisiana 70601, and our telephone number is (337) 436-9000.


   You can find additional information about us in our reports and other documents filed with the SEC and incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation By Reference" on pages 70 to 72 of this prospectus.

                                 THE OFFERING



Common Stock Offered by the Selling Stockholders   Up to 44,563,654 shares of our common stock. Of
                                                   this amount, 1,753,459 shares are issuable upon the
                                                   exercise of options or warrants. The number of
                                                   shares is subject to adjustment to avoid dilution of
                                                   the options and warrants and to reflect any stock
                                                   splits or stock dividends affecting our shares.

Use of Proceeds.................................
                                                   We will not receive any proceeds from sales by the
                                                   selling stockholders of the shares covered by this
                                                   prospectus, but we will receive any amounts due to
                                                   us upon exercise of the options or warrants by the
                                                   selling stockholders.

Our Nasdaq National Market Symbol...............
                                                   UNWR

Risk Factors....................................
                                                   Before investing in our common stock by
                                                   purchasing shares from a selling stockholder, you
                                                   should carefully read and consider the information
                                                   set forth in "Risk Factors" beginning on page 3 of
                                                   this prospectus and all other information appearing
                                                   elsewhere and incorporated by reference in this
                                                   prospectus and any accompanying prospectus
                                                   supplement.

                                 RISK FACTORS

   IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND INCORPORATED INTO IT BY REFERENCE, YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS.

Introduction


   Our Sprint PCS business is conducted through our subsidiaries Louisiana Unwired LLC, IWO Holdings, Inc., Texas Unwired general partnership, and Georgia PCS Management, L.L.C. We refer to them as LA Unwired, IWO, TX Unwired and Georgia PCS or collectively as our PCS operating subsidiaries. Each of these subsidiaries has its own Sprint PCS territory and its own agreements with Sprint PCS. We acquired IWO on April 1, 2002 and we acquired Georgia PCS on March 8, 2002. We operate our cellular business through a separate subsidiary that is independent of our relationship with Sprint PCS and the Sprint PCS brand. "We" and "our" and the noun "combined company" refer collectively to US Unwired and all of its subsidiaries. We use "US Unwired" to refer just to our parent company without reference to its subsidiaries.



   An extremely brief overview introduces each of the subsections below. We think the overview captures the gist of the subsection, but it is not a substitute for reading the entire subsection.


Risks Related to Our Stock Price


   Overview of this subsection: Our stock price has not been stable. Many additional shares are becoming freely tradable in the public market. This may cause our stock price to fall. Our closing bid price has been below one dollar for more than 30 consecutive trading days and Nasdaq has notified us that it will not permit our stock to trade in the Nasdaq market unless our bid price closes at or above $1.00 per share for 10 consecutive trading days prior to January 29, 2003.


   The stock price of US Unwired may continue to be volatile.

   The market price of US Unwired common stock could be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

  .   quarterly variations in our operating results;

  . operating results that vary from the expectations of securities analysts and investors;

  . changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

  .   changes in our relationship with Sprint PCS;

  . announcements by Sprint PCS concerning developments or changes in its business, financial condition or results of operations, or in its expectations as to future financial performance;

  . actual or potential defaults in bank covenants by Sprint PCS or Sprint PCS affiliates, which may result in a perception that we are unable to comply with our bank covenants;

  . announcements of technological innovations or new products and services by Sprint PCS or our competitors;


  . changes in results of operations, market valuations and investor perceptions of Sprint PCS, Sprint PCS affiliates or of other companies in the telecommunications industry in general and the wireless industry in particular, including our competitors;


  .   departures of key personnel;

  .   changes in laws and regulations;

  .   significant claims or lawsuits against us;

  . the large number of US Unwired shares that can freely be sold in the public market, as described under the following italicized heading;

  . announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

  .   general economic and competitive conditions.

   The number of shares of our common stock that is freely tradable in the public market will increase substantially on the effective date of the registration statement of which this prospectus is part and will continue to increase thereafter. Sales of unusually large numbers of shares of our common stock in the public market, or the perception that such sales could occur, could depress our stock price.


   We issued approximately 44,400,000 additional shares of our common stock when we acquired Georgia PCS and IWO in March and April 2002, and we agreed to issue about another 6,900,000 shares upon the exercise of warrants and options that we assumed from IWO. Most of these shares have not been freely tradable in the public market because of the combined effect of restrictions under federal securities laws and of agreements, called lock up agreements, that we obtained from the holders not to sell shares before specified dates. The restrictions imposed by federal securities laws on sales of these shares will terminate on the effective date of the registration statement of which this prospectus is part. The restrictions imposed by the lock up agreements have already expired with respect to about 28,100,000 of the shares, but many of those shares will continue to be restricted by federal securities laws until the effective date of our registration statement mentioned above. The lock up agreements expire as to additional shares as follows:




  . On November 28, 2002, about 10,570,000 additional shares will be released from the lock up agreements.

  . On January 26 and 27, 2003, about 6,000,000 additional shares will be released from the lock up agreements.

  . On March 28, 2003, all remaining shares that are then still subject to the lock up agreements, equal to about 1,080,000 shares, will be released from the lock up agreements.


   We can be required at any time prior to April 1, 2006, to register up to two underwritten offerings that would include shares that are subject to the lock up agreements. The lock up agreements would terminate at the time of those underwritten offerings for the shares that are included in them.



   The numbers above are calculated as if options and warrants that we issued in the IWO acquisition to purchase about 4,800,000 shares, which upon issuance would be subject to the lock up agreements, had been exercised in full by July 31, 2002.



   The numbers above are calculated as if 1,100,000 shares that are held in escrow in connection with the Georgia PCS acquisition had been released from escrow by July 31, 2002. We have already agreed to release up to 100,000 of those shares. We have also agreed to release another 500,000 shares on March 8, 2003, and the remaining 500,000 on March 8, 2004, unless we have asserted claims against those shares as permitted under our Georgia PCS acquisition agreement.


   As the lock up periods continue to expire following the effective date of our registration statement of which this prospectus is a part, and the shares held in escrow are released, the market price of our common stock could be depressed if the holders of these shares sell them or if the market perceives that they intend to sell them. We cannot predict whether future sales of our common stock or the availability of our common stock for sale will adversely affect the market price for our common stock.

   We rely on Sprint PCS for a substantial amount of our financial information. If that information is not accurate, the investment community could lose confidence in us.



   Under our agreements with Sprint PCS, it performs our billing, manages our accounts receivable and provides a substantial amount of financial data about our accounts. We use that information to calculate our financial results and to prepare our financial statements. If we later find errors in that information, we may be required to restate our financial statements. If that occurs with respect to us or any other Sprint PCS affiliate, investors and securities analysts may lose confidence in us.



   If our common stock bid price remains below a dollar per share for an extended period, Nasdaq may delist our common stock.





   Our common stock is listed on the Nasdaq National Market. Our closing bid price has remained below $1.00 for 30 consecutive trading days. Nasdaq has advised us that unless our bid price closes at or above $1.00 per share for 10 consecutive trading days prior to January 29, 2003, Nasdaq will commence delisting procedures. If our shares are delisted from the Nasdaq National Market, we expect that it would become more difficult to buy and sell our shares and that securities analysts and news media would lose much of their interest in us. Additionally, we may become subject to SEC rules that affect "penny stocks," which are stocks priced below $5.00 per share that are not quoted on a Nasdaq market. These rules would make it more difficult for brokers to find buyers for our shares and could lower the net sales prices that our stockholders are able to obtain.


   If our common stock price remains low, we may not be willing or able to raise equity capital.

   Our business is capital intensive, and we may contemplate raising equity capital in the future. A low stock price may frustrate our doing so, for two reasons:

  .   We may be unwilling to sell our shares at such prices.

  . Investors may not be interested in a company whose shares are priced so low.

Risks Related to Our Mergers


   Overview of this subsection: We will not achieve the benefits of our mergers unless we successfully integrate the operations of territories that are geographically separated from each other. The separate debt of US Unwired and IWO will make this integration more difficult. Our merger expenses were approximately $9.8 million, which was paid from our cash reserves.


   Our integration with IWO and Georgia PCS presents significant challenges.

   We entered into the merger agreements with IWO and Georgia PCS with the expectation that the mergers will result in expanding our existing network and customer base and taking advantage of the best operating practices of all three organizations. Achieving the benefits of the mergers will depend in part on integrating the operations of the three companies in an efficient manner. We cannot assure you that this will occur. To realize the anticipated benefits of this combination, our management team must develop strategies and implement a business plan that will successfully:

  .   manage the combined company's networks and markets;

  . maintain adequate focus on existing business and operations while working to integrate the three companies;

  . combine three companies that do not have extensive operating histories in the PCS market;

  . manage each company's cash and available credit lines for use in financing future growth and working capital needs;

  .   manage the marketing and sales of each of the three companies;

  . manage the geographic distance between the territories of the three companies;

  .   manage the integration of operational and financial reporting software;

  . manage operational issues relating to IWO and Georgia PCS that we do not face in our operations, such as the build out of IWO properties, which involves special problems like zoning and environmental issues; the conversion to a uniform point of sale system; and the migration to a uniform process in sales and operations;

  .   manage the transition of IWO's senior management expertise to us; and

  .   retain and attract key employees during a period of transition.

   The diversion of management's attention from ongoing operations and any difficulties encountered in the transition and integration process could have a material adverse effect on our financial condition and results of operations and cash flows.

   Our ability to operate as a combined company will be limited by our and IWO's separate public debt indentures and credit facilities.

   In order to comply with the indenture governing US Unwired's senior notes, we have designated IWO as an unrestricted subsidiary. As a result, for purposes of US Unwired's and IWO's respective public debt indentures, IWO, on the one hand, and the rest of our companies, on the other hand, will operate as separate business entities. Due to restrictions in US Unwired's indenture, we will be unable to provide direct or indirect credit support to IWO. Likewise, IWO will be restricted under its debt instruments from paying dividends or freely transferring money to US Unwired and our other companies. These restrictions may hinder the combined company's ability to achieve the anticipated benefits of the merger with IWO, react to developments in our or IWO's business or take advantage of business opportunities.

   US Unwired and IWO depend on the cash flows of their respective subsidiaries to satisfy our respective debt obligations.

   US Unwired and IWO depend on their respective subsidiaries (other than IWO, in the case of US Unwired) for cash flow and to service their respective debt obligations. Existing or future credit agreements may restrict or prohibit IWO's subsidiaries from paying dividends not only to IWO but also to US Unwired and our other companies and may also restrict or prohibit subsidiaries of US Unwired from paying dividends not only to us but also to IWO. State law may also limit the amount of the dividends that the respective subsidiaries are permitted to pay.

   We may not achieve the anticipated benefits from our mergers.

   We believe that certain benefits will result from the mergers. We cannot assure you, however, that integrating our business with IWO's and Georgia PCS's, even if completed in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to those that we could have achieved independently. The success of the transactions for us will depend on revenue growth or other benefits sufficient to offset the dilutive effects of the additional shares US Unwired issued in the mergers. We cannot assure you that we will achieve sufficient benefits.


   We have incurred significant costs associated with the mergers.



   We incurred significant direct transaction costs associated with the mergers, which are included as a part of the total purchase price for accounting purposes. In addition, IWO has incurred significant direct transaction expenses, which have been expensed for accounting purposes as incurred. These expenses have decreased our cash reserves. Further, IWO and Georgia PCS are incurring severance expenses, and we will incur other costs associated with integrating the companies. We cannot assure you that we will not incur additional material charges in subsequent quarters to reflect additional costs associated with the mergers.

   Because the former IWO stockholders will not be providing us any indemnification following the merger, we will be responsible for any undisclosed liabilities of IWO. The former Georgia PCS members are providing only limited indemnification to us.



   IWO has made certain representations and warranties to us in its merger agreement with us concerning IWO's business and operations. The merger agreement, however, does not provide us with any contractual indemnification from the former IWO stockholders following the merger for any breaches of such representations and warranties of IWO or any failure of IWO to comply with its obligations under the merger agreement. As a result, we will bear the burden of any undisclosed liabilities of IWO. Our agreement with the Georgia PCS members provides us with limited indemnification for breaches of the type described above. We will have to bear the burden of any undisclosed liabilities that exceed the limited indemnification by the Georgia PCS members. We cannot assure you that any such liabilities that we must bear will not materially and adversely affect our results of operations and our financial condition.


Risks Related to the Combined Company's Business, Strategy and Operations


   Overview of this subsection: None of our PCS operating subsidiaries has ever operated profitably or achieved consistent positive cash flow. If that doesn't change, we will not have enough cash to run our business. Timely expansion or completion of the PCS networks of our operating subsidiaries is a key to our success, but we face numerous challenges in doing that. Revenues we receive from travelers in our territories likely will not meet our expectations.



   Our PCS operating subsidiaries have not yet operated their PCS businesses profitably or achieved consistent positive cash flow.



   We expect to continue to incur significant operating losses and to continue to generate negative cash flow while we complete and expand our PCS networks and build our customer base. Our ultimate profitability will depend upon many factors, including our ability to market our services successfully and operate our networks efficiently, in addition to numerous other factors that are described in this "Risk Factors" section. If we fail to achieve at least positive cash flow within a reasonable period of time, an investment in our shares may not have much value.


   If we do not successfully manage the operations and expected growth of the combined company following the mergers, our operating performance may be adversely impacted.


   Our PCS operating subsidiaries have limited operating histories as Sprint PCS affiliates. LA Unwired began operations as a Sprint PCS affiliate on June 8, 1998. IWO began operations as a Sprint PCS affiliate on January 5, 2000. TX Unwired began operations as a Sprint PCS affiliate on January 7, 2000. Georgia PCS began operations as a Sprint PCS affiliate on June 8, 1998. The combined company's ability to achieve and sustain operating profitability will depend upon many factors, including our PCS operating subsidiaries' abilities to effectively market Sprint PCS services and manage customer turnover rates in their respective markets. In addition, a key factor the combined company's operational performance will depend upon is our ability to manage growth of the combined company through the expansion or completion of our PCS operating subsidiaries' network build-outs and through implementing the combined company's best practices to increase market penetration in our current and future markets. Market penetration means the number of people in our PCS operating subsidiaries' markets who use our Sprint PCS services. To be successful, our PCS operating subsidiaries will require continued development, construction, testing, deployment and operation of their respective networks. These activities are expected to place demands on our managerial, operational and financial resources.

   The failure of any of our PCS operating subsidiaries to timely expand or complete the build-out of its network, or to obtain the equipment needed for completion on a timely basis, may result in a decrease in the number of expected new PCS subscribers and adversely affect its and the combined company's results of operations or result in a breach of its agreements with Sprint PCS or, in the case of LA Unwired, result in the loss of the FCC licenses that it owns.


   LA Unwired, TX Unwired and Georgia PCS have completed the network build-out that is required by their respective agreements with Sprint PCS. Nevertheless, we may decide from time to time to build out additional portions of their markets to increase the population that is covered by their Sprint PCS service or we may acquire additional territory to be built out by acquiring additional markets from Sprint PCS or by acquiring other Sprint PCS network partners that have not completed their build-out requirements. IWO has not yet completed its required build-out. In order to expand or complete network build-outs, our PCS operating subsidiaries must successfully lease or otherwise retain rights to a sufficient number of radio communications and network control sites, complete the purchase and installation of equipment, build-out the physical infrastructure and test the network. The applicable company must also meet all requirements of its agreements with Sprint and all FCC requirements. One of these FCC requirements is that our networks not interfere with microwave radio systems. Compliance with that requirement could delay or impede expansion or built-out of our networks. Regulatory changes, engineering design changes and required technological upgrades could affect the number and location of our PCS operating subsidiaries' towers as well as their ability to obtain sufficient rights to meet their network build-out expansion goals or requirements. Some of the radio communications and network control sites required for IWO to complete its required build-out are likely to require zoning variances or other local governmental or third party approvals. The local governmental authorities in various locations in IWO's markets have, at times, placed moratoriums on the construction of additional cell sites. Any failure by LA Unwired, TX Unwired or Georgia PCS to expand its network or by IWO to complete its network build-out on a timely basis may limit its network capacity and/or reduce the number of its expected new PCS subscribers, either of which could adversely affect the combined company's results of operations and its financial condition or result in a breach of its agreements with Sprint PCS or a loss of LA Unwired's licenses.


   From time to time, there is considerable demand for the communications equipment that our PCS operating subsidiaries need to expand or complete their networks, and manufacturers of this equipment could have substantial backlogs of orders. Competitors who purchase large quantities of communications equipment may receive priority in the delivery of this equipment. If our PCS operating subsidiaries cannot get this equipment, they may fail to expand or construct their networks timely. This could limit our ability to compete effectively or to meet the construction requirements of the FCC or our PCS operating subsidiaries' Sprint PCS agreements. If LA Unwired or IWO does not meet these construction requirements, LA Unwired could lose its licenses or IWO could breach its agreements with Sprint PCS.



   We obtain most of our network equipment from two suppliers. This equipment is not interchangeable, and we would be materially adversely affected if we could not obtain this network equipment timely or at all.



   Our PCS networks are either Lucent networks, meaning that the network equipment is supplied by Lucent, or Nortel networks, meaning that the network equipment is supplied by Nortel. If additional equipment is needed for expansion or repair of a network, it must come from Lucent, if the network is a Lucent network, or Nortel, if the network is a Nortel network, for compatibility with our existing network equipment. If either of these suppliers should cease to supply its equipment, or should it delay supplying it, we would be prevented or delayed in expanding or repairing the affected network.



   Any inability to expand our networks, or to keep them repaired, could have a material adverse effect on us.


   Our territory has limited amounts of licensed spectrum, which may adversely affect the quality of our service and our results of operations.

   LA Unwired and Sprint PCS have licenses covering 10 to 40 MHz of spectrum in LA Unwired's territory. Sprint PCS has licenses covering 30 MHz of spectrum throughout IWO's territory and licenses covering 10 MHz in Georgia PCS's territory and TX Unwired's territory. In the future, as the number of customers in LA Unwired's, IWO's, TX Unwired's or Georgia PCS's territory increases, this limited amount of licensed spectrum may not be able to accommodate increases in call volume, may lead to increased dropped or blocked calls and may limit our ability to offer enhanced services, all of which could result in increased customer turnover and adversely affect the combined company's results of operations and financial condition.


   If any of our PCS operating subsidiaries loses the right to install its equipment on wireless towers or is unable to renew expiring leases for wireless towers on favorable terms or at all, our business and results of operations could be adversely impacted.


   Substantially all of the cell sites of our PCS operating subsidiaries are installed on leased tower facilities that are shared with one or more other wireless service providers. In addition, a large portion of these leased tower sites are owned by a few tower companies. If a master agreement with one of these tower companies were to terminate, or if one of these tower companies were unable to support use of its tower sites by any of our PCS operating subsidiaries, the affected subsidiaries would have to find new sites or may be required to rebuild the affected portion of their networks. In addition, the concentration of our PCS operating subsidiaries' cell sites with a few tower companies could adversely affect our results of operations and financial condition if any of our PCS operating subsidiaries is unable to renew its expiring leases with these tower companies on favorable terms or at all. If any of the tower leasing companies that we do business with should experience severe financial difficulties, or file for bankruptcy protection, our ability to use our towers could be adversely affected. That, in turn, would adversely affect our revenues and financial condition if a material number of towers were involved.


   The loss of the officers and skilled employees upon whom we depend to operate our business or the inability to attract additional personnel for the combined company's growth could adversely affect the combined company's results of operations.

   The combined company's business is managed by a small number of executive officers. We believe that our future success will depend in part on our continued ability to retain these executive officers and to attract and retain highly qualified technical and management personnel for the combined company. We may not be successful in retaining key personnel or in attracting and retaining other highly qualified technical and management personnel. We do not maintain policies of life insurance on our key executives.

   Expanding LA Unwired's, IWO's, TX Unwired's or Georgia PCS's territory may have a material adverse effect on its business and reduce the market value of our securities.

   As part of LA Unwired's, IWO's, TX Unwired's and Georgia PCS's continuing operating strategy, it may expand its territory through the grant of additional markets from Sprint PCS or through acquisitions of other Sprint PCS network partners. These transactions may require the approval of Sprint PCS and commonly involve a number of risks, including the:


  .   difficulty of integrating acquired operations and personnel;


  .   diversion of management's attention;

  .   disruption of ongoing business;

  . impact on our cash and available credit lines for use in financing future growth and working capital needs;

  .   inability to retain key personnel;

  . inability to successfully incorporate acquired assets and rights into our service offerings;

  . inability to maintain uniform standards, controls, procedures and policies; and

  .   impairment of relationships with employees, customers or vendors.

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

   Failure to overcome these risks or any other problems encountered in these transactions could have a material adverse effect on the combined company's business. In connection with these transactions, US Unwired may issue additional equity securities, and we may incur additional debt or incur significant amortization expenses related to certain intangible assets.

   Our service area will be threatened by bad weather, including hurricanes and severe winter weather, which could cause interruptions in service resulting in increased expenses and reduced operating results.


   Much of LA Unwired's, TX Unwired's and Georgia PCS's service area is on or near the Gulf of Mexico or the Atlantic Ocean and could be damaged by bad weather like hurricanes and excessive rain. In addition, the IWO service area could be adversely affected by severe winter storms. We may face service interruptions for indefinite periods if a major hurricane or winter storm strikes one or more of our service areas, resulting in increased expenses and reduced operating results.


   Unauthorized use of our networks could disrupt our business.

   We will likely incur costs associated with the unauthorized use of our networks, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

   Because IWO depends heavily on outsourcing, the inability of third parties to fulfill their contractual obligations to IWO may materially disrupt its services or the build-out of its portion of the Sprint PCS network.

   Because IWO outsources portions of its business, it depends heavily on third-party vendors, suppliers, consultants, contractors and local telephone and utility companies. IWO has retained those persons to:

  .   design and engineer its systems;

  .   design and construct retail stores;

  . obtain permits for the construction of base stations, switch facilities and towers;

  .   construct cell sites and switching facilities;

  .   obtain cell site leases;

  .   install transmission lines; and

  .   deploy its wireless personal communications services network systems.

   The failure by any of IWO's vendors, suppliers, consultants, contractors or local telephone and utility companies to fulfill their contractual obligations to IWO could materially disrupt the operations of IWO's portion of our Sprint PCS network or its build-out.

   IWO's projected build-out plan and LA Unwired's, TX Unwired's and Georgia PCS's completed build-outs do not cover all of their territories, which could make it difficult to maintain profitable customer bases.


   IWO's projected build-out plan for its territory and LA Unwired's, TX Unwired's and Georgia PCS's build-outs of their territories do not cover all areas of their territories. By the end of 2003, IWO expects to cover approximately 74% of the resident population in its territory. As of June 30, 2002, LA Unwired, TX Unwired and Georgia PCS covered approximately 71% of the resident population in their combined territory. LA Unwired's, TX Unwired's or Georgia PCS's coverage or IWO's planned coverage may not adequately serve the needs of the potential customers in the respective territories or attract enough subscribers to operate our business successfully. To correct this potential problem, LA Unwired, IWO, TX Unwired or Georgia PCS may have to cover a greater percentage of its territory than anticipated, which it may not have the financial resources to complete or may be unable to do profitably.

   We may not receive as much Sprint PCS net travel, or roaming, revenue as we anticipate.

   We are paid a fee from Sprint PCS for every minute that a Sprint PCS subscriber based outside of our markets uses the Sprint PCS network in our markets. Similarly, we pay a fee to Sprint PCS for every minute that a Sprint PCS subscriber based in our markets uses the Sprint PCS network outside our markets. Sprint PCS customers from our markets may spend more time in other Sprint PCS coverage areas than we anticipate and Sprint PCS customers from outside our markets may spend less time in our markets or may use our services less than we anticipate. As a result, we may receive less Sprint PCS travel revenue than we anticipate or we may have to pay more Sprint PCS travel fees than the travel revenue we collect.


   Under our agreements with Sprint PCS, Sprint PCS can change the current fee, called the travel rate, that we receive and pay for each Sprint PCS travel minute after December 31, 2002. Sprint PCS has notified us that the reciprocal travel rate will change for Louisiana Unwired from $0.20 per minute in 2002 to $0.058 per minute in 2003 and for IWO, Texas Unwired and Georgia PCS from $0.10 per minute in 2002 to $0.058 per minute in 2003. Currently the fees we receive for customers of Sprint PCS and its other network partners using our networks exceed those that we pay for our customers using their networks. The change in the travel rate will likely decrease our revenues, expenses and our net travel position, which is the difference between travel revenue and travel expense, and will likely decrease our cash flow from operations and our earnings before interest, taxes, depreciation and amortization or EBITDA. Any such decreases could be material.




   Sprint PCS's roaming arrangements may not be competitive with other wireless service providers, which may restrict our ability to attract and retain customers and create other risks for us.


   We rely on Sprint PCS's roaming arrangements with other wireless service providers for coverage in some areas where Sprint PCS service is not yet available. The risks related to these arrangements include:


  . the quality of the service provided by another provider during a roaming call may not approximate the quality of the service provided by the Sprint PCS network;


  . the price of a roaming call off our network may not be competitive with prices of other wireless companies for roaming calls;


  . customers must end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network;

  . Sprint PCS customers may not be able to use Sprint PCS's advanced features, such as voicemail notification, while roaming; and


  . Sprint PCS or the carriers providing the service may not be able to provide us with accurate billing information on a timely basis.


   If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, we may lose current Sprint PCS subscribers and our Sprint PCS services will be less attractive to new customers.


   Sales of Sprint PCS products and services in our territory by a "reseller" that is 50% owned by Sprint PCS could reduce our number of subscribers and our margins.



   We allow a company, called a reseller, to sell Sprint PCS products and services in our territories. Our networks provide the Sprint PCS services that are sold by the reseller in our territories. We receive income from the reseller that we consider to be a fair return for this use of our networks, but our margins are greater when we generate our own subscribers. The reseller is 50% owned by Sprint PCS.



Risks Particular to the Indebtedness of the Combined Company


   Note: We have two separate debt structures. Each of US Unwired and IWO has issued senior notes, and each of them has senior credit facilities with banks. Because of restrictions in the indentures governing the senior notes and the credit agreements governing the senior credit facilities, funds borrowed by US Unwired may not be used to finance IWO and IWO's subsidiaries but are available for all of US Unwired's other subsidiaries, including LA Unwired, TX Unwired and Georgia PCS. Because of the same restrictions, funds borrowed by IWO may be used only to finance IWO and IWO's subsidiaries.


   Overview of this subsection: US Unwired and IWO have a substantial amount of debt. They cannot borrow from their banks unless they meet the banks' requirements for borrowing. The economic downturn will make it more difficult to meet these requirements. If we fail to repay our debt on time, our lenders may foreclose on our assets and, if that occurs, our stock will probably be worthless.


   Our acquisition of Georgia PCS has reduced our cash that was available for other purposes and has increased our indebtedness.

   When we completed our acquisition of Georgia PCS, we used a portion of our cash to repay approximately $54.8 million of indebtedness of Georgia PCS. At the same time, we increased our senior credit facility with a $40 million term loan B, which bears interest at LIBOR plus 4%. 96% of this loan will become due in 2008. As a result, we decreased our cash by approximately $14.8 million and increased our indebtedness by $40 million. The decrease in our cash reduced the amount of our cash that is available for other purposes. In addition, we will be required to use cash flow from our operations to pay increased interest and principal on our increased indebtedness.

   Both US Unwired and IWO have substantial debt that neither of them may be able to service; a failure to service this debt may result in the lenders under this debt taking away assets of ours (other than IWO's) if US Unwired fails to service its debt, or assets of IWO if IWO fails to service its debt.

   The substantial debt of US Unwired and IWO will have a number of important consequences for our operations and our investors, including the following:

  . each company will have to dedicate a substantial portion of any cash flow from its operations to the payment of interest on, and principal of, its debt, which will reduce funds available for other purposes;

  . neither company may be able to obtain additional financing for unanticipated capital requirements, capital expenditures, working capital requirements and other corporate purposes;

  . some of each company's debt, including financing under each company's senior credit facility, will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates; and

  . due to the liens on substantially all of each company's assets and the pledges of stock of each company's existing and future subsidiaries as collateral for such company's senior debt, lenders may control US Unwired's or IWO's assets or the assets of the subsidiaries of either company in the event of a default.

   US Unwired's and IWO's ability to make payments on their respective debt will depend upon their future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which neither of them can control. If the cash flow from either company's operating activities is insufficient, US Unwired or IWO may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance its debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow US Unwired or IWO to service their respective debt obligations or may adversely affect its results of operations. Further, US Unwired or IWO may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. The credit facilities and indentures governing US Unwired's and IWO's respective debt limit their ability to take several of these actions, and limit their ability to borrow more money. Their failure to generate sufficient funds to pay their debts or to successfully undertake any of these actions could, among other things, materially adversely affect the market value of US Unwired common stock or result in lenders controlling the assets of each of them and their subsidiaries (other than unrestricted subsidiaries).

   If either US Unwired or IWO does not meet all of the conditions required under their respective credit facilities, they may not be able to draw down all of the funds they anticipate receiving from the lenders and they may not be able to fund operating losses and working capital needs.


   As of June 30, 2002, US Unwired had borrowed $90.0 million under its senior credit facility and IWO had borrowed $190.0 million under its senior credit facility. Also, as of June 30, 2002, US Unwired had $39.5 million in unrestricted cash, and IWO had $54.9 million in unrestricted cash, including investments. The availability of the remaining $78.7 million under US Unwired's senior credit facility and the remaining $48.4 million available under IWO's senior credit facility is subject to the applicable company meeting all of the conditions specified by the respective financing documents and, in addition, is subject at each funding date to specific conditions, including the following:


  . that the representations and warranties in such company's loan documents are true and correct;


  . that such company's financial and operating covenant tests are satisfied, including leverage and operating performance covenants and covenants relating to earnings before interest, taxes, depreciation and amortization, referred to as EBITDA; and


  . the absence of a default under such company's loan documents, including its indenture.


   We anticipate that US Unwired and IWO will need some or all of the funding available under the respective senior credit facilities to fund continuing operations. If the assumptions underlying the business plans of each company are not correct for market growth, subscriber additions, churn, revenue from subsidiaries, roaming revenue, operating expenses (including bad debt losses), unanticipated capital requirements, capital expenditures, charges for Sprint PCS provided services, working capital requirements or other corporate charges, such company may not meet the conditions at each funding date, and such company's senior lenders may not lend some or all of the remaining amounts under such company's senior credit facility. If other sources of funds are not available, the affected company may not be in a position to meet its operating cash needs or meet its obligations under its agreements with Sprint PCS. If US Unwired is the affected company, these consequences could affect Georgia PCS as well as us.



   Please see the discussion under "Risks Related to Factors Currently Affecting Our Business," which begins on page 27.


   US Unwired or IWO will be in default under its indebtedness if it fails to pass financial and business tests.

   US Unwired's and IWO's senior credit facilities require US Unwired and IWO to maintain specified financial ratios and to satisfy specified tests. Collectively, these tests relate to:

  .   minimum covered population;

  .   minimum number of subscribers and/or average revenue per subscriber;


  .   minimum annualized revenues;



  .   maximum dollar amounts for capital expenditures;



  .   various leverage tests;



  . minimum earnings before interest, taxes, depreciation and amortization, or EBITDA; and



  .   maximum EBITDA loss.



   If US Unwired or IWO fails to satisfy any of the financial ratios and tests, it could be in default under its senior credit facilities. In addition to making funds under the senior credit facilities unavailable to US Unwired or IWO, an event of default under its senior credit facilities may prohibit it from paying its senior notes, which would cause a default under the affected company's indenture, or may result in the affected company's lenders controlling substantially all of the affected company's assets or accelerating the maturity of the affected company's debt. Should this occur, the common stock of US Unwired may have little or no value.



   Please see the discussion under "Risks Related to Factors Currently Affecting Our Business," which begins on page 27.

   If US Unwired or IWO needs additional financing that it cannot obtain, it may have to change its network construction plans and modify its business plans. If the affected company is US Unwired, the network construction plans of LA Unwired, TX Unwired and Georgia PCS may also have to be changed.


   US Unwired expects to make significant capital expenditures to expand the PCS networks of LA Unwired, TX Unwired and Georgia PCS. IWO expects to make significant capital expenditures to complete or expand its PCS network. Actual expenditures may differ significantly from estimates. US Unwired would have to obtain additional financing to fund LA Unwired's, TX Unwired's or Georgia PCS's network expansion plans, and IWO would have to obtain additional financing to fund its network construction or expansion plans, if:

  .   existing sources of capital are unavailable or insufficient;


  . LA Unwired, IWO, TX Unwired or Georgia PCS significantly departs from or changes its business plan;


  . LA Unwired, IWO, TX Unwired or Georgia PCS experiences unexpected delays or cost overruns in the expansion or completion of its network, including changes to the schedule or scope of the network build-out or expansion;

  . changes in technology or governmental regulations create unanticipated costs; or

  . LA Unwired, IWO, TX Unwired or Georgia PCS acquires additional licenses or Sprint PCS grants any of them more service areas to build out and manage.

   We cannot predict whether any additional financing will be available to US Unwired or IWO or on what terms such financing would be available. If either US Unwired or IWO needs additional financing that it cannot obtain, the affected company will have to change its plans for the remainder of its network, including, in the case of US Unwired, Georgia PCS's network, which would adversely affect such company's expected future results of operations.

   US Unwired's and IWO's indebtedness place restrictions on them which will limit their operating flexibility and US Unwired's ability to engage in some transactions.

   The respective indentures governing US Unwired's and IWO's senior notes and their respective senior credit facilities impose material operating and financial restrictions on US Unwired and its subsidiaries (other than IWO) and on IWO and its subsidiaries. These restrictions may limit their ability to engage in some transactions, including the following:

  .   completing designated types of mergers or consolidations;

  .   creating liens;

  .   paying dividends or other distributions to their stockholders;

  .   making investments;

  .   selling assets;

  .   repurchasing their common stock;

  .   changing lines of business;


  .   borrowing additional money;



  .   entering into transactions with their affiliates; and



  .   issuing additional shares of common stock.



   These restrictions could also limit their ability to obtain financing by borrowing money or issuing common stock, refinance or pay principal or interest on US Unwired's or IWO's outstanding debt, consummate acquisitions for cash or debt or react to changes in our operating environment. Moreover, these restrictions could cause the combined company to be at a competitive disadvantage to competitors who do not have similar restrictions.

   If a specified change in control of US Unwired or IWO occurs, the affected company may not be able to buy back its senior notes as required by its indenture.

   If US Unwired or IWO has a change in control as defined under its indenture, the applicable company will be required to offer to buy back all of its outstanding senior notes. We cannot assure you that US Unwired or IWO will have sufficient funds at the time of a change in control to perform this obligation or that restrictions in its credit facilities would allow it to do so. US Unwired's or IWO's requirement to buy back its notes upon a change in control could impair the value of US Unwired common stock or could cause a default under the affected company's indenture which, in turn, would cause a default under its senior credit facility. In addition, a change in control as defined under US Unwired's or IWO's respective credit facilities would cause the affected company to default under its senior credit facility.


   If US Unwired or IWO defaults under its senior credit facilities, the affected company's lenders may declare its debt to be immediately due and payable and Sprint PCS may force the affected company to sell its assets to Sprint PCS without stockholder approval.



   If US Unwired or IWO defaults under its senior credit facilities and the affected company's lenders accelerate the maturity of the affected company's debt, Sprint PCS has the option to purchase the affected company's assets at a discount to market value and assume the affected company's obligations under its senior credit facilities without further approval of the stockholders of the affected company. If Sprint PCS does not exercise this option, the affected company's lenders may sell its assets to third parties without further approval of the stockholders of the affected company.


   If either US Unwired or IWO fails to pay the debt under its credit facilities, Sprint PCS has the option of purchasing the affected company's loans, giving Sprint PCS certain rights of a creditor to foreclose on that company's assets.

   Sprint PCS has contractual rights, triggered by an acceleration of the maturity of the debt under US Unwired's or IWO's respective senior credit facilities, pursuant to which Sprint PCS may purchase US Unwired's or IWO's obligations to its senior lenders and obtain the rights of a senior lender. To the extent Sprint PCS purchases these obligations, Sprint PCS's interests as a creditor could conflict with our interests. Sprint PCS's rights as a senior lender would enable it to exercise rights with respect to the affected company's assets and its continuing relationship with Sprint PCS in a manner not otherwise permitted under US Unwired's or IWO's Sprint PCS agreements.

Risks Particular to the Combined Company's Relationship with Sprint PCS


   Overview of this subsection: We depend heavily on Sprint PCS. It performs our billing, designs and advertises the products and services we sell, and provides our customer service, in addition to a wide variety of other services. If Sprint PCS does not succeed, it is highly unlikely that we will succeed. We have little influence with Sprint PCS under our agreements with it.


   The termination of LA Unwired's, IWO's, TX Unwired's or Georgia PCS's affiliation with Sprint PCS or Sprint PCS's failure to perform its obligations under the Sprint PCS agreements would severely restrict the affected company's ability to conduct its business.


   LA Unwired owns some of its FCC licenses, but not enough to operate its entire wireless network. IWO, TX Unwired and Georgia PCS do not own any FCC licenses. Each of our PCS operating subsidiaries operates under the FCC licenses of Sprint PCS and LA Unwired that are applicable to its territory. The ability of each of our

PCS operating subsidiaries to offer Sprint PCS products and operate a PCS network is dependent on its Sprint PCS agreements remaining in effect and not being terminated.

  . These agreements give it the right to use the Sprint(R) and Sprint PCS(R) brand names and logos and related rights. If it loses these rights, our operations will be impaired.

  . These agreements impose strict requirements on the construction of each company's network. IWO has not yet completed construction of its network. If IWO does not meet these requirements, these agreements may be terminated and IWO could lose the right to be the provider or sole provider of Sprint PCS products and services in IWO's service area.

  . These agreements require our PCS operating subsidiaries to meet strict technical requirements such as the percentage of time the network is operative, the percentage of dropped calls, the ratio of blocked call attempts to total call attempts, the ratio of call origination to termination failures, and call transport requirements for links between cell sites, switches and outside telephone systems. If these and other requirements are not met, Sprint PCS can terminate the affected agreements.

  . The Sprint PCS agreements of any of our PCS operating subsidiaries may be terminated also if any of Sprint PCS's FCC licenses are lost or jeopardized, or if the subsidiary becomes insolvent.


  . These agreements give Sprint PCS a substantial amount of influence and control over the conduct of each company's business. Sprint PCS may make decisions that adversely affect our PCS operating subsidiaries' business, like introducing costly new products that fail in the marketplace or setting the prices for its national plans at levels that may not be economically sufficient for our PCS operating subsidiaries' business.


  . If the management agreements of any of our PCS operating subsidiaries with Sprint PCS are terminated or breached, the affected subsidiary may be required to sell its PCS assets to Sprint PCS at prices that are unfavorable to us or Sprint PCS may be required to assign to the affected subsidiary some of Sprint PCS's licensed spectrum.

  . The management agreements are not perpetual. If Sprint PCS decides not to renew the management agreements at the expiration of the 20-year initial term or any 10-year renewal term, the affected subsidiaries would no longer be a part of the Sprint PCS network. Even with all renewals, the management agreements of our PCS operating subsidiaries terminate in 50 years, and each of these agreements can be terminated at any time for breach of any material term.


  . Sprint PCS is permitted to terminate the management agreements for breach of any of the material terms of the agreements. These terms include operational and network requirements that are extremely technical and detailed and apply to each retail store, cell site and switch site. Many of these operational and network requirements can be changed by Sprint PCS with little notice. As a result, our PCS operating subsidiaries may not always be in compliance with all requirements of the Sprint PCS agreements. Sprint PCS conducts periodic audits of compliance with various aspects of its program guidelines and identifies issues it believes need to be addressed. There may be substantial costs associated with remedying any non-compliance, and such costs may adversely affect our operating results and cash flow.


   Sprint PCS may make business decisions that are not in the best interests of our PCS operating subsidiaries, which may adversely affect the relationships of our PCS operating subsidiaries with customers in their territories, increase their expenses and/or decrease their revenues.


   Sprint PCS, under the Sprint PCS agreements, has a substantial amount of influence and control over the conduct of the businesses of our PCS operating subsidiaries. Accordingly, Sprint PCS may make decisions that adversely affect LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business, such as the following:


  . Sprint PCS could price its national plans based on its own objectives and could set price levels or other terms that may not be economically sufficient for LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business;

  . Sprint PCS could raise the costs for Sprint PCS to perform back office services for LA Unwired, IWO, TX Unwired and Georgia PCS or otherwise seek to increase what we pay Sprint PCS, or it could reduce levels of services it provides our PCS operating subsidiaries;



  . Sprint PCS has sought to charge us more as a result of launching the new "third generation" or 3G technology called "one times radio transmission technology" or 1XRTT;


  . Sprint PCS can reduce the travel rate for LA Unwired and TX Unwired after December 31, 2002 or at any date for IWO and Georgia PCS;


  . Sprint PCS prohibits LA Unwired, IWO, TX Unwired or Georgia PCS from selling non-Sprint PCS approved equipment;



  . Sprint PCS could develop products and services, or establish credit policies such as the NDASL program that is described below, that adversely affect our business;



  . Sprint PCS introduced a payment method for subscribers to pay the cost of service with us. This payment method did not initially have adequate controls or limitations, and we have discovered that some fraudulent payments were made to accounts using this payment method. The controls and limitations have now been strengthened. We are investigating the scope of this fraud and its financial impact on us. If the fraud turns out to be widespread, it could have a material adverse impact on our results of operations and financial condition;



  . Sprint PCS could keep us from developing our own promotional plans that we may believe to be necessary to attract new subscribers or from selling equipment selected by us;


  . Sprint PCS could, subject to limitations under LA Unwired's, IWO's, TX Unwired's and Georgia PCS's Sprint PCS agreements, alter its network and technical requirements or request that LA Unwired, IWO, TX Unwired or Georgia PCS build out additional areas within LA Unwired's, IWO's, TX Unwired's or Georgia PCS's territories, which could result in increased equipment and build-out costs;

  . Sprint or Sprint PCS could make decisions which could adversely affect the Sprint(R) and Sprint PCS(R) brand names, products or services; and

  . Sprint PCS could decide not to renew the Sprint PCS agreements or to no longer perform its obligations, which would severely restrict LA Unwired's, IWO's, TX Unwired's and Georgia PCS's ability to conduct business.

   Decisions such as those referred to above could adversely affect our operating subsidiaries' relationships with their customers by changing products, services and price plans to which those customers had become accustomed. Should Sprint PCS have a change of control, or should management of Sprint PCS otherwise change, the pace at which decisions such as the foregoing occur could accelerate, increasing the risk of disfavor from customers of our operating subsidiaries.

   We deal with Sprint PCS weekly on a variety of issues. Sometimes we disagree with Sprint PCS or oppose what Sprint PCS would like us to do. This occurs particularly when Sprint PCS tells us we must adopt business methods or pricing plans that we think will hurt our business. Because we rely so heavily on our relationship with Sprint PCS, any deterioration of that relationship or of Sprint PCS's desire to cooperate with LA Unwired, IWO, TX Unwired or Georgia PCS could adversely affect the combined company's business.

   Change in Sprint PCS products and services may reduce customer additions.


   The competitiveness and effective promotion of Sprint PCS products and services are key factors in our ability to attract and retain customers. For example, under the Sprint PCS service plans, customers who do not meet certain credit criteria can nevertheless select any plan offered subject to an account spending limit, referred to as ASL, to control credit exposure. Account spending limits range from $125 to $200 depending on the credit quality of the customer. Prior to May 2001, all of these customers were required to make a deposit ranging from $125 to $200 that could be credited against future billings. In May 2001, a new Sprint PCS program, called NDASL for no deposit account spending limit, eliminated the deposit requirement on certain, but not all, credit classes. As a result, a significant amount of our new customer additions have been under the NDASL program. Sprint PCS has replaced the NDASL program with the "Clear Pay Program" without reinstating the deposit requirement. The Clear Pay Program is substantially similar to the NDASL program but with an increased emphasis on payment of outstanding amounts. Under the Clear Pay Program, customers who do not meet certain credit criteria can select any plan offered, subject to an account spending limit. The NDASL program has had the effect of increasing churn and bad debt expense. Sprint PCS has the right to end or materially change the terms of the Clear Pay Program. If Sprint PCS chooses to eliminate the Clear Pay Program or alter its features, the growth rate we expect to achieve may decrease. LA Unwired, TX Unwired and Georgia PCS requested and received, effective February 24, 2002, the ability to reinstate deposits in their territories for customers with poor or inadequate payment histories. Effective September 24, 2002, IWO reinstated deposits for the Clear Pay Program. We believe that reinstatement of the deposit has reduced the number of potential new customers in these markets.


   The inability of Sprint PCS to maintain high quality back office services, or LA Unwired's, IWO's, TX Unwired's or Georgia PCS's inability to use Sprint PCS's back office services and third party vendors' back office systems, could lead to customer dissatisfaction, impair the ability of US Unwired to make necessary adjustments to its business plan, increase the loss of subscribers or otherwise increase LA Unwired's, IWO's, TX Unwired's or Georgia PCS's costs or adversely affect their businesses.


   LA Unwired, IWO, TX Unwired and Georgia PCS rely on Sprint PCS's internal support systems, including customer care, billing and other back office support. LA Unwired's, IWO's, TX Unwired's and Georgia PCS's operations could be disrupted if Sprint PCS is unable to maintain and expand its internal support systems in a high quality manner, or to efficiently outsource those services and systems through third party vendors. We expect the rapid expansion of Sprint PCS's business to continue to pose a significant challenge to its internal support systems. Additionally, Sprint PCS has relied on third party vendors for a significant number of important functions and components of its internal support systems and may continue to rely on these vendors in the future. Our PCS operating subsidiaries will depend on Sprint PCS's willingness to continue to offer these services and to provide these services effectively and at competitive costs. LA Unwired's, IWO's, TX Unwired's and Georgia PCS's agreements with Sprint PCS provide that, upon nine months' prior written notice, Sprint PCS may elect to terminate any of these services. The inability of Sprint PCS to maintain high quality back office services, or LA Unwired's, IWO's, TX Unwired's or Georgia PCS's inability to use Sprint PCS's back office services and third party vendors' back office systems, could lead to customer dissatisfaction, increase the loss of subscribers or otherwise increase LA Unwired's, IWO's, TX Unwired's or Georgia PCS's costs.



   Should Sprint PCS fail to deliver timely and accurate information, this may lead to adverse short-term decisions and inaccurate assumptions in our business plan. It could also adversely affect our cash flow because Sprint PCS collects our receivables and sends us a net amount that is based on the financial information it produces for us.


   If Sprint PCS does not complete the construction of its nationwide PCS network, our PCS operating subsidiaries may not be able to attract and retain customers.

   Sprint PCS currently intends to cover a significant portion of the population of the United States, Puerto Rico and the U.S. Virgin Islands by creating a nationwide PCS network through its own construction efforts and those of its network partners like LA Unwired, IWO, TX Unwired and Georgia PCS. Sprint PCS is still constructing its nationwide network and does not yet offer PCS services, either on its own network or through its roaming agreements, in every city in the United States.

   If one of LA Unwired's, IWO's, TX Unwired's or Georgia PCS's customers travels in an area where a Sprint PCS or compatible system is not yet operational, the customer would not be able to make a call on that area's system unless he or she has a telephone handset that can make calls on both systems. Generally, these handsets are more costly. Moreover, the Sprint PCS network does not allow for calls to be transferred without interruption between the Sprint PCS network and another wireless network. This means that a customer must end a call in progress and initiate a new call when entering an area not served by the Sprint PCS network. The quality of the service provided by another network may not be equal to that of the Sprint PCS network, and LA Unwired's, IWO's, TX Unwired's or Georgia PCS's customers may not be able to use some of the advanced features of its network. This could result in customer dissatisfaction and loss of customers.

   Sprint PCS has entered into management agreements similar to LA Unwired's, IWO's, TX Unwired's and Georgia PCS's with companies in other markets under its nationwide PCS build-out strategy. LA Unwired's, IWO's, TX Unwired's and Georgia PCS's results of operations are dependent on Sprint PCS's national network and, to a lesser extent, on the networks of Sprint PCS's other network partners. Sprint PCS's network may not provide nationwide coverage to the same extent as its competitors, which could adversely affect LA Unwired's, IWO's, TX Unwired's and Georgia PCS's ability to attract and retain customers.

   If Sprint PCS does not succeed, or if LA Unwired, IWO, TX Unwired or Georgia PCS does not maintain a good relationship with Sprint PCS, LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business may not succeed.


   If Sprint PCS has a significant disruption to its business plan or network, fails to operate its business in an efficient manner, or suffers a weakening of its brand name, LA Unwired's, IWO's, TX Unwired's and Georgia PCS's operations and profitability would likely be impaired. LA Unwired, IWO, TX Unwired and Georgia PCS use their relationships with Sprint PCS to obtain, at favorable prices, handsets and the equipment for the construction or expansion and operation of their networks. Any disruption in their relationships with Sprint PCS could make it much more difficult for them to obtain this equipment.



   If Sprint PCS should have significant financial problems, including bankruptcy, our PCS business would suffer material adverse consequences which could include termination or revision of our Sprint PCS agreements. We have no reason to believe that Sprint PCS will have significant financial problems, including bankruptcy.



   If other Sprint PCS network partners have financial difficulties, the Sprint PCS network could be disrupted.



   Sprint PCS's national network is a combination of networks. The large metropolitan areas are owned and operated by Sprint PCS, and the areas in between them are owned and operated by Sprint PCS network partners, all of which are independent companies like we are. We believe that most, if not all, of these companies have incurred substantial debt to pay the large cost of building out their networks.



   If other network partners experience financial difficulties, the Sprint PCS network could be disrupted in the territories of those partners. If the Sprint PCS agreements of those partners are like ours, Sprint PCS would have the right to step in and operate the affected territory. Of course this right could be delayed or hindered by legal proceedings, including any bankruptcy proceeding relating to the affected network partner.



   Material disruptions in the Sprint PCS network would have a material adverse effect on our ability to attract and retain subscribers.


   Certain provisions of the Sprint PCS agreements may diminish the value of US Unwired common stock and restrict the sale of our business.

   Under some circumstances and without further stockholder approval, Sprint PCS may purchase LA Unwired's, IWO's, TX Unwired's or Georgia PCS's operating assets at a discount. In addition, Sprint PCS must approve any change of control of the ownership of LA Unwired, IWO, TX Unwired or Georgia PCS and must consent to any assignment of LA Unwired's, IWO's, TX Unwired's or Georgia PCS's Sprint PCS agreements.

Sprint PCS also has a right of first refusal if LA Unwired, IWO, TX Unwired or Georgia PCS decides to sell its operating assets to a third party. LA Unwired, IWO, TX Unwired and Georgia PCS also are subject to a number of restrictions on the transfer of their businesses, including a prohibition on the sale of LA Unwired, IWO, TX Unwired or Georgia PCS or their operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions contained in the Sprint PCS agreements could adversely affect the value of US Unwired common stock, may limit our ability to sell LA Unwired's, IWO's, TX Unwired's and Georgia PCS's business, may reduce the value a buyer would be willing to pay for LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business and may reduce LA Unwired's, IWO's, TX Unwired's or Georgia PCS's or the combined company's entire business value.

   LA Unwired, IWO, TX Unwired or Georgia PCS may have difficulty in obtaining an adequate supply of certain handsets from Sprint PCS, which could adversely affect LA Unwired's, IWO's, TX Unwired's or Georgia PCS's results of operations.

   LA Unwired, IWO, TX Unwired and Georgia PCS depend on our and their relationships with Sprint PCS to obtain handsets. Sprint PCS orders handsets from various manufacturers. LA Unwired, IWO, TX Unwired or Georgia PCS could have difficulty obtaining specific types of handsets in a timely manner if:

  . Sprint PCS does not adequately project the need for handsets for itself, its Sprint PCS network partners and its other third party distribution channels, particularly in transition to new technologies such as 3G;

  .   Sprint PCS gives preference to other distribution channels;

  . LA Unwired, IWO, TX Unwired or Georgia PCS does not adequately project its need for handsets;

  . Sprint PCS modifies its handset logistics and delivery plan in a manner that restricts or delays LA Unwired's, IWO's, TX Unwired's or Georgia PCS's access to handsets; or

  . there is an adverse development in the relationship between Sprint PCS and its suppliers or vendors.

   The occurrence of any of the foregoing could disrupt LA Unwired's, IWO's, TX Unwired's or Georgia PCS's customer service and/or result in a decrease in LA Unwired's, IWO's, TX Unwired's or Georgia PCS's subscribers, which could adversely affect its results of operations.

   Non-renewal or revocation by the FCC of LA Unwired's licenses or the Sprint PCS licenses LA Unwired, IWO, TX Unwired or Georgia PCS uses would significantly harm the affected company's business.


   PCS licenses are subject to renewal and revocation by the FCC. LA Unwired's and Sprint PCS's licenses in LA Unwired's, IWO's, TX Unwired's and Georgia PCS's territories will begin to expire in 2005 but may be renewed for additional ten-year terms. There may be opposition to renewal of these licenses upon their expiration, and the licenses may not be renewed. The FCC has adopted specific standards to apply to PCS license renewals. Any failure by Sprint PCS, LA Unwired, IWO, TX Unwired or Georgia PCS to comply with these standards could cause revocation or forfeiture of the licenses for its territories. If any of the licenses of Sprint PCS that our PCS operating subsidiaries are using should be lost, the affected subsidiary would be severely restricted in its ability to conduct its business. If we were to lose any of the licenses we own, we could replace it with a Sprint PCS license in the affected territory, but at a greater cost to us than the use of our own license.


   If Sprint PCS does not maintain control over its licensed spectrum, the Sprint PCS agreements may be terminated, which would result in LA Unwired's, IWO's, TX Unwired's and Georgia PCS's inability to provide PCS service.

   The FCC requires that license holders like Sprint PCS and LA Unwired maintain control of their licensed spectrum and not delegate control to third-party operators or managers. Although the Sprint PCS agreements with LA Unwired, IWO, TX Unwired and Georgia PCS reflect an arrangement that the parties believe meets the

FCC requirements for licensee control of licensed spectrum, we cannot assure you that the FCC will agree. If the FCC were to determine that the Sprint PCS agreements need to be modified to increase the level of licensee control, LA Unwired, IWO, TX Unwired and Georgia PCS have agreed with Sprint PCS to use best efforts to modify the Sprint PCS agreements to comply with applicable law. If LA Unwired, IWO, TX Unwired and Georgia PCS cannot agree with Sprint PCS to modify the Sprint PCS agreements, the agreements may be terminated. If the Sprint PCS agreements are terminated, LA Unwired, IWO, TX Unwired and Georgia PCS would no longer be a part of the Sprint PCS network and the combined company would be severely restricted in its ability to conduct business.

   We have limited rights if Sprint PCS fails to perform its obligations to our PCS operating subsidiaries under their agreements with Sprint PCS. Should that occur, the consequences to us would be severe.

   If Sprint PCS fails to perform its obligations to our PCS operating subsidiaries, the consequences to us would be severe. Our PCS operating subsidiary could terminate its Sprint PCS agreements, but in that case it may have to discontinue its PCS business or to conduct it on a reduced scale. It would not be permitted to offer Sprint PCS products and services. We would in these events suffer material adverse consequences to our results of operations and financial condition. The only remedy of our PCS operating subsidiary would be to require Sprint PCS either to purchase its operating assets at a price that would be unfavorable to us, or to assign to our PCS operating subsidiary limited amounts of Sprint PCS's licensed spectrum for a price equal to the greater of 10% of the business value of our PCS operating subsidiary or Sprint PCS's original cost for the spectrum plus any costs incurred in relocating microwave radio systems.


   Sprint PCS has notified us of new charges and fees that it intends to pass on to us. We did not anticipate these charges and fees when we formulated our business plan and if they are material, they could materially and adversely affect our results of operations and financial condition.



   Sprint PCS has notified us of new charges and fees that we did not expect when we formulated our business plan. These new charges and fees include:



  . Undetermined development costs to upgrade Sprint PCS's billing system to cover new third generation technology (known as 1XRTT) services offered to our customers.



  . Unspecified charges resulting from the objection by long distance carriers, including Sprint, to charges they paid to Sprint PCS for the "termination" of long distance calls in our service territory. Sprint PCS has paid us what they estimated they would collect from those long distance carriers, but the long distance carriers are now contesting whether they were obligated to pay those charges. Sprint PCS has indicated that it will seek to recover from us any such charges it paid us but cannot collect from the long distance carriers.



   We are discussing with Sprint PCS whether there is a basis for these new charges and fees under our management agreements and service agreements with Sprint PCS. If we disagree with Sprint PCS on the validity of these (or any other) new charges or fees, we have the right to formally dispute the charges or fees. We cannot now determine whether these charges and fees are material. If they are material, and if Sprint PCS is entitled to collect them, they could have a material adverse effect on our results of operations or financial condition or both.





   Sprint PCS's outside auditors periodically review various accounts between Sprint PCS and its network partners. If errors in these accounts are uncovered, Sprint PCS may attempt to pass on additional charges to us. If these charges are material, they could adversely affect our financial condition.



   Sprint PCS's outside auditors are in the process of completing a review of various accounts between Sprint PCS and its network partners to determine if the accounts have been settled correctly. We have not been notified of the date by which the auditors will complete their review. If the review identifies errors in the settlement process, Sprint could pass additional charges on to us. If these charges are material, they could adversely affect our financial condition.

Risks Particular to the Combined Company's Industry


   Overview of this subsection: The wireless telephone industry started out with just two competitors in each market. Competition is now extreme. There are numerous competitors, and the result is that prices of wireless services have dramatically dropped. In addition, other factors affecting our industry are changing rapidly. If we cannot effectively meet the challenges of these conditions, we probably will not succeed. Activists are seeking new laws that would restrict use of telephones by drivers, our placement of the towers that carry our transmissions and disposal of wireless phones. Such laws could adversely impact our business.


   Sprint PCS and we face intense competition that may reduce its and our market share and harm its and our financial performance.

   There is substantial competition in the telecommunications industry. According to information it has filed with the SEC, Sprint believes that the traditional dividing lines between long distance, local, wireless, and Internet services are increasingly becoming blurred. Through mergers and various service integration strategies, major providers, including Sprint, are striving to provide integrated solutions both within and across all geographical markets.

   Sprint expects competition to intensify as a result of the entrance of new competitors and the rapid development of new technologies, products, and services. Sprint cannot predict which of many possible future technologies, products, or services will be important to maintain its competitive position or what expenditures will be required to develop and provide these technologies, products or services. Sprint's ability to compete successfully will depend on marketing and on its ability to anticipate and respond to various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions, and discount pricing strategies by competitors. To the extent Sprint does not keep pace with technological advances or fails to respond timely to changes in competitive factors in its industry, it could lose market shares or experience a decline in revenue and net income.


   Each of the markets in which Sprint PCS competes is served by other wireless service providers, including cellular, enhanced specialized mobile radio, called ESMR, and PCS operators and resellers. A majority of markets have five or more CMRS providers. Each of the top 50 metropolitan markets has at least two other PCS competitors in addition to one ESMR competitor and two cellular incumbents. Some of these competitors have been operating for a number of years and currently serve a substantial subscriber base. The FCC recently decided to allow CMRS providers to own more spectrum, up to 55 MHz, in urban markets and to eliminate in January 2003 its rule imposing spectrum limits. However, the FCC plans to continue to review proposed mergers and combinations involving spectrum after the spectrum limits are eliminated. Competition may continue to increase to the extent that licenses are transferred from smaller stand-alone operators to larger, better capitalized, and more experienced wireless communications operators. These larger wireless communications operators may be able to offer customers network features not offered by Sprint PCS. The actions of these larger wireless communications operators could negatively affect Sprint PCS's and our customer churn, ability to attract new customers, average revenue per user, cost to acquire customers, and operating costs per customer.


   Sprint PCS relies on agreements with competitors to provide automatic roaming capability to Sprint PCS customers in many of the areas of the United States not covered by the Sprint PCS network, which primarily serves metropolitan areas. Certain competitors may be able to offer coverage in areas not served by Sprint PCS's network or may be able to offer roaming rates that are lower than those offered by Sprint PCS. Certain of Sprint PCS's competitors are seeking to reduce access to their networks through actions pending with the FCC. Moreover, the engineering standard, called AMPS, for the dominant air interface on which PCS customers roam is currently being considered for elimination by the FCC as part of a streamlining proceeding. If the FCC eliminates this mandatory standard and cellular operators cease to offer their AMPS networks for roaming, some Sprint PCS customers may have difficulty roaming in certain markets.

   Some wireless providers, some of which have an infrastructure in place and have been operating for a number of years, have been upgrading their systems and provide expanded and digital services to compete with Sprint PCS's services. Some of these wireless providers require their customers to enter into long term contracts, which may make it more difficult for Sprint PCS to attract customers away from these wireless providers.


   Sprint PCS anticipates that market prices for wireless voice services and products generally will continue to decline in the future as a result of increased competition. It also expects to face increased competition for access to distribution channels. Consequently, it may be forced to increase spending for advertising and promotions. All of this may lead to greater choices for customers, possible consumer confusion, and increased industry churn.

   Significant competition in the wireless communications services industry may result in LA Unwired's, IWO's, TX Unwired or Georgia PCS's competitors offering new or better products and services or lower prices, which could prevent the affected company from operating profitably or reduce its profitability.

   Competition in the wireless communications industry is intense. We anticipate that competition will cause the market prices for two-way wireless products and services to decline in the future. LA Unwired's, IWO's, TX Unwired and Georgia PCS's ability to compete will depend, in part, on their ability to anticipate and respond to various competitive factors affecting the telecommunications industry. Our major competitors include such wireless companies as Verizon, SunCom, Cingular, AT&T, Nextel and Alltel.


   Our PCS operating subsidiaries' dependence on Sprint PCS to develop competitive products and services and the requirement that they obtain Sprint PCS's consent to sell local pricing plans and equipment that Sprint PCS has not approved may limit their ability to keep pace with competitors on the introduction of new products, services and equipment. Some of these competitors are larger than our PCS operating subsidiaries individually or combined, may have entered the wireless communications services market before our PCS operating subsidiaries did, possess greater resources and more extensive coverage areas, may offer lower rates, and may market other services, such as landline telephone service, cable television and internet access, with their wireless communications services. In addition, we may be at a competitive disadvantage since we may have more debt than some of our competitors.


   Furthermore, there has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, reorganizations and acquisitions. We expect this consolidation to lead to larger competitors over time. We may be unable to compete successfully with larger companies that have substantially greater resources or that offer more services than LA Unwired, IWO, TX Unwired and Georgia PCS do.

   Alternative technologies and current uncertainties in the wireless market may reduce demand for PCS.

   PCS providers in the United States use one of three technological standards. Even though the three standards share basic characteristics, they are not compatible or interchangeable with each other. Our PCS operating subsidiaries and Sprint PCS use the standard known as CDMA. If another standard becomes preferred in the industry, our PCS operating subsidiaries may be at a competitive disadvantage. If Sprint PCS changes its standard, our PCS operating subsidiaries will need to change theirs as well, which will be costly and time consuming. If our PCS operating subsidiaries cannot change the standard, they may not be able to compete with other systems.

   The wireless communications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, satellite coverage, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. Technological advances and industry changes could cause the technology used on our PCS operating subsidiaries' networks to become obsolete. Sprint PCS may not be able to respond to such changes and implement new technology on a timely basis, or at an acceptable cost.

   If Sprint PCS is unable to keep pace with these technological changes or changes in the wireless communications market based on the effects of consolidation from the Telecommunications Act of 1996 or from the uncertainty of future government regulation, the technology used on our PCS operating subsidiaries' networks, or their business strategy, may become obsolete. In addition, wireless carriers are seeking to implement an upgrade to one times radio transmission technology, or 1XRTT, which is also broadly known as third generation, or 3G, technology throughout the industry. The 3G technology promises high-speed, always-on Internet connectivity and high-quality video and audio. We cannot assure you that our PCS operating subsidiaries or Sprint PCS can implement 1XRTT or 3G technology successfully or on a cost-effective basis.


   Regulation by government and taxing agencies may increase our PCS operating subsidiaries' costs of providing service or require them to change their services, either of which could impair the combined company's financial performance.

   Our operations and the operations of Sprint PCS are subject to varying degrees of regulation by the FCC, the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and state and local regulatory agencies and legislative bodies. Adverse decisions or regulation of these regulatory bodies could negatively impact operations and costs of doing business. For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could subject us to increased income, sales, gross receipts or other tax costs or require LA Unwired, IWO, TX Unwired or Georgia PCS to alter the structure of its current relationship with Sprint PCS. In addition:

  . The loss of any of LA Unwired's FCC licenses, or any of Sprint PCS's FCC licenses in LA Unwired's, IWO's, TX Unwired's or Georgia PCS's service area, would impair the affected company's business and operating results.

  . The FCC may revoke any of LA Unwired's or Sprint PCS's PCS licenses at any time for cause. Cause could be a failure to comply with terms of the licenses or applicable FCC rules. We cannot ensure that LA Unwired's and Sprint PCS's PCS licenses will be renewed when they expire.

  . The FCC regulates LA Unwired's, IWO's, TX Unwired's and Georgia PCS's relationship with Sprint PCS under each company's Sprint PCS agreements.

  . The combined company may need to acquire additional licenses, which may require approval of regulatory authorities. These regulatory authorities may not grant approval in a timely manner, if at all.

  . All PCS licenses, including LA Unwired's own licenses and Sprint PCS's licenses, are subject to the FCC's build-out regulations. These regulations require license holders to offer specified levels of service to the population in their service areas within set time periods. Even though our PCS operating subsidiaries have developed a build-out plan that meets these requirements, they may be unable to meet their build-out schedules. If LA Unwired, IWO, TX Unwired or Georgia PCS or Sprint PCS does not meet these requirements, the FCC could take back the portions of the service area that are not being served, impose fines, or even revoke the related licenses.

  . The FCC may license additional spectrum for new carriers, which would increase the competition our PCS operating subsidiaries face.

  . The FCC imposes additional requirements on holders of PCS licenses reserved for small businesses. These licenses are called C-block and F-block licenses. LA Unwired holds F-block licenses and must meet special requirements to hold them. If it does not meet these requirements, the FCC could fine it, revoke its licenses or require it to restructure its ownership.

   An increase in the amount of our foreign ownership could cause us to lose our FCC licenses or restructure our ownership.

   Ownership of US Unwired capital stock by non-U.S. citizens is subject to limitations under the Communications Act of 1934 and FCC regulations. In the absence of FCC consent, not more than 25% of US

Unwired capital stock may be owned or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives, or by a foreign corporation. We believe the level of foreign ownership in US Unwired common stock to be approximately 25%. Because US Unwired common stock is publicly traded, the level of foreign ownership may fluctuate.

   The FCC has granted us the authority to permit US Unwired's foreign ownership to exceed 25%, subject to specific limitations. If US Unwired exceeds the permitted levels or does not comply with the applicable limitations, it may have to restructure its ownership to come within the permitted ownership limit or else we may lose our FCC licenses. In that case, the articles of incorporation of US Unwired permit it to force foreign shareholders to sell their shares to US Unwired, whether they wish to do so or not, so as to reduce the foreign ownership of US Unwired to permitted levels with an extra cushion for safety.

   The future prospects of the combined company are uncertain because the future prospects of the PCS industry are uncertain.


   PCS systems have not operated in the United States for very long, and we cannot assure you that the operation of these systems in the combined company's markets will become profitable. In addition, we cannot estimate how much demand there will be for PCS in the combined company's markets or how much competitive pricing pressure there will be. As a result, the future prospects of the PCS industry, including LA Unwired's, IWO's, TX Unwired's and Georgia PCS's prospects, remain uncertain. The future demand for wireless communications services in general is uncertain. We also cannot predict what new challenges we may face in this changing industry environment. If we cannot react promptly and effectively to these challenges, our business could be materially and adversely affected.



   Our PCS operating subsidiaries' business may suffer because subscribers frequently disconnect their service in the PCS industry. The rate at which these disconnections occur, called churn, may be even higher in the future.



   The PCS industry in general and Sprint PCS in particular have experienced a high rate of subscribers who disconnect their service. This rate is referred to as churn. We have experienced even higher churn in recent months due in large part, we believe, to the NDASL program that Sprint introduced in May 2001 and the Clear Pay program that replaced NDASL. These programs are described under "Risks Particular to the Combined Company's Relationship with Sprint PCS." Our future churn rate may be higher than our historical rate due to intense competition and general economic conditions, among other factors. Factors that tend to contribute to higher churn include:



  . inability of customers to pay, which caused a significant percentage of our churn in our quarter ended June 30, 2002. We believe that a large portion of this churn is attributable to the NDASL and Clear Pay Program that resulted in subscriber accounts with greater than normal credit risks.



  . our generous handset return policy, which makes it easier to cancel an account.



  .   intense competition in our industry.



  .   performance and coverage of our networks.



  .   ineffective customer service.



  .   increases in prices.



  .   performance and reliability of handsets.



  .   changes in our products and services.



   A high rate of PCS subscriber churn could harm the competitive position of our PCS operating subsidiaries and their results of operations. We subsidize some of the costs of handsets for our new subscribers, pay commissions for new accounts and incur expenses to advertise and maintain a distribution network. When we experience a high rate of churn, we may not receive sufficient revenue to offset these costs.

   Use of hand-held phones may pose health risks, which could result in the reduced use of wireless services or liability for personal injury claims.

   Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health problems, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may discourage use of wireless handsets or expose the combined company to potential litigation. Any resulting decrease in demand for wireless services, or costs of litigation and damage awards, could impair the combined company's ability to achieve and sustain profitability.


   Our PCS operating subsidiaries may be subject to potential litigation relating to the use of wireless phones while driving. In addition, several state and local governments are considering, or have recently adopted, legislation that restricts the use of wireless handsets by drivers.


   Some studies have indicated that some aspects of using wireless phones while driving may impair drivers' attention in certain circumstances, making accidents more likely. These concerns could lead to potential litigation relating to accidents, deaths or serious bodily injuries, or to new restrictions or regulations on wireless phone use, any of which also could have material adverse effects on the combined company's results of operations.

   A number of U.S. state and local governments are considering or have recently enacted legislation that would restrict or prohibit the use of a wireless handset while driving a vehicle or, alternatively, require the use of a hands-free telephone. The state of New York has enacted legislation, effective November 1, 2001, that bans the use of handheld wireless handsets while driving a vehicle except in the case of emergencies. The legislation also provides that effective December 1, 2001, persons who violate this ban are subject to fines of up to $100 per violation. Legislation of this sort, if continued to be enacted, would require wireless service providers to provide hands-free enhanced services such as voice activated dialing and hands-free speaker phones and headsets so that they can keep generating revenue from their subscribers, who make many of their calls while on the road. If the combined company is unable to provide hands-free services and products to our subscribers in a timely and adequate fashion, the volume of wireless phone usage would likely decrease, and the combined company's ability to generate revenues would suffer.


   Environmentalists have asked the FCC to halt the building of towers used for transmission of wireless signals.



   Three environmental groups claim that towers used for transmission of wireless signals kill migratory birds. They have petitioned the FCC to study how many birds die from flying into towers. They have asked the FCC to halt tower construction until the study is completed. If we cannot build new towers, we cannot complete or expand our networks.



   At least one environmental group and one state believe that the disposal of wireless phones could pose a threat to public health. If new regulations governing wireless phone disposal are passed, or if our industry does not develop an efficient disposal or recycling program, our operating costs could increase.



   An environmental research group has argued that the disposal of used wireless phones could pose a threat to public health because the phones contain small amounts of toxic chemicals that may leak into the soil and water supply when they are deposited in landfills. At least one state has begun a study of the environmental effects of wireless phone disposal and has announced that it will issue appropriate regulations if the study concludes that those effects could be harmful. If new and burdensome regulations governing the disposal of wireless phones are passed in the states covered by our network, or if the PCS industry cannot develop a cost-effective disposal or recycling program for wireless phones, our operating costs could increase.

Risks Related to Factors Currently Affecting our Business



   Overview of this subsection. Our business has recently been challenged by a number of adverse factors. If these factors do not improve, it is likely that our business will suffer to the point that we will not meet some of the covenants in our bank debt agreements. If that occurs and our banks do not agree to revise our covenants, they would be able to declare a default under our bank debt and to refuse to advance funds to us.



   Our business is being adversely affected by slower subscriber growth than we anticipated, increased churn, higher uncollectible receivables, general economic conditions and other factors. If our business does not improve it is likely that we will have to ask our bank lenders to waive compliance with covenants in our current bank agreements. If they refuse, we would be in default on our bank debt and our bank lenders could refuse to advance more loans and demand payment of what we owe them. If payment is demanded, we would also be in default under our indentures. If these events occur it is likely that we will not have enough cash to operate.



   Our business has been adversely affected in recent months particularly by the following factors:



  .   Our subscriber growth has slowed from what we had expected.



  .   Our churn has increased as described in a risk factor above.



  .   Our uncollectible accounts have increased.



  . General economic conditions in our markets have not been good, further adversely affecting subscriber growth and churn.



   In addition, these are other factors that could contribute to a continuation of poor business conditions for us. These include:



  . Uncertainty whether our expected level of capital expenditures will be sufficient to support our networks.



  . Uncertainty about charges that Sprint PCS may seek to impose on us, as described above.



  . Uncertainty about achieving operating efficiencies from our mergers as quickly as we expected.



   If our adverse business conditions continue, due to the above or other factors, it is likely that US Unwired and IWO will fail during 2003 to meet some of the loan covenants with our banks. Loan covenants are promises that borrowers make either to do or not to do specified things or not to allow specified things to happen.



   A failure to meet a loan covenant has three principal consequences. First, it permits the lender to refuse to advance additional borrowings. US Unwired and IWO would not have sufficient cash to operate if they are unable to obtain the proceeds under their bank loan agreements or comparable amounts from alternative financing sources. Alternative financing would probably not be available on terms that we would normally accept. Second, failure to meet a loan covenant allows the lender to declare the loan to be in default and to insist on payment of all amounts due under the loan. US Unwired and IWO would not have sufficient cash to repay these loans, and their failure to repay them, if repayment is demanded by the banks, would allow their noteholders to declare a default under the indentures that govern the notes and to insist on payment of all amounts due under the notes. If these things happen and we were unable to work out a debt restructure with our banks and noteholders on mutually acceptable terms, we likely would have no other alternative than to seek protection under bankruptcy laws. Third, during any time that a default exists, even if the lenders do not insist on payment, our debt would be classified as a current liability on our balance sheet and our outside auditors would place a going concern qualification on their opinion on our financial statements.



   Because of the potentially material adverse consequences of any default on US Unwired's or IWO's bank loans or indentures, US Unwired and IWO plan to ask their bank groups to revise the bank loan covenants as necessary to keep US Unwired and IWO in compliance with them. We cannot assure you that our banks will cooperate with us.





   On October 31, 2002 IWO made a request to borrow $15,000,000 under its revolving credit agreement with its banks with proceeds from the borrowing due to IWO on November 7, 2002. On November 7, 2002 we received $13,200,000 from the bank group with one bank failing to fund its portion of the request. IWO believes that it met all conditions for the borrowing request and has forwarded a notice of default to the bank failing to make its funding. Any such failure of our banks to fund a valid borrowing request may leave us with insufficient funds to meet our cash requirements even if we are in compliance with our bank covenants.



   We expect that US Unwired and IWO will continue to be in compliance with their indenture covenants, other than as a result of any failure to comply with their bank loan covenants.



   For more up-to-date information on the issues discussed above, please see the subsection "Liquidity and Capital Resources" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section in what is, at the time you are reading this, our most recent report on Form 10-Q or 10-K, whichever is the later.



   The economic downturn in the United States has caused a general weakening of our business. If our business in general, and our sales and churn in particular, do not improve, we may not have the financial and operational performance that we were expecting.



   In recent months, we have not achieved the number of new subscribers that we expected in our business plan. We attribute this in part to weak economic conditions in our markets and intense price competition. To make matters worse, our rate of churn has increased as described above. If the economic downturn continues, we may have an even lower number of new subscribers and may not be able to add subscribers on terms we expected. In addition, the weak economy may hurt our existing subscribers' ability to pay us on time, which may force us to terminate their service. If these things happen, our financial and operational performance may suffer.





   The number of our cellular subscribers and the roaming revenues of our cellular operations have declined, which has reduced the cash flow from our cellular business.



   Our cellular operations are a single market property. The number of our cellular customers has continued to decline as our subscribers switch to carriers with national roaming plans, including our PCS operations. Additionally, our cellular roaming revenue has recently decreased because both Cingular and Verizon have launched networks covering a portion of our cellular market. The decline in cellular subscribers and roaming revenues has reduced the cash flow from our cellular business. The decrease in cash flow means we have less cash to support our PCS operations and the value of our cellular business has declined, should we decide to sell it.



   A recession in the United States involving significantly lowered spending could continue to negatively affect our results of operations.



   Our primary customer base is individual consumers and our accounts receivable represent unsecured credit. If the economic downturn that the United States and our territories have recently experienced becomes more pronounced or lasts longer than currently expected and spending by individual consumers drops significantly, our business would continue to be negatively affected.


   Our allowance for doubtful accounts may not be sufficient to cover uncollectible accounts.

   On an ongoing basis, we estimate the amount of customer receivables that we will not be able to collect. This allows us to calculate the expected loss on our receivables for the period we are reporting. Our allowance for doubtful accounts may underestimate actual unpaid receivables for various reasons, including:

  .   adverse changes in our churn rate exceeding our estimates;

  .   adverse changes in the economy generally exceeding our expectations; or

  .   unanticipated changes in Sprint PCS's products and services.

   If our allowance for doubtful accounts is insufficient to cover losses on our receivables, our business, financial position or results of operations could be materially adversely affected.

   Demand for some of Sprint's communications products and services has been adversely affected by a downturn in the United States economy as well as changes in the global economy.

   Demand for some of Sprint's communications products and services has been adversely affected by a downturn in the United States economy as well as changes in the global economy. According to Sprint, a number of its suppliers have recently experienced financial challenges. If these suppliers cannot meet their commitments, Sprint states that it would have to use different vendors and this could result in delays, interruptions, or additional expenses associated with the upgrade and expansion of Sprint's networks and the offering of its products and services. If current general economic conditions continue or worsen, the revenues, cash flow, and operating results of Sprint PCS could be adversely affected. Any of these developments could adversely affect our business, financial position or results of operations.



Risks Related to Anti-Takeover Provisions


   Overview of this subsection: Our anti-takeover provisions may permit our board of directors to turn down a proposal that our stockholders would like us to accept.


   Anti-takeover provisions in US Unwired's charter and by-laws will make it difficult for anyone to acquire US Unwired without approval of its board of directors.


   Prior to acquiring IWO, US Unwired had little concern about being acquired against the will of its board of directors because the voting power of its founding family and their related interests, even if not completely united, could prevent an unfriendly acquisition of it. That voting power decreased to about 33% after the IWO acquisition as a result of that acquisition and the amendments to US Unwired's articles of incorporation that converted its class B common stock, which had 10 votes per share, to class A common stock, which has one vote per share. Because of this, US Unwired's board of directors has implemented additional anti-takeover provisions. These provisions are described in US Unwired's proxy statement dated March 22, 2002, which is incorporated by reference into this document and are reflected in the description of our capital stock on pages 62 to 66. These anti-takeover provisions, and others, including a "poison pill" that our board of directors may adopt hereafter, may discourage offers to acquire us and may permit our board of directors to choose not to entertain offers to purchase us, even offers that are at a substantial premium to the market price of our stock. Our stockholders may therefore be deprived of opportunities to profit from a sale of control.

              SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements. Forward-looking statements are statements about our future business strategy, operations and capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would or similar words.


   Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these factors, please consult the discussions of forward-looking statements contained in our most recent SEC filings. For more information about our SEC filings, please see "Where You Can Find More Information" and "Incorporation By Reference" on pages 70 to 72 of this prospectus.

                      SELECTED HISTORICAL FINANCIAL DATA

US Unwired and Subsidiaries Selected Financial Data

   The selected historical statement of operations and balance sheet data presented below is derived from our audited consolidated financial statements as of and for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 and our unaudited consolidated financial statements for the six months ended June 30, 2001 and 2002.

   The unaudited consolidated financial statements of US Unwired have been prepared on the same basis as the audited consolidated financial statements of US Unwired and include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of financial position and results of operations. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2002.

   The data set forth below should be read in conjunction with US Unwired's consolidated financial statements and accompanying notes and "US Unwired's Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form 10-K for US Unwired Inc. for the year ended December 31, 2001, filed on March 5, 2002 with the SEC.

                                                                                                 For the Six Months
                                                             Year Ended December 31,               Ended June 30,
                                                  ---------------------------------------------  ------------------
                                                    1997    1998     1999      2000      2001      2001      2002
                                                  -------  ------- --------  --------  --------  --------  --------
                                                              (In thousands, except for per share data)
Statement of Operations Data:
   Revenues:..................................... $74,668  $71,711 $ 58,632  $113,051  $259,174  $106,574  $236,482
                                                  =======  ======= ========  ========  ========  ========  ========
   Income (loss) from continuing operations...... $(1,509) $28,796 $(17,634) $(77,555) $(97,611) $(50,400) $(78,107)
                                                  =======  ======= ========  ========  ========  ========  ========
   Income (loss) from continuing operations per
    diluted common share......................... $ (0.03) $  0.48 $  (0.29) $  (1.08) $  (1.17) $  (0.61) $   (.73)
                                                  =======  ======= ========  ========  ========  ========  ========

                                                             As of December 31,        As of June 30,
                                                       ------------------------------ -----------------
                                                        1997    1998   1999    2000    2001     2002
                                                       ------- ------ ------- ------- ------- ---------
                                                                        (In thousands)
Balance Sheet Data:
   Total assets....................................... 142,133 87,629 318,970 456,980 474,534 1,309,253
   Long-term debt and redeemable preferred stock (1).. 100,066 29,067 266,080 305,533 339,368   723,832

--------
(1) Includes current maturities of long-term debt.

(2) In January 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 142. Under SFAS 142, goodwill is no longer subject to amortization. Prior to January 1, 2002, we included goodwill amortization in operating expenses in our statements of operations. See note 6 to the unaudited quarterly financial statements for the six months ended June 30, 2002 incorporated by reference into this registration statement. The unaudited adjusted consolidated loss before extraordinary items and net loss as though SFAS 142 had been in effect as of January 1, 1999 is as follows (in thousands):


                                                                                                Six months
                                                                  Years ended December 31,    ended June 30,
-                                                               ----------------------------  --------------
                                                                  1999      2000      2001         2001
                                                                --------  --------  --------  --------------
Reported net loss before extraordinary items................... $(21,175) $(70,008) $(97,611)    $(50,400)
Add back:
   Goodwill amortization, net of tax...........................       --       763     3,822        1,604
                                                                --------  --------  --------     --------
Adjusted net loss before extraordinary items................... $(21,175) $(69,245) $(93,789)    $(48,796)
                                                                --------  --------  --------     --------
Reported net loss before extraordinary items per diluted common
 share......................................................... $  (0.35) $  (0.97) $  (1.17)    $  (0.61)
Add back:
   Goodwill amortization, net of tax, per diluted common
    share......................................................       --       .01       .04          .02
                                                                --------  --------  --------     --------
Adjusted net loss before extraordinary items per diluted common
 share......................................................... $  (0.35) $  (0.96) $  (1.13)    $  (0.59)
                                                                ========  ========  ========     ========

                                                                                           Six months
                                                             Years ended December 31,    ended June 30,
                                                           ----------------------------  --------------
                                                             1999      2000      2001         2001
                                                           --------  --------  --------  --------------
Reported net loss......................................... $(24,167) $(70,246) $(97,611)    $(50,400)
Add back:
   Goodwill amortization, net of tax......................       --       763     3,822        1,605
                                                           --------  --------  --------     --------
Adjusted net loss......................................... $(24,167) $(69,483) $(93,789)    $(48,795)
                                                           ========  ========  ========     ========
Reported net loss per diluted common share................ $  (0.40) $  (0.98) $  (1.17)    $  (0.61)
Add back:
   Goodwill amortization, net of tax, per diluted common
    share.................................................       --       .01       .04          .02
                                                           --------  --------  --------     --------
Adjusted net loss per diluted common share................ $  (0.40) $  (0.97) $  (1.13)    $  (0.59)
                                                           ========  ========  ========     ========

IWO and Subsidiaries Selected Financial Data

   The selected historical statement of operations and balance sheet data presented below is derived from IWO's audited consolidated financial statements as of and for the period from IWO's inception on August 22, 1997 through December 31, 1997, as of and for the year ended December 31, 1998, as of and for the period January 1, 1999 through December 20, 1999, as of and for the period December 20, 1999 through December 31, 1999, as of and for the years ended December 31, 2000 and 2001, and IWO's unaudited consolidated financial statements as of and for the six months ended June 30, 2001 and 2002.

   The unaudited consolidated financial statements of IWO have been prepared on the same basis as the audited financial statements of IWO and include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of financial position and results of operations. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2002.

   The data set forth below should be read in conjunction with IWO's consolidated financial statements and accompanying notes and "IWO's Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form 10-K for IWO for the year ended December 31, 2001, filed on March 26, 2002 with the SEC.

   As a result of the US Unwired acquisition and the application of push down accounting that resulted, IWO has adjusted the basis of its assets, liabilities and shareholders' equity to reflect fair value on the closing date of the acquisition. As a result of this new basis, IWO's consolidated balance sheets, results of operations and cash flows for periods subsequent to April 1, 2002, the closing date of the acquisition, are not comparable to those prior to the acquisition. The statements of operations and cash flows of IWO for the three and six months ended June 30, 2002 are each presented as two distinct periods; the three months prior to the merger ended March 31, 2002 and the three months subsequent to the merger ended June 30, 2002. Certain reclassifications have been made to our financial statements for periods prior to the acquisition in order to conform the presentation to the three-month period ended June 30, 2002.

                    For the
                  Period From                                                                              For the   For the
                   Inception                  For the      For the                              For the     Period    Period
                   August 22,                  Period       Period                                Six        from      from
                     1997)     For the Year  January 1,  December 20, For the Year For the Year  Months   January 1, April 1,
                    Through       Ended     1999 through 1999 through    Ended        Ended      Ended     through   through
                  December 31, December 31, December 20, December 31, December 31, December 31, June 30,  March 31,  June 30,
                      1997         1998         1999         1999         2000         2001       2001       2002      2002
                  ------------ ------------ ------------ ------------ ------------ ------------ --------  ---------- --------
                                                       (In thousands, except share data)
Statement of
 Operations
 Data:
Revenues.........    $   --       $   --      $     --     $    --      $ 58,836     $110,145   $ 45,213   $ 35,536  $ 39,576
                     ======       ======      ========     =======      ========     ========   ========   ========  ========
Net loss(1)......    $   (6)      $  (59)     $(14,842)    $(1,076)     $(50,080)    $(76,941)  $(31,427)  $(26,836) $(23,117)
                     ======       ======      ========     =======      ========     ========   ========   ========  ========
Basic and diluted
 net loss per
 share...........    $(0.00)      $(0.01)     $  (2.36)    $ (0.04)     $  (1.63)    $  (2.05)  $  (0.84)  $     --  $     --
                     ======       ======      ========     =======      ========     ========   ========   ========  ========

                                                                       As of
                                         As of December 31,           June 30,
                               -------------------------------------- --------
                               1997  1998    1999     2000     2001     2002
                               ---- ------ -------- -------- -------- --------
                                               (In thousands)
  Balance Sheet Data:
     Total assets............. $185 $1,386 $129,058 $232,699 $413,121 $826,458
     Long-term obligations.... $ -- $   -- $     -- $ 80,000 $297,407  326,365
     Redeemable common stock.. $ -- $   -- $    310 $    346 $     -- $     --

--------

(1) On January 1, 2002, IWO adopted Statement of Financial Accounting Standards ("SFAS") No. 142. Under SFAS 142, goodwill is no longer subject to amortization. Prior to January 1, 2002, IWO included goodwill amortization in operating expenses in its statements of operations. See note 5 to the unaudited quarterly financial statements for IWO incorporated by reference into this registration statement. The unaudited adjusted consolidated net loss as though SFAS 142 had been in effect as of January 1, 1999 is as follows (in thousands):



                                            Period           Period                                  For the
                                        January 1, 1999 December 20, 1999                           Six Months
                                            through          through       Year Ended   Year Ended    Ended
                                         December 20,     December 31,    December 31, December 31,  June 30,
                                             1999             1999            2000         2001        2001
                                        --------------- ----------------- ------------ ------------ ----------
Reported net loss......................    $(14,842)         $(1,076)       $(50,080)    $(76,941)   $(31,427)
Add back:
   Goodwill amortization, net of tax...          --               --           2,073        2,505       1,336
                                           --------          -------        --------     --------    --------
Adjusted net loss......................    $(14,842)         $(1,076)       $(48,007)    $(74,436)   $(30,091)
                                           ========          =======        ========     ========    ========
Basic and diluted net loss per share...    $  (2.36)         $ (0.04)       $  (1.63)    $  (2.05)   $  (0.84)
Add back:
   Goodwill amortization, net of tax...          --               --             .07          .07         .04
                                           --------          -------        --------     --------    --------
Adjusted basic and diluted net loss per
 share.................................    $  (2.36)         $ (0.04)       $  (1.56)    $  (1.98)   $  (0.80)
                                           ========          =======        ========     ========    ========

                                   DILUTION

   You should be aware that the price you must pay to purchase our shares may be greater than our book value per share at June 30, 2002. For example, if you had purchased one share of our common stock on June 30, 2002 at the market closing price of $2.80 per share, that share would have had a net tangible book value of $(1.04) on that date. Therefore, you would have suffered immediate dilution of $3.84 from the market price.

   You can calculate the approximate amount of dilution, if any, that you will suffer if you purchase our shares by using our financial information provided in our most recent 10-K or 10-Q at the time.

                                USE OF PROCEEDS

   The selling stockholders will receive all of the net proceeds from the sale of the shares of common stock under this prospectus. We will not receive any of the proceeds from the sales of the shares by the selling stockholders, but we will receive any amounts due to us upon exercise of the options or warrants by the selling stockholders.

                             SELLING STOCKHOLDERS

   On March 8, 2002, we completed the acquisition of Georgia PCS through the merger of Georgia PCS into our wholly owned subsidiary. As a result of the merger, Georgia PCS became a wholly owned subsidiary of US Unwired. In connection with the merger, we issued an aggregate of 5,208,822 shares of our common stock to the former holders of outstanding membership interests of Georgia PCS. In addition, we issued an aggregate of 186,796 shares of our common stock to certain former holders of options to purchase membership interests of Georgia PCS and paid an aggregate of $171,665 in cash to other former holders of options to purchase membership interests of Georgia PCS.

   On April 1, 2002, we completed the acquisition of IWO through the merger of IWO into our indirect wholly owned subsidiary. As a result of the merger, IWO became a wholly owned subsidiary of LA Unwired, which is a wholly owned subsidiary of US Unwired. In connection with the merger, we issued approximately 38,983,000 shares of our common stock to the former holders of the outstanding common stock of IWO, we assumed the former outstanding options to purchase IWO common stock and converted them into options to purchase an aggregate of 4,261,917 shares of our common stock and we exchanged the former outstanding warrants to purchase IWO common stock for warrants to purchase an aggregate of 2,620,635 shares of our common stock.

   In a registration rights agreement that we entered into with certain of the former security holders of IWO, and certain other persons, in connection with the IWO merger, we agreed to register for resale under the Securities Act the 40,741,164 shares of our common stock received by those former IWO security holders in connection with the merger, including shares underlying options and warrants to purchase our common stock received by them in the IWO merger. In the merger agreement that we entered into with the former holders of membership interests of Georgia PCS, we agreed to register for resale under the Securities Act the 5,395,618 shares of our common stock received by certain former Georgia PCS security holders in the Georgia PCS merger. This prospectus covers the offer and sale of 44,563,654 shares of our common stock by those former IWO and Georgia PCS security holders who have elected to participate in this offering.

   We have filed with the SEC a registration statement, of which this prospectus forms a part, with respect to these transactions, which may occur from time to time under Rule 415 under the Securities Act, in the over-the-counter market, in privately negotiated transactions, or by a combination of these methods. See "Plan of Distribution."

   We have agreed with the selling stockholders who are former security holders of IWO that we will use our reasonable best efforts to keep this registration statement effective until the earlier of:

  . a date that is three years after the effective date of the registration statement, and

  . the date on which we are no longer required to register any of the shares under our agreement with those selling stockholders. As to any particular shares, that can occur when:

     .   the shares have been disposed of under the registration statement;

     . the shares have been distributed to the public pursuant to Rule 144 or 145 under the Securities Act;

     . with respect to any selling stockholder, that selling stockholder is permitted to sell his, her or its shares to the public in transactions exempt from registration under the Securities Act, and one year has passed since our acquisition of IWO on April 1, 2002; or

     .   the shares are no longer outstanding.

   We have agreed with the selling stockholders who are former security holders of Georgia PCS that we will use our reasonable best efforts to keep the registration statement effective until the earlier of:

  . the second anniversary of the effective date of the registration statement;

  . the date on which all of the shares have been disposed of by the former members or option holders of Georgia PCS, and

  . the date upon which all of the shares that have not already been disposed of may be sold by the selling stockholders who were members or option holders of Georgia PCS within three months under Rule 144 under the Securities Act.

   Set forth below is information with respect to the number of shares of our common stock beneficially owned by each of the selling stockholders, including shares subject to options or warrants that will be exercisable within 60 days. This information has been provided to us by the selling stockholders. The number of shares offered under this prospectus for each selling stockholder's account, including all shares that are subject to options and warrants that the selling stockholders are entitled to include in this prospectus, is also shown.

   The table below is based on information available to us as of August 14, 2002. We cannot estimate the number or percentage of the shares of common stock that will be held by each selling stockholder upon completion of this offering because the selling stockholders may sell none, all or some portion of the shares offered by this prospectus. We do not know whether or to what extent the selling stockholders who hold options or warrants will exercise their options or warrants. Likewise, we do not know when or in what amounts the selling stockholders may offer shares for resale, and cannot be certain that the selling stockholders will sell any or all of the shares offered by this prospectus.


                                         Number of Shares
                                        Beneficially Owned    Number of Shares
                                       Prior to the Offering     Offered in
 Selling Stockholders                 (as of August 14, 2002) This Prospectus
 --------------------                 ----------------------- ----------------
 Investcorp S.A......................        6,852,776           6,852,776/(1)/
 37 rue Notre-Dame
 Luxembourg

 SIPCO Limited.......................        6,852,776           6,852,776/(2)/
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 CIP Limited.........................           57,240              57,240/(3)/
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Investcorp Investment Equity Limited            4,978               4,978
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Ballet Limited......................            5,724               5,724
 West Wind Building, Harbour Drive
 P.O. Box 2197
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

--------
(1) Investcorp S.A. does not directly own any of US Unwired's common stock. The number of shares of common stock shown as beneficially owned by Investcorp S.A. includes all of the shares of common stock owned by Investcorp Investment Equity Limited, Investcorp IWO Limited Partnership, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Alloway Limited, Carrigan Limited, Frankfort Limited and Paugus Limited. Investcorp S.A. may be deemed to share beneficial ownership of the shares of common stock held by those entities. See "Positions Offices and Material Relationships Between the Selling Stockholders and Us," below.

(2) SIPCO Limited does not directly own any of US Unwired's common stock. SIPCO Limited may be deemed to control Investcorp S.A. through its ownership of a majority of a company's stock that indirectly owns a majority of Investcorp S.A.'s shares. See "Positions Offices and Material Relationships Between the Selling Stockholders and Us," below.

(3) CIP Limited does not directly own any of US Unwired's common stock. The number of shares of common stock shown as beneficially owned by CIP Limited includes all of the shares of common stock owned by Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, and Zinnia Limited. CIP may be deemed to share beneficial ownership of the shares of US Unwired's common stock held by such entities. See "Positions Offices and Material Relationships Between the Selling Stockholders and Us," below.

                                        Number of Shares
                                       Beneficially Owned    Number of Shares
                                      Prior to the Offering     Offered in
   Selling Stockholders              (as of August 14, 2002) This Prospectus
   --------------------              ----------------------- ----------------

   Denary Limited...................          5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Gleam Limited....................          5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Highlands Limited................          5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Noble Limited....................          5,724              5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Outrigger Limited................         5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Quill Limited....................         5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Radial Limited...................         5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Shoreline Limited................         5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Zinnia Limited...................         5,724               5,724
   West Wind Building, Harbour Drive
   P.O. Box 2197
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

                                       Number of Shares
                                      Beneficially Owned    Number of Shares
                                     Prior to the Offering     Offered in
 Selling Stockholders               (as of August 14, 2002) This Prospectus
 --------------------               ----------------------- ----------------
 Investcorp IWO Limited Partnership       4,984,798           4,984,798/(4)/
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Alloway Limited...................         451,440             451,440
 West Wind Building, Harbour Drive
 P.O. Box 2197
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Carrigan Limited..................         451,440             451,440
 West Wind Building, Harbour Drive
 P.O. Box 2197
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Frankfort Limited.................         451,440             451,440
 West Wind Building, Harbour Drive
 P.O. Box 2197
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Paugus Limited....................         451,440             451,440
 West Wind Building, Harbour Drive
 P.O. Box 2197
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Wireless International Limited....         146,179             146,179
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Wireless Equity Limited...........       1,541,467           1,541,467
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

 Wireless Holdings Limited.........       1,541,467           1,541,467
 West Wind Building, Harbour Drive
 P.O. Box 1111
 George Town, Grand Cayman
 Cayman Islands, B.W.I.

--------
(4) Consists of 4,936,445 shares currently held by Investcorp IWO Limited Partnership and an additional 48,353 shares subject to warrants to purchase US Unwired common stock.

                                        Number of Shares
                                       Beneficially Owned    Number of Shares
                                      Prior to the Offering     Offered in
   Selling Stockholders              (as of August 14, 2002) This Prospectus
   --------------------              ----------------------- ----------------
   Wireless Investments Limited.....       1,541,467           1,541,467
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   IWO Equity Limited...............       1,541,467           1,541,467
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   IWO Investments Limited..........       1,541,467           1,541,467
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Cellular Equity Limited..........       1,541,467           1,541,467
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Mobile Holdings Limited..........       1,812,265           1,812,265
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Wireless IIP Limited.............       1,999,741           1,999,741
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   Equity IWO Limited...............         941,907             941,907
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   New IWO Equity Limited...........       3,193,103           3,193,103
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

   New Wireless IIP Limited.........         630,316             630,316
   West Wind Building, Harbour Drive
   P.O. Box 1111
   George Town, Grand Cayman
   Cayman Islands, B.W.I.

                                            Number of Shares
                                           Beneficially Owned    Number of Shares
                                          Prior to the Offering     Offered in
Selling Stockholders                     (as of August 14, 2002) This Prospectus
--------------------                     ----------------------- ----------------

New Equity IWO Limited..................          96,287              96,287
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Odyssey Investment Partners Fund, LP....       5,150,663           5,150,663/(5)/
c/o Odyssey Investment Partners, LLC
280 Park Avenue, West Tower, 38th Floor
New York, New York 10017

Odyssey Coinvestors, LLC................          37,235              37,235/(6)/
c/o Odyssey Investment Partners, LLC
280 Park Avenue, West Tower, 38th Floor
New York, New York 10017

Paribas North America, Inc..............         669,434             669,434/(7)/
787 Seventh Avenue
New York, New York 10019

TCW/Crescent Mezzanine, LLC.............         934,876             934,876/(8)/
11100 Santa Monica Boulevard, Suite 2000
Los Angeles, California 90025

--------

(5) Consists of 5,140,598 shares currently held by Odyssey Investment Partners Fund, L.P. and an additional 10,065 shares subject to warrants to purchase US Unwired common stock. Odyssey Capital Partners, LLC is the general partner of Odyssey Investment Partners Fund, and Odyssey Investment Partners, LLC is the manager of Odyssey Investment Partners Fund. Steven Berger, Muzzafar Mirza, William Hopkins, Brian Kwait and Paul D. Barnett are managing members of Odyssey Capital Partners and Odyssey Investment Partners, and may be deemed to share voting and investment power over the shares owned by Odyssey Investment Partners Fund. Each of them disclaims beneficial ownership of the shares.


(6) Odyssey Investment Partners is the managing member of Odyssey Coinvestors, LLC. Steven Berger, Muzzafar Mirza, William Hopkins, Brian Kwait and Paul
    D. Barnett are managing members of Odyssey Investment Partners and may be deemed to share voting and investment power over the shares owned by Odyssey Coinvestors. Each disclaims beneficial ownership of the shares.


(7) Donna Kiernan, Chief Financial Officer of Paribas North America, Inc., and Phiroze Rao and Thomas Clyne, Finance Directors of Paribas North America, have voting and investment power over Paribas North America's shares. Each of them disclaims beneficial ownership of the shares.


(8) Consists of 675,596 shares and warrants to purchase 259,280 shares of US Unwired common stock held by TCW/Crescent Mezzanine Partners II, L.P. and TCW/Crescent Mezzanine Trust II. The managing owner of the investment advisor to these two entities, and the general partner and managing owner of these entities, is TCW/Crescent Mezzanine, LLC. The business, property and affairs of TCW/Crescent Mezzanine, LLC are managed exclusively by its board of directors, which consists of the following individuals:
    Mark L. Attanasio, Robert D. Beyer, Jean-Marc Chapus, Jack D. Furst, Thomas
    O. Hicks, William C. Sonneborn and Mark I. Stern.

                                       Number of Shares
                                      Beneficially Owned    Number of Shares
                                     Prior to the Offering     Offered in
Selling Shareholders                (as of August 14, 2002) This Prospectus
--------------------                ----------------------- ----------------

The TCW Group, Inc.................         233,718             233,718/(9)/
865 S. Figueroa Street, Suite 1800
Los Angeles, California 90017

J. K. Hage III.....................         444,665             443,465/(10)/
c/o Hage and Hage LLC
610 Charlotte Street
Utica, New York 13501

Steven Mathew Nielsen..............         570,405             701,285/(11)/
26 Port Huron Drive
Niskayuna, New York 12309

Delhi PCS Inc......................       1,098,508           1,098,508/(12)/
P.O. Box 271
107 Main Street
Delhi, New York 13753

Dry Brook Holdings LLC.............         950,280             950,280/(13)/
c/o Margaretville Telephone Company
P.O. Box 260
50 Swart Street
Margaretville, New York 12455

MTC North Inc......................          74,336              74,336/(14)/
c/o Margaretville Telephone Company
P.O. Box 260
50 Swart Street
Margaretville, New York 12455

Newport PCS Inc....................       1,098,508           1,098,508/(15)/
P.O. Box 201
Bridge Street
Newport, New York 13416

--------

(9) Consists of 168,898 shares and warrants to purchase 64,820 shares of US Unwired common stock held by the following entities: TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P. and TCW Leveraged Income Trust IV, L.P. The general partner of TCW Leveraged Income Trust, L.P. is TCW Advisers (Bermuda) Ltd. and the investment adviser to TCW Leveraged Income Trust, L.P. is TCW Investment Management Company. TCW Advisers (Bermuda) Ltd. is the general partner of the general partner of TCW Leveraged Income Trust II, L.P. and TCW Investment Management Company is the investment adviser to TCW Leveraged Income Trust II, L.P. TCW Asset Management Company is the managing member of the general partner of TCW Leveraged Income Trust IV, L.P. and the investment adviser to TCW Leveraged Income Trust IV, L.P. TCW Advisers (Bermuda) Ltd., TCW Investment Management Company and TCW Asset Management Company are wholly owned subsidiaries of The TCW Group, Inc. The TCW Group, Inc. together with its direct and indirect subsidiaries collectively constitute The TCW Group business unit. Societe Generale Asset Management, S.A. owns a controlling interest in The TCW Group, Inc. Societe Generale Asset Management, S.A., in turn, is a wholly owned subsidiary of Societe Generale, S.A., a company incorporated under the Laws of France.


(10) Consists of 75,006 shares currently held by Mr. Hage, 329,879 shares subject to options to purchase US Unwired common stock, and 38,580 shares subject to warrants to purchase US Unwired common stock.


(11) Consists of 68,446 shares currently held by Mr. Nielsen, 553,086 shares subject to options to purchase US Unwired common stock, and 79,753 shares subject to warrants to purchase US Unwired common stock.


(12) Consists of 1,037,171 shares currently held by Delhi PCS Inc. and 61,337 shares subject to warrants to purchase US Unwired common stock. Curtis W. Barker, President of Delhi PCS and Steven M. Barker, Vice President/Treasurer of Delhi PCS, share voting and investment power with respect to Delhi PCS's shares. Each of them disclaims beneficial ownership of the shares.


(13) Consists of 888,943 shares currently held by Dry Brook Holdings LLC and 61,337 shares subject to warrants to purchase US Unwired common stock. Larry Roadman, Manager of Dry Brook Holdings, has voting and investment power with respect to Dry Brook Holdings' shares. He disclaims beneficial ownership of the shares.


(14) Larry Roadman, an officer of MTC North, Inc., has voting and investment power with respect to MTC North's shares. He disclaims beneficial ownership of the shares.


(15) Consists of 1,037,171 shares currently held by Newport PCS Inc. and 61,337 shares subject to warrants to purchase US Unwired common stock. Harley M. Ruppert, President of Newport PCS, has voting and investment power with respect to Newport PCS's shares. He disclaims beneficial ownership of the shares.

                                        Number of Shares
                                       Beneficially Owned    Number of Shares
                                      Prior to the Offering     Offered in
Selling Shareholders                 (as of August 14, 2002) This Prospectus
--------------------                 ----------------------- ----------------
Finger Lakes Technologies Group Inc.         989,286             989,286/(16)/
P.O. Box 39
Phelps, New York 14532

Adirondack Capital LLC..............
c/o Hage and Hage LLC
610 Charlotte Street
Utica, New York 13501                      1,048,203           1,048,203/(17)/

Cerberus Investments L.P............         498,173             498,173/(18)/
c/o Applebee Group, Inc.
500 Executive Blvd., Suite 201
Ossining, New York 10562

Charles B.S. Lane...................         318,690             318,690
c/o Applebee Group, Inc.
500 Executive Blvd., Suite 201
Ossining, New York 10562

Alma PCS, Inc.......................         428,789             428,789/(19)/
101 Mercer Street
P.O. Box 467
Alma, Georgia 31510

Kevin Kirbo Brooks..................           3,455               3,455
120 Persimmon Drive
Alma, Georgia 31510

Brantley PCS, Inc...................         329,140             329,140/(20)/
112 Cleveland Street
Nahunta, Georgia 31553

--------

(16) Consists of 927,949 shares currently held by Finger Lakes Technologies Group Inc. and 61,337 shares subject to warrants to purchase US Unwired common stock. The board of directors of Finger Lakes Technologies Group has voting and investment power with respect to its shares. The members of the board of directors are Paul Griswold, William Griswold, John Griswold, Robert Griswold and Richard Faben. Each of them disclaims beneficial ownership of the shares.


(17) Consists of 985,245 shares currently held by Adirondack Capital LLC and 62,958 shares subject to warrants to purchase US Unwired common stock. J.
     K. Hage III and Hedy Ann Hyde Hage, Managers of Adirondack Capital, share voting and investment power with respect to Adirondack Capital's shares. Each of them disclaims beneficial ownership of the shares.


(18) Consists of 436,836 shares currently held by Cerberus Investments L.P. and 61,337 shares subject to warrants to purchase US Unwired common stock. Charles B.S. Lane, General Partner of Cerberus Investments, has voting and investment power with respect to Cerberus Investments' shares. He disclaims beneficial ownership of the shares.


(19) Teddy Solomon, President of Alma PCS, Inc., has voting and investment power with respect to Alma PCS's shares. He disclaims beneficial ownership of the shares.


(20) A.W. Strickland, President of Brantley PCS, Inc., and Donovan Strickland, Vice President of Brantley PCS, share voting and investment power with respect to Brantley PCS's shares. Each of them disclaims beneficial ownership of the shares.

                                    Number of Shares
                                   Beneficially Owned    Number of Shares
                                  Prior to the Offering     Offered in
    Selling Shareholders         (as of August 14, 2002) This Prospectus
    --------------------         ----------------------- ----------------
    Ava S. Lightsey.............          2,444               2,444
    P.O. Box 1089
    Nahunta, Georgia 31553

    Darrin Avery Strickland.....          2,444               2,444
    106 Barbour Island Lane
    Brunswick, Georgia 31520

    Leah S. Franklin............          2,444               2,444
    125 Hidden Cove
    Brunswick, Georgia 31523

    Donovan Strickland..........          2,444               2,444
    128 Mariners Walk
    Brunswick, Georgia 31523

    A.W. Strickland.............         22,131              22,131
    105 River Way
    Brunswick, Georgia 31520

    Coastal Utilities, Inc......        785,749             785,749/(21)/
    103 South Fifth Street
    P.O. Box 430
    Mebane, North Carolina 27302

    ComSouth Properties, Inc....        279,007             279,007/(22)/
    Nemours Building
    1007 Orange Street
    Suite 1410
    Wilmington, Delaware 19801

    Darien Telephone Co., Inc...        427,999             427,999/(23)/
    1011 Northway
    P.O. Box 575
    Darien, Georgia 31305

    Mary Alice Thomas...........          8,554               8,554
    Rt. 1 Box 1605
    Townsend, Georgia 31331

    Dennis M. Vickers...........          3,666               3,666
    505 Clark Drive
    Hawkinsville, Georgia 31036

--------

(21) The following officers of Coastal Utilities, Inc. share voting and investment power with respect to Coastal Utilities' shares: J. Stephen Vanderwoude, Chief Executive Officer; Paul H. Sunu, Executive Vice President, Chief Financial Officer and Secretary; Rick Whitener, Vice President and Treasurer; and Matt Springer, Vice President and General Counsel. Each of them disclaims beneficial ownership of the shares.


(22) ComSouth Management II, Inc. was a member of Georgia PCS and received these shares in the Georgia PCS merger. Pursuant to the Georgia PCS merger agreement, we agreed to permit the transfer of ComSouth Management II's shares to its stockholder, ComSouth Properties, Inc. The board of directors of ComSouth Properties has voting and investment power over the shares. The board of directors consists of Gordon W. Stewart, Robert W. Krueger, and Michael D. McClain. Each of them disclaims beneficial ownership of the shares. The number of shares shown in the first column to be beneficially owned by ComSouth Properties is as of October 1, 2002.


(23) The following officers of Darien Telephone Co., Inc. share voting and investment power with respect to Darien Telephone's shares: Mary Lou Chapman, President; Reginald Jackson, Vice President; and Mary Alice Thomas, Secretary. Each of them disclaims beneficial ownership of the shares.

                                    Number of Shares
                                   Beneficially Owned    Number of Shares
                                  Prior to the Offering     Offered in
     Selling Shareholders        (as of August 14, 2002) This Prospectus
     --------------------        ----------------------- ----------------

     Edward L. Haymans..........          4,106               3,666
     P.O. Box 400
     Fleming, Georgia 31309
     Reginald V. Jackson........          7,762               7,762
     P.O. Box 686
     Darien, Georgia 31305

     Mary Lou Chapman...........         10,999              10,999
     P.O. Box 575
     Darien, Georgia 31305

     Larry Eugene Garrett.......          3,666               3,666
     601 Sandy Springs Circle
     Hawkinsville, Georgia 31036

     Ellijay Telephone Company..        624,631             624,631/(24)/
     P.O. Box 0
     224 Dalton Street
     Ellijay, Georgia 30540

     John M. Harrison...........         16,551              16,551
     P.O. Box 0
     224 Dalton Street
     Ellijay, Georgia 30540

     Douglas P. Harrison........         16,551              16,551
     P.O. Box 0
     224 Dalton Street
     Ellijay, Georgia 30540

     Marianne H. Bowman.........         16,551              16,551
     P.O. Box 0
     224 Dalton Street
     Ellijay, Georgia 30540

     Roger E. Futch.............          5,450               5,450
     P.O. Box 0
     224 Dalton Street
     Ellijay, Georgia 30540

     Quentin D. Holloway........          5,450               5,450
     P.O. Box 0
     224 Dalton Street
     Ellijay, Georgia 30540

--------

(24) The following members of the board of directors and management of Ellijay Telephone Company share voting and investment power with respect to Ellijay Telephone's shares: John M. Harrison, President, Chief Executive Officer and Director; Douglas P. Harrison, Secretary and Director; Marianne H. Bowman, Vice President and Director; and Roger E. Futch, Executive Vice President and Chief Operating Officer. Each of them disclaims beneficial ownership of the shares.

                                             Number of Shares
                                            Beneficially Owned    Number of Shares
                                           Prior to the Offering     Offered in
Selling Shareholders                      (as of August 14, 2002) This Prospectus
--------------------                      ----------------------- ----------------

Loretto Communication Services, Inc......        218,722             218,722/(25)/
P.O. Box 130
Loretto, Tennessee 38469

Louise Brown.............................          2,356               2,356/(26)/
P.O. Box 130
Loretto, Tennessee 38469

Sayles Lawrence Brown....................          2,356               2,356/(27)/
P.O. Box 130
Loretto, Tennessee 38469

Desda Passarella Hutchins................          2,356               2,356/(28)/
P.O. Box 130
Loretto, Tennessee 38469

Georgia PCS Corporation..................        366,900             366,900/(29)(30)/
P.O. Box 485
MacClenny, Florida 32063-0485

Northeast Florida Telephone Company, Inc.        366,900             366,900/(30)/
130 North Fourth Street
P.O. Box 485
MacClenny, Florida 32063-0485

--------

(25) Loretto Telecommunications, Inc., was a member of Georgia PCS and received these shares in the Georgia PCS merger. Pursuant to the Georgia PCS merger agreement, we agreed to permit the transfer of Loretto Telecommunications' shares to its stockholder, Loretto Communication Services, Inc. The following persons share voting and investment power with respect to Loretto Communication Services' shares: Louise Brown, Chairman; Sayles Brown; Desda Hutchins; Tanya Collins; Sam Passarella; Ruth Reeves; A. J. Passarella; Nick Passarella; and Danny Passarella. Each of them disclaims beneficial ownership of the shares.


(26) Louise Brown, Inc. was a member of Georgia PCS and received these shares in the Georgia PCS merger. Pursuant to the Georgia PCS management agreement, we agreed to permit the transfer of Louise Brown, Inc.'s shares to its stockholder, Louise Brown.


(27) Sayles Lawrence Brown, Inc. was a member of Georgia PCS and received these shares in the Georgia PCS merger. Pursuant to the Georgia PCS management agreement, we agreed to permit the transfer of Sayles Lawrence Brown, Inc.'s shares to its stockholder, Sayles Lawrence Brown.


(28) Desda Passarella Hutchins, Inc. was a member of Georgia PCS and received these shares in the Georgia PCS merger. Pursuant to the Georgia PCS management agreement, we agreed to permit the transfer of Desda Passarella Hutchins, Inc.'s shares to its stockholder, Desda Passarella Hutchins.


(29) Leon Conner, President of Georgia PCS Corporation, has voting and investment power with respect to Georgia PCS Corporation's shares. He disclaims beneficial ownership of the shares.


(30) Georgia PCS Corporation was a member of Georgia PCS and received shares of our common stock in the Georgia PCS merger. In the Georgia PCS merger agreement, we agreed to permit the eventual transfer of Georgia PCS Corporation's shares to its stockholder, Northeast Florida Telephone Company, Inc. Although Georgia PCS Corporation has not yet transferred the shares, we have listed Northeast Florida Telephone as a selling stockholder in this prospectus. Leon Conner, President of Northeast Florida Telephone, will have voting and investment power with respect to Northeast Florida Telephone's shares. He disclaims beneficial ownership of the shares.

                                   Number of Shares
                                  Beneficially Owned    Number of Shares
                                 Prior to the Offering     Offered in
  Selling Shareholders          (as of August 14, 2002) This Prospectus
  --------------------          ----------------------- ----------------

  PTC Holdings, Inc............        223,837             223,837/(31)(32)/
  300 Delaware Ave., Suite 1260
  Wilmington, Delaware 19801

  Plant Telephone Company......        223,837             223,837/(32)/
  1703 US Highway 82 West
  Tifton, Georgia 31784

  Betty Chloe Metzger..........         10,238              10,238
  P.O. Box 187
  1703 US 82 West
  Tifton, Georgia 31793

  Danny E. Sterling............          5,350               5,350
  P.O. Box 187
  1703 US 82 West
  Tifton, Georgia 31793

  Angela S. Ringenberg.........          1,222               1,222
  P.O. Box 187
  1703 US 82 West
  Tifton, Georgia 31793

  Ginger C. Sterling...........          1,222               1,222
  P.O. Box 187
  1703 US 82 West
  Tifton, Georgia 31793

  Gordon M. Duff...............          1,222               1,222
  P.O. Box 187
  1703 US 82 West
  Tifton, Georgia 31793

  George Lindsey, Jr...........            847                 847
  P.O. Box 36
  Rentz, Georgia 31075

  Charles E. Mullis............          4,233               4,233
  P.O. Box 263
  Rentz, Georgia 31075

  Don R. Christian.............            847                 847
  P.O. Box 280
  Dublin, Georgia 31040

--------

(31) PTC Holdings, Inc. is owned by Plant Telephone Company and was formed for the sole purpose of holding Plant Telephone Company's investment in Georgia PCS Management, L.L.C. Voting and investment power with respect to PTC Holdings' shares is shared by the following officers and directors of Plant Telephone Company: Danny E. Sterling, President, Chairman of the Board and Director; Beverly G. Sterling, Vice President and Director; and Betty Chloe Metzger, Vice President and Director; and the following directors of PTC Holdings, Inc.: Linda Bubacz, Joan Dobrzynski and Millie Smith. Each of them disclaims beneficial ownership of the shares.


(32) PTC Holdings, Inc. was a member of Georgia PCS and received shares of our common stock in the Georgia PCS merger. In the Georgia PCS merger agreement, we agreed to permit the eventual transfer of PTC Holdings, Inc.'s shares to its stockholder, Plant Telephone Company. Although PTC Holdings, Inc. has not yet transferred the shares, we have listed Plant Telephone Company as a selling stockholder in this prospectus. The board of directors of Plant Telephone Company has voting and investment power with respect to Plant Telephone Company's shares. The members of the board are Danny E. Sterling (Chairman), Beverly G. Sterling and Betty G. Metzger.

                                        Number of Shares
                                       Beneficially Owned    Number of Shares
                                      Prior to the Offering     Offered in
 Selling Shareholders                (as of August 14, 2002) This Prospectus
 --------------------                ----------------------- ----------------

 Kennon Smith.......................            847                 847
 3863 Hwy. 338
 Cadwell, Georgia 31009

 Larry J. Sanders...................            847                 847
 560 Larry Sanders Road
 Chester, Georgia 31012

 Roger Wayne Lord Sr................            847                 847
 P.O. Box 1000
 Dexter, Georgia 31019

 Ringgold Telephone PCS Corp........        366,900             366,900/(33)/
 P.O. Box 869
 7449 Nashville Road
 Ringgold, Georgia 30736

 Wilkes Telephone & Electric Company        411,516             411,516/(34)/
 P.O. Box 277
 107 East Liberty Street
 Washington, Georgia 30673

 Robert Brooks III..................         59,947              59,147
 123 Bradford Drive
 Macon, Georgia 31220

 Richard Ellison Ricks, Jr..........         31,301              31,301
 8590 Estes Road
 Macon, Georgia 31220

 Charlene Bennett...................          1,310               1,310
 902 N. Dixon Street
 Alma, Georgia 31510

 Teddy Solomon......................          1,806               1,806
 P.O. Box 467
 Alma, Georgia 31510

 Teleview Communications, Inc.......        454,097             454,097/(35)/
 134 Bailey Avenue
 Leslie, Georgia 31764

 Tommy C. Smith.....................          1,966               1,966
 P.O. Box 187
 Leslie, Georgia 31764

--------

(33) The following persons share voting and investment power with respect to Ringgold Telephone PCS Corp.'s shares: Phil Erli, General Manager of Ringgold Telephone PCS, and Alice Evitt Bandy. Each of them disclaims beneficial ownership of the shares.


(34) Wilkes PCS, Inc. was a member of Georgia PCS. Pursuant to the Georgia PCS merger agreement, we agreed to issue shares of our common stock to Wilkes PCS's stockholder, Wilkes Telephone & Electric Company, in exchange for Wilkes PCS's membership units of Georgia PCS. George A. Dyson, President of Wilkes Telephone & Electric, has voting and investment power with respect to Wilkes Telephone & Electric's shares. He disclaims beneficial ownership of the shares.


(35) The board of directors of Teleview Communications, Inc. has voting and investment power with respect to Teleview Communications' shares. The members of the board of directors are: Tommy Smith, Linda Parrish, Ronny Chapman, Ruth Smith, Fran Smith, Gail Ledger and Claire Simmerson. Each of them disclaims beneficial ownership of the shares.

                                    Number of Shares
                                   Beneficially Owned    Number of Shares
                                  Prior to the Offering     Offered in
    Selling Shareholders         (as of August 14, 2002) This Prospectus
    --------------------         ----------------------- ----------------

    Ronny Chapman...............           983                  983
    P.O. Box 187
    Leslie, Georgia 31764

    Madison River Holdings Corp.        20,420               20,420/(36)/
    103 South 5th Street
    Mebane, North Carolina 27302

    Robert Wilton Krueger.......         1,814                1,814
    630 Sandy Springs
    Hawkinsville, Georgia 31036

    W. Mansfield Jennings III...         1,087                1,087
    Rt. 1 Box 4800
    Hawkinsville, Georgia 31036

    Michael D. McClain..........         1,087                1,087
    500 Clark Drive
    Hawkinsville, Georgia 31036

    W. Mansfield Jennings Jr....         2,538                2,538
    Mansfield Drive
    Hawkinsville, Georgia 31036

    Ken Johnson.................           328                  328
    P.O. Box 575
    Darien, Georgia 31305

    Leon Conner.................         4,767                4,767
    9161 Mudlake Road
    MacClenny, Florida 32063

    Johnny Ross.................         4,767                4,767
    Hwy 82 & 29
    P.O. Box 729
    Lewisville, AK 71845



--------

(36) The following officers of Madison River Holdings Corp. share voting and investment power with respect to Madison River Holdings' shares: J. Stephen Vanderwoude, Managing Director, Chairman and Chief Executive Officer; Paul H. Sunu, Managing Director, Chief Financial Officer and Secretary; Rick Whitener, Vice President and Treasurer; and Matt L. Springer, Vice President, General Counsel and Assistant Secretary. Each of them disclaims beneficial ownership of the shares.

                                      Number of Shares
                                     Beneficially Owned    Number of Shares
                                    Prior to the Offering     Offered in
   Selling Shareholders            (as of August 14, 2002) This Prospectus
   --------------------            ----------------------- ----------------

   HRC, Inc.......................        132,129             132,129/(37)/
   890 Simpson Avenue
   Rentz, Georgia 31075

   William H. Errickson...........          4,767               4,767
   2506 Strawhill Road
   Cleveland, Tennessee 37323

   Truman Lee Selmon..............            795                 795
   512 Stoneybrook Lane
   Ringgold, Georgia 30736

   April Denard Dyson.............          8,729               8,729
   P.O. Box 277
   Washington, Georgia 30673

   Larry B. Houck.................            655                 655
   335 Grandview Point
   McCormick, South Carolina 29835

   John Lawrence Fish, Jr.........         21,294              21,294
   2847 Glen Echo Drive
   Lizella, Georgia 31052

   Terrance Edward Harvin.........          7,623               7,623
   789 Lakecrest Drive
   Macon, Georgia 31210


   Only the selling stockholders identified in the table above may sell the shares set forth opposite his, her or its name in the table under the registration statement of which this prospectus is a part. Prior to any use of this prospectus in connection with any offering of the shares of common stock by any holder not identified in the table or with respect to shares of common stock not shown in the table, this prospectus will be supplemented or, if required, a post-effective amendment to the registration statement will be filed to set forth the name and number of shares of common stock beneficially owned by the selling stockholder intending to sell such shares and the number of shares of common stock to be offered. The prospectus supplement or the post-effective amendment, as the case may be, will also disclose whether any such selling stockholder selling in connection with the prospectus supplement or the post-effective amendment, as the case may be, has, during the three years prior to the date of the prospectus supplement or the post effective amendment, as the case may be, had any position, office or other material relationship with us or any of our predecessors or affiliates, if this information has not been disclosed in this prospectus.
--------

(37) Progressive Holding Company was a member of Georgia PCS. We issued shares of our common stock to HRC, Inc. in exchange for Progressive Holdings' membership units of Georgia PCS. Voting and investment power over the shares of HRC is shared by Don R. Christian, Roger Lord, Shirley Willis, George Lindsey, Jr., James Ward, Larry Sanders, Emory Anderson, and Kennon Smith. Each of them disclaims beneficial ownership of the shares.

             POSITIONS, OFFICES AND MATERIAL RELATIONSHIPS BETWEEN
                        THE SELLING STOCKHOLDERS AND US


   Set forth below is information about the positions, offices and material relationships which the selling stockholders have or have had with us and our predecessors or affiliates within the past three years.


Positions, Offices and Material Relationships between Former IWO Holdings Security Holders and Us

  Investcorp S.A.

   Investcorp S.A. is not a selling stockholder and does not directly own any shares of our common stock. However, Investcorp S.A. may be deemed to own the shares of our common stock shown in the table above as beneficially owned by Investcorp Investment Equity Limited and Investcorp IWO Limited Partnership, because Investcorp Investment Equity Limited is an indirect, wholly-owned subsidiary of Investcorp S.A., and an indirect, wholly-owned subsidiary of Investcorp S.A. is the general partner of Investcorp IWO Limited Partnership.


   In addition, Investcorp S.A. may be deemed to share beneficial ownership of the shares of our common stock shown in the table above as beneficially owned by the following selling stockholders, which we refer to in this prospectus as the "managed entities": Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Alloway Limited, Carrigan Limited, Frankfort Limited or Paugus Limited. Investcorp S.A. may be deemed to share beneficial ownership of the shares of our common stock held by the managed entities because the managed entities or their principals or shareholders have entered into management services or similar agreements with an affiliate of Investcorp S.A. pursuant to which each of such managed entity or principal or shareholder has granted that affiliate the authority to direct the voting and disposition of the common stock owned by such managed entity for so long as such agreement is in effect. In addition, an entity known as CIP Limited may be deemed to share beneficial ownership of the shares held by Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, and Zinnia Limited because CIP Limited acts as a director of companies that own the stock of such managed entities.


   Certain of the selling stockholders have entered into administrative services agreements with an affiliate of Investcorp S.A. These selling stockholders are Wireless International Limited, Wireless Equity Limited, Wireless Holdings Limited, Wireless Investments Limited, Wireless IIP Limited, IWO Equity Limited, IWO Investments Limited, Cellular Equity Limited, Mobile Holdings Limited, Equity IWO Limited, New Equity IWO Limited, New IWO Equity Limited, and New Wireless IIP Limited. We refer to those selling stockholders in this prospectus as the "client entities."

   An entity known as SIPCO Limited may be deemed to control Investcorp S.A. through its ownership of a majority of a company's stock that indirectly owns a majority of Investcorp S.A.'s shares.


   Prior to the IWO merger, Investcorp Bank E.C., an affiliate of Investcorp S.A., held warrants to purchase shares of IWO common stock. The warrants were cancelled in connection with the IWO merger pursuant to warrant cancellation agreements.



   In December 1999, IWO entered into a five-year agreement with Investcorp International Inc., an affiliate of Investcorp S.A., for management advisory and consulting services. The agreement was terminated in connection with the IWO merger. Also in December 1999, Independent Wireless One Corporation paid a loan advisory fee to Investcorp International Inc. Each of Christopher J. Stadler, Mamoun Askari, James O. Egan, Thomas J. Sullivan, Savio Tung, Christopher J. O'Brien, and Charles K. Marquis is a principal of Investcorp International Inc. and was a director of IWO and its subsidiary, Independent Wireless One Corporation, prior to the IWO merger.

   You can find more information about Investcorp S.A., SIPCO Limited, and their respective directors and executive officers in the Schedule 13D filed by Investcorp S.A. and SIPCO Limited with the SEC on April 11, 2002.




  Directors of US Unwired Following the Merger

   In this prospectus, we refer to Investcorp Investment Equity Limited, Investcorp IWO Limited Partnership, the managed entities and the client entities together as "Investcorp."

   Pursuant to the IWO merger agreement, at the effective time of the IWO merger, three of the nine members of our board of directors resigned and the remaining members of our board appointed three new individuals to fill the resulting vacancies. The newly appointed member whose term expires at our 2004 annual meeting was designated by Investcorp. The other two newly appointed members were designated by IWO, one with our approval.
   Also pursuant to the IWO merger agreement, at any meeting of our shareholders held after the IWO merger for the purpose of electing our directors, Investcorp is entitled to nominate, and we will cause to be nominated and will use our reasonable best efforts to cause to be elected, directors as follows:

  . for as long as Investcorp owns 75% or more of our common stock received by it in the IWO merger and 12% or more of our issued and outstanding common stock, the greater of one director or one third of our board (rounding down to the nearest whole number), after giving effect to the election of the directors nominated by IWO or Investcorp (or any director nominated or designated by those directors);

  . for so long as Investcorp owns 40% or more of our common stock received by it in the IWO merger and less than 12% but more than 6% of our issued and outstanding common stock, two directors, after giving effect to the election of the directors nominated by IWO or Investcorp (or any director nominated or designated by those directors); and

  . for so long as Investcorp owns 20% or more of our common stock received by it in the IWO merger, one director unless the board already includes a director nominated by IWO or Investcorp (or any director nominated or designated by those directors) and that director is not up for election.

   If any director nominated by IWO or Investcorp ceases to serve on our board of directors, Investcorp is entitled to designate a replacement director to fill the unexpired term.

   We have agreed to appoint at least one director nominated by IWO or Investcorp to serve on any executive or other committee to which we delegate the power and authority of our board of directors with respect to business matters generally if we create such a committee and if at that time there are any directors appointed by IWO or Investcorp serving on our board of directors.


   Harley Ruppert, who was appointed to our board of directors by IWO in connection with the IWO merger, may be deemed to share the beneficial ownership of the shares of our common stock reflected in the table above as beneficially owned by Newport PCS, Inc. because he shares voting and investment power with respect to those shares. Mr. Ruppert was a director of IWO and its subsidiary, Independent Wireless One Corporation, prior to the IWO merger.


   A copy of the IWO merger agreement is attached as Annex A to the prospectus contained in the registration statement on Form S-4 (registration no.
333-81928) that we filed with the SEC on February 1, 2002 and is incorporated by reference into the registration statement of which this prospectus is a part.

  Registration Rights Agreement


   The registration rights agreement that requires us to register the resale of the shares of our common stock covered by this prospectus also requires us, among other things, upon the request of the persons identified below, to use our reasonable best efforts to complete, prior to April 1, 2006, up to two public offerings of shares of our common stock held by persons who are entitled to the benefits of the registration rights agreement. We would not be required to file for such an offering before September 29, 2002, and such an offering can be an underwritten public offering only if it would result in aggregate proceeds in excess of $25 million. The persons who are entitled to request such an offering are:

  . Investcorp, provided that it continues to own at least 25% of the shares of our common stock issued to it in IWO merger, including shares underlying warrants to purchase our common stock issued to it in the IWO merger;

  . Odyssey Coinvestors LLC and Odyssey Investment Partners Fund LP, provided that Investcorp is not entitled to make the request and provided further that Investcorp, Odyssey Coinvestors LLC, Odyssey Investment Partners Fund LP, Paribas North America Inc., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Leveraged Income Trust, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II together continue to own in the aggregate at least 25% of the shares of our common stock issued to them in the IWO merger, including shares underlying warrants to purchase our common stock issued to them in the IWO merger;

  . holders of at least 51% of the shares of our common stock held by Solon Kandel, J.K. Hage III, Steven Nielsen, Delhi PCS Inc., Dry Brook Holdings LLC, MTC North Inc., Newport PCS Inc., Finger Lakes Technologies Group Inc., Adirondack Capital LLC, Cerberus Investments LP and Charles Lane, provided that neither Investcorp nor Odyssey Coinvestors LLC and Odyssey Investment Partners Fund LP are entitled to make the request; and

  . certain other selling stockholders who then hold in the aggregate a specified amount of our common stock, provided that none of the persons named above is entitled to make the request.

   In the registration rights agreement, we have agreed to indemnify the selling stockholders against liabilities arising out of or based upon any actual or alleged material misstatements or omissions in the registration statement of which this prospectus is a part or this prospectus, or any amendment or supplement thereto, and to reimburse the selling stockholders for expenses incurred by them in investigating or defending such liabilities. We are not required to indemnify or reimburse the selling stockholders for such liabilities and expenses arising from misstatements or omissions made in reliance on and in conformity with information furnished to us by the selling stockholders for use in the registration statement or this prospectus or any amendment or supplement thereto, or for liabilities or expenses arising out of or based upon any actual or alleged material misstatement or omission that was corrected in this prospectus or any amendment or supplement thereto if it is established that the selling stockholder failed to deliver such prospectus, as amended or supplemented, to the claimant unless we failed to provide such prospectus, as amended or supplemented, timely to the selling stockholder.

   Each selling stockholder has agreed either in the registration rights agreement or the Georgia PCS merger agreement, as the case may be, to indemnify us against liabilities arising out of or based upon any actual or alleged material misstatements or omission in the registration statement of which this prospectus is a part or this prospectus, or any amendment or supplement thereto, and to reimburse us for expenses incurred by us in investigating or defending such liabilities, but only to the extent that the misstatements or omissions were made in reliance upon and in conformity with written information provided to us by that selling stockholder expressly for use in the registration statement or this prospectus or any amendment or supplement thereto. These indemnification and reimbursement obligations of each selling stockholder are limited to the proceeds received by that selling stockholder from the sale of the shares of our common stock being offered hereby.

   We have agreed also to pay all expenses of this offering, including those that otherwise would be allocable to the selling stockholders, in connection with the registration of the shares of our common stock covered by this prospectus, including the reasonable fees and expenses of counsel to the selling stockholders, but the selling stockholders have agreed to pay any selling commissions and transfer taxes attributable to the sale of such shares and any out-of-pocket expenses of the selling stockholders, including fees and expenses of any other counsel for the selling stockholders.

   The registration rights agreement also permits the selling stockholders, subject to certain conditions, to include their shares in other registrations which we may decide to file.

   A copy of the registration rights agreement is filed as Exhibit 4(i)(e) to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 that we filed with the SEC on August 13, 2002, and is incorporated by reference into the registration statement of which this prospectus is a part.

  Standstill Agreement

   The following selling stockholders have entered into a standstill agreement with us: Investcorp Investment Equity Limited, Investcorp IWO Limited Partnership, each of the managed entities and each of the client entities. This agreement prohibits each of these selling stockholders, until April 1, 2004, from increasing its ownership in US Unwired, from selling, transferring, pledging or otherwise disposing of shares of our common stock to any person or group of persons which in the aggregate would own 15% or more of our then outstanding common stock and from engaging in certain proxy solicitations or takeover activities.

   A copy of the standstill agreement is attached as Annex G to the prospectus contained in the registration statement on Form S-4 (registration no.
333-81928) that we filed with the SEC on February 1, 2002, and is incorporated by reference into the registration statement of which this prospectus is a part.

  Lock Up Agreements


   In connection with the IWO merger, each of the selling stockholders that was a former IWO security holder entered into a lock up agreement with us. These lock up agreements prohibit these selling stockholders from selling or otherwise disposing of the shares of our common stock that they received in the IWO merger for varying time periods, in each case at least until July 30, 2002, which was 120 days after the effective time of the IWO merger and in other cases for longer periods, as described below. Until these shares are released from these lock ups, they will not be eligible for resale pursuant to the registration statement of which this prospectus is a part or otherwise, except in an underwritten public offering pursuant to the registration rights agreement.


   The lock up period for the following selling stockholders began on April 1, 2002 and extends for a maximum of 240 days thereafter: Investcorp Investment Equity Limited, Investcorp IWO Limited Partnership, each of the managed entities, each of the client entities, Odyssey Coinvestors LLC, Odyssey Investment Partners Fund LP, TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Leveraged Income Trust, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II and Paribas North America Inc.


   On each of July 31, 2002 and September 29, 2002, 35% of each such selling stockholder's shares was released from the lock up. The remainder of each such selling stockholder's shares will be released from the lock up on November 28, 2002. When these shares are released from the lock up, they will become immediately eligible for resale pursuant to the registration statement of which this prospectus is a part. The shares subject to the lock up include shares issuable upon the exercise of warrants to purchase our common stock which we issued in the IWO merger in exchange for warrants to purchase shares of IWO common stock held by these selling stockholders.


   A copy of the lock up agreement signed by these selling stockholders is attached as Annex E to the prospectus contained in the registration statement on Form S-4 (registration no. 333-81928) that we filed with the SEC on February 1, 2002, and is incorporated by reference into the registration statement of which this prospectus is a part.

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   The lock up period for the following selling stockholders began on April 1,
2002 and extends for a maximum of 300 days thereafter: Adirondack Capital LLC, Cerberus Investments L.P., Delhi PCS Inc., Dry Brook Holdings, LLC, Finger Lake Technologies Group Inc., J.K. Hage III, Charles B.S. Lane, MTC North, Inc., Newport PCS, Inc. and Steven M. Nielsen.

   On July 31, 2002, 20% of each such selling stockholder's shares was released from the lock up. An additional 30% of each such selling stockholder's shares will be released from the lock up on October 29, 2002 and the remainder of each such selling stockholder's shares will be released from the lock up on January 27, 2003. When these shares are released from the lock up, they will become immediately eligible for resale pursuant to the registration statement of which this prospectus is a part. The shares subject to the lock up include shares issuable upon the exercise of warrants and options to purchase our common stock that we issued in the IWO merger in exchange for warrants to purchase shares of IWO common stock and upon conversion of options to purchase shares of our common stock held by these selling stockholders.

   A copy of the lock up agreement signed by these selling stockholders is attached as Annex F to the prospectus contained in the registration statement on Form S-4 (registration no. 333-81928) that we filed with the SEC on February 1, 2002, and is incorporated by reference into the registration statement of which this prospectus is a part.

  Support Agreements


   Prior to the IWO merger, certain of the selling stockholders entered into agreements with us pursuant to which they agreed to vote all of their shares of IWO voting common stock at any meeting of IWO shareholders, or on every action by written consent by IWO shareholders, in favor of adoption of the IWO merger agreement, the IWO merger and the other transactions contemplated by the IWO merger agreement, against any competing proposal and against any action that would or could have adversely affected or prevented the consummation of the IWO merger or any other transaction contemplated by the IWO merger agreement. The selling stockholders who entered into these support agreements are the entities identified together as Investcorp on page 51, Odyssey Coinvestors LLC and Odyssey Investment Partners Fund LP.


   Copies of the support agreements signed by these selling stockholders are attached as Annexes B and C to the prospectus contained in the registration statement on Form S-4 (registration no. 333-81928) that we filed with the SEC on February 1, 2002 and are incorporated by reference into the registration statement of which this prospectus is a part.

  Executive Officers of US Unwired After the IWO Holdings Merger

   In connection with the IWO merger, we agreed to employ Mr. Nielsen, who is one of the selling stockholders, as our Chief Operating Officer effective on April 1, 2002. On that date, Mr. Nielsen was also elected to the offices of Vice President of IWO and each of its subsidiaries, Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.


   Prior to the IWO merger, Mr. Nielsen had entered into an employment agreement with IWO for the position of Chief Executive Officer of IWO and its subsidiaries. He also served as President and a director of IWO and each of its subsidiaries, and previously served as Chief Financial Officer of IWO and its subsidiaries. In connection with the IWO merger, we agreed to employ Mr. Nielsen as our Chief Operating Officer until December 31, 2003. Mr. Nielsen's employment agreement with IWO provides that the provisions of his employment agreement will be satisfied if he serves as our Chief Operating Officer and performs such duties as are appropriate to such office. His employment agreement provides also that if we terminate him without cause he is entitled to receive an amount equal to the base salary that would be due to him for the 12 months following the termination date, calculated as if he were employed during such 12 months. Mr. Nielsen received a loan from IWO's subsidiary, Independent Wireless One Corporation, to fund the cost of Mr. Nielsen's purchase of certain of IWO's shares from IWO in December 2000. In connection with the IWO merger, US Unwired assumed the loan agreement between IWO and Mr. Nielsen.


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  Stock Options

   At the effective time of the IWO merger, we assumed all outstanding options granted under the IWO Holdings, Inc. 1999 Management Stock Incentive Plan, or otherwise, prior to the effective time of the IWO merger, including options granted to two of the selling stockholders, Messrs. Nielsen and Hage, and automatically converted them into options for shares of our common stock. These converted options remain exercisable in accordance with the terms of the IWO Stock Incentive Plan, the agreements evidencing grants thereunder and any other existing agreements between IWO and an optionee except that the number of shares subject to the converted option and the exercise price of the option have been adjusted for the exchange ratio in the IWO merger. We have registered on Form S-8 (registration no. 333-85870) under the Securities Act the issuance of the shares of our common stock issuable upon exercise of the converted options.

   At the time of the IWO merger, a portion of Mr. Nielsen's unvested stock options granted to him under the IWO Holdings, Inc. 1999 Management Stock Incentive Plan became exercisable and his options which previously vested based upon the achievement of performance-based targets began to vest instead based only upon the lapse of time. If Mr. Nielsen is terminated without cause before April 1, 2004, all of his unvested options will vest.


   As of August 14, 2002, Mr. Nielsen held options to purchase 603,086 shares of our common stock, 471,957 of which options had vested and Mr. Hage held options to purchase 329,879 shares of our common stock, all of which options had vested. Of the options held by Mr. Nielsen that we assumed in connection with the IWO merger, 436,980 are exercisable at an option price of $5.54 per share, and 116,106 are exercisable at an option price of $6.75 per share. Following the merger, we granted Mr. Nielsen additional options to purchase 50,000 shares of our common stock at an exercise price of $5.12 per share. All of Mr. Hage's options are exercisable at an option price of $5.54 per share.


  Founders and Management Warrants


   At the effective time of the IWO merger, we exchanged the warrants to purchase shares of IWO common stock issued by IWO to its founders and management for warrants to purchase our common stock, including warrants held by the following selling stockholders: Messrs. Hage and Nielsen, Delhi PCS, Dry Brook Holdings LLC, Finger Lakes Technologies Group Inc., Investcorp IWO Limited Partnership, Cerberus Investments L.P., Odyssey Investment Partners Fund, LP, Adirondack Capital LLC and Newport PCS Inc. Newport PCS, Inc. is an affiliate of Harley Ruppert, one of our directors. With the exception of Mr. Nielsen's warrants, each new warrant has the same terms and provisions as the exchanged warrant except that the number of shares subject to the new warrant is equal to half of the number of shares subject to the exchanged warrant, adjusted for the exchange ratio in the IWO merger, the exercise price of the new warrant has been adjusted for the exchange ratio in the IWO merger and the new warrant became exercisable in full at the effective time of the IWO merger. Mr. Nielsen's new warrant has the same terms and provisions as the exchanged warrant except that the number of shares subject to and the exercise price of the new warrant has been adjusted for the exchange ratio in the IWO merger and the new warrant will be exercisable in full on or after December 31, 2003. All of the warrants are exercisable at a price of $5.5392 per share. We have registered on Form S-3 (registration no. 333-85314) under the Securities Act the issuance of shares of our common stock issuable upon exercise of the new warrants.



   Certain of the selling stockholders who hold these warrants were founders of Independent Wireless One Corporation, and received their warrants and shares of IWO common stock in exchange for their equity ownership in Independent Wireless One.


  High Yield Warrants

   At the effective time of the merger, we assumed the warrants to purchase shares of IWO common stock issued by IWO in connection with its units offering on February 2, 2001 pursuant to a warrant agreement with U.S. Bank National Association (fka Firstar Bank, N.A.), as warrant agent. We assumed all of IWO's obligations pursuant to the warrant agreement upon our acquisition of IWO and entered into a supplemental warrant agreement with the warrant agent. Each warrant entitles the holder to purchase 12.96401 shares of our common stock at an exercise price of $6.75 per share, subject to adjustment as provided in the warrant agreement. The

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warrants became exercisable at any time on or after February 15, 2002 and will automatically expire if they are unexercised at 5:00 p.m. New York City time on January 15, 2011. TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P. and TCW Leveraged Income Trust IV, L.P. hold warrants to purchase an aggregate of 324,100 shares of our common stock. We have registered on Form S-3 (registration no. 333-85312) under the Securities Act the issuance of shares of our common stock issuable upon exercise of the warrants.


  Indemnification Arrangements

   In connection with the IWO merger, we agreed that all rights to indemnification for acts or omissions occurring prior to the effective time of the IWO merger existing as of the date of the IWO merger agreement in favor of the former directors or officers of IWO, as provided in IWO's charter or bylaws or written agreements, will survive until April 1, 2008. We agreed also to assume, at any time when such assumption would not cause a default under our indenture, all such liability and to indemnify, at any time when such indemnification would not cause a default under our indenture, all such persons, in accordance with and to the extent of such rights, with respect to matters arising prior to the effective time of the merger. In addition, we agreed to use our reasonable best efforts to cause IWO to maintain in effect the policies of directors' and officers' liability insurance in effect and maintained by IWO on the date of the IWO merger agreement (or substitute policies providing at least the same coverage and limits and containing terms and conditions which are not materially less advantageous) with respect to claims arising from facts or events which occurred before the effective time of the IWO merger.

   Two of the selling stockholders, Messrs. Nielsen and Hage, and Mr. Ruppert who may be deemed to be the beneficial owner of the shares reflected in the table above as owned by Newport PCS, Inc., itself a selling stockholder, are former directors of IWO who are entitled to the benefits of these indemnification arrangements.


  IWO Stockholders Agreement



   Prior to the IWO merger, the following selling stockholders (or affiliates of selling stockholders) who are former stockholders of IWO were parties to a Stockholders Agreement with IWO: Delhi PCS Inc., Dry Brook Holdings LLC, Newport PCS Inc., Finger Lakes Technologies Group Inc., Charles Lane, Cerberus Investments L.P., J.K. Hage III, Adirondack Capital LLC, MTC North, Inc., Odyssey Investment Partners Fund, LP, Odyssey Coinvestors, LLC, Paribas North America, Inc., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., Steven M. Nielsen, Investcorp IWO Limited Partnership, Investcorp Investment Equity Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, and Zinnia Limited. The agreement was terminated prior to and in connection with the IWO merger.



   Pursuant to the agreement, the holders of IWO's class B common stock who were parties to the agreement agreed for a specified period of time to vote their shares in any election of IWO directors in the same manner as the holders of IWO's class D common stock who were parties to the agreement. The holders of IWO's class D common stock who were parties to the agreement agreed for a specified period of time to vote their shares in favor of four nominees for director designated by certain other IWO stockholders. These nominees were required to include Messrs. Hage and Ruppert for so long as they were willing and able to serve. In addition, the agreement provided that at least one nominee for director specified by certain IWO stockholders be a member of each committee of IWO's board of directors and that such nominee would be Mr. Hage for so long as he served as an IWO director.



   The agreement also provided that until an initial public offering by IWO, certain IWO stockholders would have a right of first refusal with respect to certain sales or transfers of IWO shares. In addition, the agreement granted certain IWO stockholders the right to request after and within specified periods of time one or more registrations of shares of IWO common stock under the Securities Act. It also provided that certain of IWO's


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stockholders could participate as selling stockholders in any registration of shares sold for IWO's account and, in limited circumstances, for the account of another person. In connection with any registration pursuant to the agreement, IWO agreed to indemnify each holder participating in the registration against certain liabilities under the federal securities laws and to pay certain expenses in connection with the registration. The parties to the IWO Stockholders Agreement also agreed to restrictions affecting the transferability of their IWO shares in the event of an initial public offering by IWO, and that certain of IWO's stockholders could participate in some types offerings of additional equity securities of IWO so that those stockholders could maintain their fully diluted percentage interest in the outstanding equity securities of IWO. Finally, the independent telephone companies that were parties to the agreement agreed to enhance strategically IWO's network build-out by taking and not taking specified actions.



  Former Directors of IWO and Its Subsidiaries



   The following selling stockholders, or officers, directors and/or principals of selling stockholders, were directors of IWO and its subsidiary, Independent Wireless One Corporation, and resigned as directors of both companies upon and in connection with the IWO merger: Steven M. Nielsen, J.K. Hage, Christopher J. Stadler, Mamoun Askari, James O. Egan, Charles K. Marquis, Thomas J. Sullivan, Savio Tung, Christopher J. O'Brien, Brian Kwait, and Harley Ruppert. Messrs. Nielsen and Hage are selling stockholders, and Mr. Hage is a manager of Adirondack Capital LLC, one of the selling stockholders. Messrs. Stadler, Askari, Egan, Sullivan, Tung O'Brien, and Marquis are principals of Investcorp International Inc., an affiliate of Investcorp S.A. As described above, Investcorp S.A. does not directly own any shares of our common stock but may be deemed to own the shares of our common stock held by certain of the selling stockholders. Mr. Kwait is a managing member of the general partner of Odyssey Investment Partners Fund, a managing member of the manager of Odyssey Investment Partners Fund, and a managing member of the managing member of Odyssey Coinvestors, LLC. Odyssey Investment Partners Fund and Odyssey Coinvestors, LLC are selling stockholders. Mr. Ruppert is the President of Newport PCS Inc., another of the selling stockholders. In addition, the following selling stockholders, or officers and/or directors of selling stockholders, are former directors of Independent Wireless One Corporation:
Charles B.S. Lane, selling stockholder and General Partner of Cerberus Investments L.P.; Curtis W. Barker, President of Delhi PCS Inc.; William Griswold, Vice President and Director of Finger Lakes Technologies Group Inc.; and Paul Griswold, Director of Finger Lakes Technologies Group Inc. Messrs. Nielsen and Sullivan were also directors of Independent Wireless One Leased Realty Corporation, an indirect subsidiary of IWO, and resigned as directors of that company upon and in connection with the IWO merger.


  Other Matters


   Mr. Hage is a member of the law firm of Hage and Hage LLC, which has performed legal services for IWO, including legal services rendered in connection with the IWO merger. Prior to the IWO merger, Mr. Hage was a director of IWO and its subsidiary, Independent Wireless One Corporation and served as General Counsel, Secretary and Vice President of IWO and its subsidiaries.



   IWO received financial advisory and investment banking services from several of its stockholders, including Paribas North America, Inc., which is one of the selling stockholders included in this prospectus. The financial advisory and investment banking services related to IWO's equity and debt financing and acquisition of Sprint PCS assets.


Positions, Offices and Material Relationships between Former Georgia PCS Securityholders and Us

  Georgia PCS Merger Agreement and Agreements with Option Holders


   In connection with the Georgia PCS merger, the following persons, which we refer to in this prospectus as the "Georgia PCS members," entered into the Georgia PCS merger agreement with us, our wholly-owned subsidiary and Georgia PCS, pursuant to which agreement they (or in certain cases, their stockholders or designees) received shares of our common stock in exchange for membership units of Georgia PCS: Alma PCS, Inc., Kevin Brooks, Brantley PCS, Inc., Ava Lightsey, Darrin Strickland, Leah Franklin, Donovan Strickland,


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A.W. Strickland, Coastal Utilities, Inc., ComSouth Management II, Inc., Darien
Telephone, Inc., Mary Alice Thomas, Dennis Vickers, Ed Haymans, Reginald Jackson, Mary Lou Chapman, Larry Garrett, Ellijay Telephone Co., John M. Harrison, Douglas P. Harrison, Marianne H. Bowman, Roger E. Futch, Quentin D. Holloway, Loretto Telecommunications, Inc., Louise Passarella Brown, Inc., Sayles Lawrence Brown, Inc., Desda Passarella Hutchins, Inc., Georgia PCS Corporation, PTC Holdings, Inc., Danny E. Sterling, Betty Chloe G. Metzger, Angela S. Ringenberg, Ginger C. Sterling, Gordon M. Duff, Larry Sanders, Kennon Smith, Charles E. Mullis, Don R. Christian, George Lindsey, Jr., Roger Lord, Ringgold Telephone PCS Corp., Wilkes PCS, Inc., Robert Brooks, III, Teleview Communications, Inc., Progressive Holding Company and Richard E. Ricks, Jr. A copy of the Georgia PCS merger agreement is attached as Exhibit 2.1 to our Amended Current Report on Form 8-K/A filed with the SEC on March 22, 2002 and is incorporated by reference into the registration statement of which this prospectus is a part.



   In connection with the Georgia PCS merger, we issued an aggregate of 186,796 shares of our common stock to the holders of unexercised options to purchase membership units of Georgia PCS who executed and delivered to Georgia PCS a Net Exercise Amendment which provided for the cancellation of such options. The following selling stockholders executed and delivered Net Exercise Amendments and received shares of our common stock in the Georgia PCS merger: Kevin Brooks, Charlene Bennett, Teddy Solomon, Teleview Communications, Inc., Tommy Smith, Ronny Chapman, Madison River Holdings Corp., Robert W. Krueger, W. Mansfield Jennings III, W. Mansfield Jennings Jr., Michael D. McClain, Ken Johnson, Leon Conner, Johnny Ross, HRC, Inc., William H. Errickson, T.L. Selmon, April Dyson, Larry Houck, Robert Brooks III, Richard E. Ricks, Jr., John L. Fish, Jr. and Terrance E. Harvin. We refer to these selling stockholders in this prospectus as the "Georgia PCS option holders."


   Pursuant to the Georgia PCS merger agreement, we granted to the selling stockholders who were former security holders of Georgia PCS certain rights, and they agreed to certain obligations, under the registration rights agreement that we entered into at the time of the IWO merger. These rights include, among other things, the right to participate in certain underwritten offerings and in other registrations we may decide to file and the right to indemnification and reimbursement of expenses, all as described above. These obligations include the obligation to indemnify and reimburse us for certain liabilities as described above.


   Also pursuant to the Georgia PCS merger agreement, we agreed to permit ComSouth Management II, Inc., Loretto Telecommunications, Inc., Louise Passarella Brown, Inc., Sayles Lawrence Brown, Inc., Desda Passarella Hutchins, Inc., Georgia PCS Corporation, PTC Holdings, Inc. and Wilkes PCS, Inc. to transfer the shares of our common stock that they were entitled to receive in connection with the Georgia PCS merger to their stockholders pursuant to separate plans of reorganization under Section 368(a)(1)(C) of the Internal Revenue Code. As of the date of this prospectus, the stockholders of ComSouth Management II, Inc., Loretto Telecommunications, Inc., Louise Passarella Brown, Inc., Sayles Lawrence Brown, Inc., Desda Passarella Hutchins, Inc. and Wilkes, PCS, Inc. had received shares of our common stock either pursuant to those transfers or in connection with the Georgia PCS merger and have been named as selling stockholders in this prospectus. However, as of the date of this prospectus, the stockholders of Georgia PCS Corporation and PTC Holdings, Inc. had not received the shares issued to those entities in connection with the Georgia PCS merger, but we have named those stockholders, along with Georgia PCS Corporation and PTC Holdings, Inc., as selling stockholders in this prospectus.


  Indemnification Arrangements

   Pursuant to the Georgia PCS merger agreement, the Georgia PCS members have agreed to indemnify us, our direct and indirect subsidiaries (including Georgia
PCS) and the respective directors, officers, employees and controlled and controlling persons of us and those subsidiaries for losses incurred by us, our subsidiaries or any of those specified persons as a result of certain breaches of representations, warranties, covenants and agreements made by the Georgia PCS members in the Georgia PCS merger agreement, for certain taxes and damages, losses, fees and expenses related to such taxes and, if necessary, for the post-closing purchase price adjustment that is based on Georgia PCS's actual working capital and actual indebtedness on the closing date of that acquisition as

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compared with estimates used at the time of the closing, in each case in accordance with the terms and provisions of the Georgia PCS merger agreement. We have agreed to indemnify each of the Georgia PCS members and their respective directors, officers, employees, partners and controlled and controlling persons for losses incurred by any of them as a result of certain breaches of representations, warranties, covenants and agreements made by us in the Georgia PCS merger agreement and, if necessary, for the post-closing purchase price adjustment, in each case in accordance with the terms and provisions of the Georgia PCS merger agreement. Any claim for indemnification pursuant to the Georgia PCS merger agreement must be made on or before March 8, 2004. We have entered into an escrow agreement with the Georgia PCS members pursuant to which 1,100,000 shares of our common stock issued to them in the Georgia PCS merger are being held in escrow for their account and future benefit but are available to us, our subsidiaries and those other persons related to us as specified above to satisfy the foregoing indemnification obligations of the Georgia PCS members pursuant to the terms and conditions of the escrow agreement. We have authorized the release of up to 100,000 shares from the escrow to satisfy post-closing pricing adjustments under the Georgia PCS merger agreement. Subject to reduction for the number of shares payable to us pursuant to the indemnification obligations of the Georgia PCS members under the Georgia PCS merger agreement, an additional 500,000 shares will be released from the escrow on March 8, 2003 and the remaining 500,000 shares will be released from the escrow on March 8, 2004. The shares held in escrow are covered by this prospectus and have been registered in the registration statement of which this prospectus is a part.



   In connection with the Georgia PCS merger, we agreed that all rights to indemnification for acts or omissions occurring prior to the effective time of the Georgia PCS merger existing as of the date of the Georgia PCS merger agreement in favor of the former management committee members or officers of Georgia PCS as provided in the Georgia PCS articles of incorporation or operating agreement will survive until March 8, 2004. We agreed also to use our reasonable best efforts to cause Georgia PCS to maintain in effect the policies of directors' and officers' liability insurance in effect and maintained by Georgia PCS as of the date of the Georgia PCS merger agreement (or substitute policies providing at least the same coverage and limits and containing terms and conditions which are not materially less advantageous) with respect to claims arising from facts or events which occurred before the effective time of the Georgia PCS merger. The following selling stockholders are former management committee members or officers of Georgia PCS who are entitled to the benefits of these indemnification arrangements: Roger Futch, Richard Ellison Ricks, Jr., Larry B. Houck, Teddy Solomon, Robert Wilton Krueger, William Errickson, Ronny Chapman, Gordon Duff and Robert Brooks III.


  Lock Up

   In connection with the Georgia PCS merger, each of the Georgia PCS members and Georgia PCS option holders agreed not to sell or otherwise dispose of the shares of our common stock that they received in the Georgia PCS merger, including shares held in the escrow account described above, for the period described below. Until these shares are released from these lock ups, they will not be eligible for resale pursuant to the registration statement of which this prospectus is a part or otherwise.


   The lock up period for each of these selling stockholders began on April 1, 2002 and extends for a maximum of 360 days thereafter. On each of July 31, 2002 and September 29, 2002, 20% of each such selling stockholder's shares were released from the lock up. An additional 20% of each such selling stockholder's shares will be released from the lock up on each of November 28, 2002, January 26, 2003 and March 28, 2003. When these shares are released from the lock up, they will become immediately eligible for resale pursuant to the registration statement of which this prospectus is a part, other than those shares which are still being held in escrow or have previously been distributed to us pursuant to the escrow agreement.


  Agreements Not to Compete; Confidentiality Agreements

   In connection with the Georgia PCS merger, each of the Georgia PCS members, other than Georgia PCS members who held less than 1% of outstanding membership units immediately prior to the Georgia PCS merger,

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agreed from the time of the Georgia PCS merger until March 8, 2003 not to engage in specified competitive activities with us or Georgia PCS in the service area covered by Georgia PCS's management services agreement with Sprint PCS and not to induce or attempt to induce any director, officer, employee, agent, customer, supplier or lessor of us or our subsidiaries to terminate their position or relationship with us or our subsidiaries. In addition, Messrs. Brooks, Harvin, Ricks and Fish entered into separate non-competition agreements with us. These agreements require, as a condition of their receipt of shares of our common stock in the Georgia PCS merger in exchange for cancellation of their options to purchase membership interests in Georgia PCS, that they not engage in certain competitive activities from a primary business location in the service area covered by the Georgia PCS management services agreement with Sprint PCS from the time of the Georgia PCS merger until the earlier of each date on which such shares are to be issued and December 15, 2002. These four individuals have agreed also for a period of two years commencing on March 8, 2002 not to disclose to others, use, copy or permit to be used or copied any secret or confidential information of us or Georgia PCS or relating to the business of Georgia PCS.

  Other Matters


   The following selling stockholders served as directors or management committee members of Georgia PCS in the last three years: Robert Wilton Krueger, Larry B. Houck, Roger Futch, Charles E. Mullis, Edward L. Haymans, Teddy Solomon, William H. Errickson, Gordon M. Duff, Ronny Chapman, and Kevin Kirbo Brooks.



   The following selling stockholders are former officers or employees of Georgia PCS: Robert Brooks III (Chief Operating Officer), Richard Ellison Ricks, Jr. (Chief Financial Officer), and John Lawrence Fish, Jr. (Director of Engineering and Network Operations). In addition, one of the selling stockholders, Terrance E. Harvin, served as Director of Sales and Marketing for Georgia PCS and remained an employee of Georgia PCS following the Georgia PCS merger. Mr. Harvin's employment at Georgia PCS terminated on May 10, 2002.



   The following selling stockholders served in the last three years as member representatives to Georgia PCS for their companies: Donovan Strickland, Brantley PCS, Inc.; Roger Futch, Ellijay Telephone Company; Teddy Solomon and Kevin Brooks, Alma PCS, Inc.; William H. Errickson and T.L. Selmon, Ringgold Telephone PCS Corp.; Robert Wilton Krueger, ComSouth Management II, Inc.; Ronny Chapman, Citizens Telephone Company and Teleview Communications, Inc.; Gordon Duff, PTC Holdings, Inc.; Larry B. Houck, Wilkes PCS, Inc.; Charles E. Mullis, Progressive Holding Company; Edward L. Haymans, Coastal Utilities, Inc.; Mary Lou Chapman and Ken Johnson, Darien Telephone Co., Inc.; Louise Brown, A.J. Passarella, and Desda Passarella Hutchins, Loretto Telecommunications, Inc.; and Leon Conner, Georgia PCS Corporation.



   There are numerous relationships among the selling stockholders who received our shares in connection with the Georgia PCS merger, and some relationships among the selling stockholders who received our shares in connection with the IWO merger, such as the following:



  . Some of the selling stockholders who received our shares in connection with the Georgia PCS merger are or were officers, directors, employees and/or equity owners of business entities that are also selling stockholders, or that are parent companies of selling stockholders. Some of those business entities are former members and/or option holders of Georgia PCS.



  . Some of the selling stockholders who received our shares in the Georgia PCS merger are family members of other selling stockholders.



  . Some of the selling stockholders who received our shares in connection with the IWO merger are partners or managers of business entities that are also selling stockholders. All of the selling stockholders who received our shares in the IWO merger are former stockholders of IWO, and some are also former holders of options and/or warrants of IWO.



  . Some selling stockholders that are business entities are affiliated with other selling stockholders that are business entities.


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


   The selling stockholders have held no position or office and have had no material relationships with us or any of our predecessors or affiliates within the past three years except for their ownership of shares of our common stock and options or warrants to purchase shares of our common stock and the relationships in the agreements described herein.



   You can find additional information about the offices, positions and relationships of the selling stockholders that were former IWO security holders in the reports and other information that we or IWO filed with the SEC prior to the IWO merger. For example, some of this additional information is contained in the notes to the consolidated financial statements of IWO that we filed in
Exhibit 99.1 to our Current Report on Form 8-K on April 1, 2002, and under the captions "Certain Relationships and Transactions" and "IWO Management's Discussion and Analysis of Financial Condition and Results of Operations--Related Party Transactions" in our registration statement on Form S-4 (registration number 333-81928) that we filed in connection with the IWO merger. We incorporate those portions of our Form 8-K and Form S-4 by reference into this prospectus. You can also find additional information in IWO's annual report on Form 10-K for the year ended December 31, 2001 and its subsequent quarterly reports on Form 10-Q. For information on how to access these and other reports and information, see "Where You Can Find More Information" on page 70 of this prospectus.


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

                       DESCRIPTION OF OUR CAPITAL STOCK

General

   In this section the pronoun "we" or "us" means US Unwired Inc. and not other members of its corporate family.


   As of the date of this prospectus, we were authorized to issue one billion shares of our capital stock, of which 800,000,000 were shares of our common stock, par value $.01 per share, and 200,000,000 were shares of our preferred stock. For information about our outstanding shares on any subsequent date, please consult our most recent SEC filings. For more information about our SEC filings, please see "Where You Can Find More Information" and "Incorporation By Reference" on pages 70 to 72 of this prospectus.


Common Stock

   Our common stock has one vote per share and votes in electing directors and generally on all matters that require a vote of stockholders. Holders of common stock have no cumulative voting rights and no preemptive, subscription or sinking fund rights. Subject to the preferences of any preferred stock outstanding, holders of common stock are entitled to any dividends that may be declared by our board of directors. If we liquidate or dissolve, holders of our common stock are entitled to anything that is left after we have paid all of our liabilities and the liquidation preference of any preferred stock outstanding.

Preferred Stock

   Our articles of incorporation allow our board of directors to issue our preferred stock in different series and to establish by an amendment to our articles of incorporation the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions that apply to each series of our preferred stock.

IWO Merger Agreement


   At the effective time of the IWO merger, three of our nine directors resigned from our board of directors and the resulting vacancies were filled by two board members designated by IWO and one board member designated by the entities identified above on page 51 that we refer to in this prospectus together as "Investcorp".


   Pursuant to the IWO merger agreement, at any meeting held after the IWO merger for the purpose of electing our directors, Investcorp is entitled to nominate directors as follows:

  . for as long as Investcorp owns 75% or more of our common stock received by it in the IWO merger and 12% or more of our issued and outstanding common stock, the greater of one director or one third of our board (rounding down to the nearest whole number), after giving effect to the election of the directors nominated by IWO or Investcorp (or any director nominated or designated by those directors);

  . for so long as Investcorp owns 40% or more of our common stock received by it in the IWO merger and less than 12% but more than 6% of our issued and outstanding common stock, two directors, after giving effect to the election of the directors nominated by IWO or Investcorp (or any director nominated or designated by those directors); and

  . for so long as Investcorp owns 20% or more of our common stock received by it in the IWO merger, one director unless the board already includes a director nominated by IWO or Investcorp (or any director nominated or designated by those directors) and that director is not up for election.

   If any director nominated by IWO or Investcorp ceases to serve on our board of directors, Investcorp is entitled to designate a replacement director to fill the unexpired term.

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

   In connection with the IWO merger, we amended our bylaws to include the provisions set forth in the IWO merger agreement relating to the nomination of directors by Investcorp and other matters relating to our directors after the IWO merger.

Stockholder Agreements

   On October 29, 1999 and February 15, 2000, we entered into agreements with four members of the Henning family, two of whom are currently members of our board of directors, and the then holders of our preferred stock, including The 1818 Fund. All of the preferred stock was converted into common stock in May 2000. Only one of the former preferred stockholders, The 1818 Fund, still owns this common stock. In May 2000, these agreements were amended and as amended they:

    . require the Henning family members to permit a former preferred holder who holds at least 5% of our common stock to participate proportionately in any sale by Henning family members of 20% or more of their stock to a third party,

    . require us to recommend up to two directors nominated by the former preferred holders, and

    . prohibit us, the Henning family members and the former preferred holders from taking any action, without specified stockholder approval, that would make us ineligible to hold any of our FCC licenses.

   In connection with the IWO merger, The 1818 Fund agreed that, at any time that Investcorp has the right to designate for election more than two directors to our board, The 1818 Fund will designate for election only one director to our board. Immediately at the time that Investcorp is no longer entitled to designate for election two or more directors to our board, The 1818 Fund's right to designate for election two directors to our board will automatically resume, provided that the other conditions to The 1818 Fund's right to designate for election two directors are satisfied.

Certain Charter, By-Law and Statutory Provisions

   The following sections describe certain provisions of our articles of incorporation and by-laws, and of the Louisiana Business Corporation Law.

   Classified board of directors. Our articles of incorporation divide the members of our board of directors into three classes, which are designated Class I, Class II and Class III. The members of each class serve for a three-year term. The terms are staggered, which means that each year the term of only one of the classes expires. Staggering directors' terms makes it more difficult for a potential acquiror to seize control of a target company through a proxy contest, even if the acquiror controls a majority of the company's stock, because only one-third of the directors stand for election in any one year.

   Special meetings of stockholders. Our articles of incorporation provide that any stockholder or stockholders holding at least 80% of our total voting power may require us to hold a special meeting of stockholders. In addition, any stockholder or group of stockholders holding at least 80% of the total voting power of any class or series of our stock may require us to hold a meeting of stockholders of that class or series. Our by-laws permit our board of directors or a majority of the number of directors who constitute our full board of directors to call a special meeting of stockholders at any time.

   Advance notice requirements for director nominations and stockholder proposals. Our by-laws provide that our board of directors may nominate candidates for election as directors and may propose matters to be voted on by our stockholders at our annual stockholders meetings and any special stockholders meetings. Our by-laws provide that such nominations and proposals may also be made for our annual meetings by any stockholder who is entitled to vote at the annual meeting, but only if the stockholder delivers a timely notice to us and otherwise has complied with specified notice procedures contained in the by-laws. A notice for an annual meeting will be

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

timely if the stockholder delivers it to us no later than 90 days, and no earlier than 120 days, before the first anniversary of our annual meeting for the prior year. An exception applies if our annual meeting is held more than 30 days before or more than 60 days after that anniversary. In that case, the notice must be delivered to us no earlier than 120 days before the annual meeting date and no later than the later of the following: 90 days before the annual meeting date or 10 days after we publicly announce the date of the annual meeting. Generally, only our board of directors, or the directors or stockholders who call a special meeting of stockholders, may propose matters for action at that special meeting. If the election of directors is a specific purpose of a special meeting called by the board of directors or by a majority of the board, then stockholders may make nominations just as they are permitted to do for annual meetings. In that case, the notice must be delivered to us no earlier than 120 days before the special meeting date and no later than the later of the following: 90 days before the special meeting date or 10 days after we publicly announce the date of the special meeting.

   Limitation of liability of directors and officers. Our articles of incorporation provide that our directors and officers will not be liable to us and our stockholders for monetary damages for breaches of their fiduciary duties as directors or officers, except for:

    . a breach of a director's or officer's duty of loyalty to us or our stockholders,

    . acts or omissions by directors or officers that are not in good faith or that involve intentional misconduct or a knowing violation of law,

    . liability for unlawful distributions of our assets to our stockholders, or unlawful redemptions or repurchases of our shares from our stockholders, to the extent provided in the Louisiana Business Corporation Law, and

    . any transaction in which a director or officer receives an improper personal benefit.

   Indemnification of directors and officers. Our by-laws provide that we must indemnify our directors and officers for claims made against them as our directors or officers so long as they have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In the case of a criminal proceeding they also must not have had reasonable cause to believe the conduct was unlawful.

   Redemption of capital stock. Our articles of incorporation permit us to purchase shares of our stock at fair market value from any stockholder whose ownership of our stock:

    . causes us to violate foreign ownership restrictions that apply to us as a FCC licensee,

    . would prevent us from holding any governmental license or franchise that is necessary to our business,

    . would delay us in obtaining any necessary license or franchise, or

    . would materially increase our cost of obtaining or operating under any necessary license or franchise.

   If we redeem shares, we must pay the fair market value based on market prices. We may pay the redemption price in cash or in debt or equity securities of us or our subsidiaries, or any combination of these things.

   Removal of directors. Our articles of incorporation provide that any director, other than a director who is elected by any series of preferred stock, may be removed only if there is cause for the removal and if holders of 80% or more of our total voting power vote in favor of removing the director. If a director, other than a director who is elected by any series of preferred stock, is removed, our board of directors has the exclusive right to fill the vacancy for 90 days after it occurs. If the board of directors fails to act during that period, our stockholders may fill the vacancy.

   Adoption and amendment of by-laws. Our articles of incorporation provide that new by-laws may be adopted by a majority vote of the number of directors who constitute the entire board of directors. Our by-laws may be amended or repealed by the same vote of our board of directors or by the affirmative vote of at least 80%, and in specified cases 85%, of the total voting power of our stockholders. Even though our stockholders have the power to amend or repeal our by-laws, they do not have the power to adopt new by-laws covering matters not already covered in the by-laws.

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

   Special stockholder voting requirements. Our articles of incorporation provide for special stockholder voting requirements to approve any of the following:

    . our merger or consolidation with another entity,

    . a share exchange of our shares for shares of another entity,

    . a sale of all or substantially all of our assets,

    . our dissolution,

    . an amendment to our articles of incorporation, or

    . any other proposal that is presented to our stockholders.

   The vote required for these actions is:

    . a majority of our total voting power that is present at the meeting, if the action has been approved by at least two-thirds of the number of directors who constitute the full board of directors, or

    . if the action has not been approved by at least two-thirds of the number of directors who constitute the full board of directors, then the required stockholder vote is:

       . 85% of our total voting power to amend provisions of our articles of incorporation that impose voting requirements greater than a majority,

       . 75% of our total voting power to amend our articles of incorporation in any other way, and

       . 66 2/3% of our total voting power for any merger, consolidation, share exchange, dissolution, or other matter.

   The Louisiana Business Corporation Law provides that if a proposed amendment to our articles of incorporation would adversely affect, within the meaning of the Louisiana Business Corporation Law, the shares of any class or series of our stock, then the amendment must also be approved by holders of the shares of that class or series. Under our articles of incorporation, that approval would require the affirmative vote of the holders of a majority of the voting power of that class or series present at a meeting of that class or series.

   Written consents of stockholders instead of a meeting of stockholders. Our articles of incorporation permit our stockholders to act by a written consent instead of a meeting of stockholders, but only if the written consent is signed by all of our stockholders having voting power on the proposed action. The effect of this is to eliminate stockholder action by written consent, because it would be impractical to obtain the consent of every stockholder. There is one exception to the foregoing: consents of less than all of the holders may be permitted for class votes of series of preferred stock.

   Board action. Our articles of incorporation provide that our board of directors may act only by a majority of the number of directors constituting our full board of directors.


   IWO merger. Our by-laws provide for the nomination of directors by the entities identified above on page 51 that we refer to in this prospectus together as "Investcorp" as described above under "IWO Merger Agreement" and other matters relating to our directors after the IWO merger.


Louisiana Fair Price and Control Share Laws

   Our articles of incorporation provide that the following do not apply to us:

    . Louisiana's fair price law, which provides generally that a buyer must pay a price to all stockholders that is generally equal to the highest price the buyer paid to any stockholder.

    . Louisiana's control share law, which provides that persons who acquire specified levels of voting stock may not exercise the vote unless the remaining stockholders vote to allow it. These levels are generally 20%, 33 1/3% and 50%.

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

Anti-Takeover Provisions

   Prior to our acquisition of IWO Holdings, Inc. on April 1, 2002, we had two classes of common stock. One class had one vote per share and the other, which was held primarily by our founding family, had 10 votes per share. We had little concern about being acquired against the will of our board of directors because the voting power of our founding family and their related interests, even if not completely united, could have prevented an unfriendly acquisition of us. Our issuance of new shares in our recent acquisitions of IWO and Georgia PCS, and our conversion to just one class of common stock with one vote per share, has significantly reduced the voting power of our founding family. Because of this, our board of directors adopted changes in our bylaws, and our stockholders adopted changes to our articles of incorporation at our annual stockholders meeting on April 23, 2002. These changes are reflected in the description above of our capital stock and are described more specifically in the definitive proxy statement that we filed with the SEC on March 22, 2002. That proxy statement is incorporated by reference into this prospectus.

   These anti-takeover provisions, and others, including a "poison pill" that our board of directors may adopt hereafter, may discourage offers to acquire us and may permit our board of directors to choose not to entertain offers to purchase us, even offers that are at a substantial premium to the market price of our stock. Our stockholders may therefore be deprived of opportunities to profit from a sale of control.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is The Bank of New
York.

   Our common stock is listed on The Nasdaq National Market under the symbol "UNWR".

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

                             PLAN OF DISTRIBUTION

   In this section, the term "offered shares" means the shares of our common stock that are covered by this prospectus and the registration statement of which it is a part.


   The selling stockholders (including their respective donees and pledgees, if applicable) intend to distribute the offered shares only as follows (if at all).


   The offered shares may be sold by the selling stockholders from time to time in:

  . transactions in the Nasdaq National Market or other markets in which shares of US Unwired are traded or through the writing of options;

  .   negotiated transactions; or

  .   a combination of these methods of sale.

   The selling stockholders may sell such offered shares at:

  .   fixed prices which may be changed;

  .   market prices prevailing at the time of sale;

  .   prices related to prevailing market prices; or

  .   negotiated prices.

   The offered shares may also be sold in open market transactions in reliance upon Rule 144 or Rule 145 under the Securities Act of 1933, provided such transactions meet the criteria and conform to the requirements of the rule. The selling stockholders may sell the offered shares to or through agents, broker-dealers or underwriters (otherwise than in an underwritten public offering), and these agents, broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the offered shares for whom these broker-dealers may act as agents or to whom they sell as principals, or both. The compensation as to a particular broker-dealer might be in excess of customary commissions.

   The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit from the sale of these offered shares by the selling stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of such profit or compensation.

   In connection with the sales of the offered shares or otherwise, the selling stockholders may engage in block transfers, or engage in short sales of the offered shares and deliver offered shares to close out such short positions. The selling stockholders also may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered shares and deliver offered shares to close out such short positions, or loan or pledge offered shares to broker-dealers that in turn may sell such offered shares.

   From time to time, the selling stockholders may pledge or grant a security interest in some or all of the offered shares. If the selling stockholders default in performance of their secured obligations, the secured parties may offer and sell the offered shares from time to time by this prospectus. The selling stockholders also may transfer and donate offered shares in other circumstances. The number of offered shares will decrease as and when the selling stockholders transfer or donate offered shares or default in performing obligations secured by offered shares. The plan of distribution for the offered shares will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

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

   In order to comply with the securities laws of particular states, if applicable, offered shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in particular states, the offered shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

   The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the offered shares by the selling stockholders. None of the selling stockholders has entered into, or will enter into before the effective date of the shelf registration statement, any agreement, arrangement or understanding with any broker or dealer relating to the sale of any of the offered shares. The offered shares will be offered and sold only for cash.

   We will inform the selling stockholders that they are legally required in accordance with applicable prospectus delivery requirements to deliver copies of this prospectus in connection with any sale of any offered shares.

   Each selling stockholder will pay all fees, discounts and brokerage commissions allocable to his, her or its offered shares and any applicable taxes associated with the sale of offered shares by the selling stockholder. We will pay all expenses of this registration, including without limitation, the costs and expenses of preparing and reproducing this prospectus and complying with state securities laws, filing fees with the SEC, and the fees and expenses of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders, and the selling stockholders have agreed to indemnify us, against particular civil liabilities, including certain liabilities under the Securities Act.

   The offered shares bear legends as to their restricted transferability. Upon the effectiveness of the registration statement of which this prospectus is a part, the expiration of applicable lock up periods and the transfer by the selling stockholders of any of the offered shares pursuant to the registration statement, new certificates representing these offered shares will be issued to the transferee, free of such legends unless otherwise required by law. The new certificates will also bear other applicable legends as may be required by law, to reflect applicable prospectus delivery requirements or to assist us in requiring compliance with the Securities Act.

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

                                 LEGAL MATTERS

   The validity of our common stock offered hereby has been passed upon for us by Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., New Orleans, Louisiana.

                                    EXPERTS

   The consolidated financial statements of US Unwired Inc. appearing in US Unwired Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, and the statement of assets sold and the related statements of revenues and expenses of the Sprint Spectrum Albany, Syracuse and Manchester Markets appearing in US Unwired Inc.'s Current Report on Form 8-K filed with the SEC on April 1, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements of US Unwired Inc. and such statement of assets sold and the related statements of revenues and expenses of the Sprint Spectrum Albany, Syracuse and Manchester Markets are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

   The audited historical consolidated financial statements of IWO Holdings, Inc. and its subsidiaries at December 31, 2000 and 2001 and for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001, incorporated in this prospectus by reference to US Unwired Inc.'s Current Report on Form 8-K dated April 1, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             FINANCIAL STATEMENTS

   Our financial statements are incorporated by reference to our most recent Form 10-K report and any Form 10-Q reports that we filed after our most recent Form 10-K report.

   Financial statements of IWO Holdings, Inc. and pro forma financial statements of us and IWO are each incorporated by reference to our Current Reports on Form 8-K dated April 1, 2002 and August 16, 2002.


   Financial statements may also be included in other SEC filings that are incorporated into this prospectus by reference. See "Incorporation by Reference" on page 71 of this prospectus.


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

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http://www.sec.gov. Reports, proxy statements and other information pertaining to us may also be inspected at the offices of The Nasdaq National Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

   We filed a registration statement on Form S-3 to register with the SEC sales of the common stock offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in our registration statement or the exhibits to the registration statement.

   You should rely only on the information or representations provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of our securities in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

   Our address on the world wide web is http://www.usunwired.com. The information on our web site is not a part of this document.

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

                          INCORPORATION BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the completion of the offering of the securities described in this prospectus:



                       Filings              Period or Date Filed
                     -------                --------------------
                 . Our Annual Report      Year ended December 31,
                   on Form 10-K           2001

                 . Our Quarterly          Quarters ended March 31,
                   Reports on Form        2002 and June 30, 2002
                   10-Q

                 . Our Current            February 14, 2002, March
                   Reports on Form 8-K    21, 2002, April 1, 2002,
                                          April 15, 2002
                                          August 19, 2002 and
                                          November 13, 2002

                 . Our Amendment to       March 22, 2002
                   Current Report on
                   Form 8-K

                 . Our Definitive         March 22, 2002
                   Proxy Statement on
                   Schedule 14A

                 . The description of     November 12, 2002
                   US Unwired's
                   common stock set
                   forth in amendment
                   number 1 to the
                   registration
                   statement on Form
                   8-A (File No.
                   0-22003),
                   including any
                   further amendment
                   to that form that
                   we may file in the
                   future for the
                   purpose of
                   updating the
                   description of our
                   common stock



   In addition to the filings listed above, we incorporate by reference additional documents that we may file with the SEC between the date of this document and the date of the completion of the offering of the securities described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We incorporate by reference also all such documents filed by us after the date of the initial filing of this registration statement and prior to its effectiveness.


   You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC's Internet world wide web site at http://www.sec.gov. Documents incorporated by reference are available from us without charge, excluding certain exhibits to those documents. You can obtain documents incorporated by reference in this document upon written or oral request to us at the following address:


                                   Treasurer
                                US Unwired Inc.
                              901 Lakeshore Drive
                         Lake Charles, Louisiana 70601
                           Telephone: (337) 310-3500
                              Fax: (337) 310-3250
                            Email: ir@usunwired.com

   We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this document. Therefore, if anyone does give you information of that sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

   Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

   All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the prospectus which forms a part of this Registration Statement.

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the SEC registration fee.


                    SEC registration fee........ $  4,222.85
                    Printing expenses........... $ 60,000.00
                    Legal fees and expenses..... $163,000.00
                    Accounting fees and expenses $265,000.00
                    Miscellaneous............... $  5,000.00

                                                 -----------
                       Total.................... $497,222.85

                                                 ===========




Item 15. Indemnification of Directors and Officers.

   Section 83A(1) of the Louisiana Business Corporation Law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 83A(2) provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 83(B) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Any indemnification under Section 83A, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:

    . by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or

    . if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or

    . by the stockholders.

   The indemnification provided for by Section 83 shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

   Section 24 of the Louisiana Business Corporation Law provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:

    . for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders.

    . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

    . who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the stockholders, or stock purchases or redemptions in violation of Louisiana law.

    . for any transaction from which the director or officer derived an improper personal benefit.

   Article VI of US Unwired's Articles of Incorporation contains the provisions permitted by Section 24 of the Louisiana Business Corporation Law and permits the Board of Directors to take further action to provide indemnification to, and limit the liability of, to the full extent permitted by law, the directors and officers of US Unwired by causing US Unwired to enter into contracts with our directors and officers, adopting by-laws or resolutions, and causing us to procure and maintain directors' and officers' liability insurance or other similar arrangements, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions or insurance or arrangements.

   Article VI permits the Board of Directors to cause US Unwired to approve for our direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

   Section 11 of our by-laws makes mandatory the indemnification of any of our officers and directors against any expenses, costs, attorneys' fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement actually and reasonably incurred by him (as they are incurred) by reason of his position as director or officer of US Unwired or any subsidiary or other specified positions if he is successful in his defense of the matter on the merits or otherwise or has been found to have met the applicable standard of conduct.

   The standard of conduct is met when the director or officer is found to have acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of US Unwired, and, in the case of a criminal action or proceeding, with no reasonable cause to believe that his conduct was unlawful. No indemnification is permitted in respect of any matter as to which a director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 11 further provides that indemnification granted pursuant to this section shall not be deemed exclusive of any other rights to which a director or officer is or may become entitled under any statute, article of incorporation, by-law, authorization of stockholders or directors, agreement or otherwise; and that we intend by this section to indemnify and hold harmless a director or officer to the fullest extent permitted by law.

   We maintain a directors' and officers' liability insurance policy.

   In connection with the IWO merger, we agreed that all rights to indemnification for acts or omissions occurring prior to the effective time of the IWO merger existing as of the date of the IWO merger agreement in favor of the former directors or officers of IWO, as provided in IWO's charter or bylaws or written agreements, will survive until April 1, 2008. We agreed also to assume, at any time when such assumption would not cause a default under our indenture, all such liability and to indemnify, at any time when such indemnification would not cause a default under our indenture, all such persons, in accordance with and to the extent of such rights, with respect to matters arising prior to the effective time of the merger. In addition, we agreed to use our reasonable best efforts to cause IWO to maintain in effect the policies of directors' and officers' liability insurance in effect and maintained by IWO on the date of the IWO merger agreement (or substitute policies providing at least the same coverage and limits and containing terms and conditions which are not materially less advantageous) with respect to claims arising from facts or events which occurred before the effective time of the IWO merger. Some of the former IWO officers and directors are currently officers or directors of US Unwired.

Item 16. Exhibits.

   The following documents are filed herewith or incorporated herein by reference.


Exhibit
Number                                               Description
-------                                              -----------
  2.1   Agreement and Plan of Merger, dated as of December 19, 2001, by and among the Registrant,
        Northeast Unwired Inc. and IWO Holdings, Inc. (Incorporated by reference to Exhibit 2.1 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

  2.2   Agreement and Plan of Merger, dated as of February 8, 2002 by and among the Registrant, Saints
        Sub, LLC and Georgia PCS Management, LLC. (Incorporated by reference to Exhibit 2.1 filed with the Registrant's Amendment to Current Report on Form 8-K filed on March 22, 2002.)

  4.1   Third Restated Articles of Incorporation of US Unwired Inc. (Incorporated by reference to
        Exhibit 3.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended
        March 31, 2002.)

  4.2   By-Laws of US Unwired Inc. as amended on March 28, 2002. (Incorporated by reference to Exhibit
        3.2 filed with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.)

  4.3   Specimen of certificate representing the common stock of US Unwired Inc. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-3 filed by the Registrant on
        April 1, 2002, registration no. 333-85312.)

  5.1   Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. regarding the validity of the common stock of the Registrant registered hereby.

 10.1   Registration Rights Agreement, dated April 1, 2002, by and among the Registrant, and Investcorp
        IWO Limited Partnership, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited,
        Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia
        Limited, Investcorp Investment Equity Limited, Alloway Limited, Carrigan Limited, Frankfort
        Limited, Paugus Limited, Wireless International Limited, Wireless Equity Limited, Wireless
        Holdings Limited, Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited,
        Cellular Equity Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New

Exhibit
Number                                               Description
-------                                              -----------
        IWO Equity Limited, New Wireless IIP Limited, New Equity IWO Limited, Odyssey Investment
        Partners Fund, LP, Odyssey Coinvestors, LLC, Paribas North America Inc., TCW/Crescent
        Mezzanine Trust II, TCW/Crescent Mezzanine Partners II, LP, TCW Leveraged Income Trust, LP,
        TCW Leveraged Income Trust II, LP, TCW Leveraged Income Trust IV, LP, Solon Kandel, J.K.
        Hage III, Steven Nielsen, Delhi PCS Inc., Dry Brook Holdings LLC, MTC North Inc., Newport PCS
        Inc., Finger Lakes Technologies Group Inc., Adirondack Capital LLC, Cerberus Investments LP,
        Charles Lane, William L. Henning, Sr., Lena B. Henning, William L. Henning, Jr., John A. Henning,
        and Thomas G. Henning. (Incorporated by reference to Exhibit 4(i)(e) filed with the Registrant's
        Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.)

 10.2   Form of Standstill Agreement, dated as of December 19, 2001, by and among the Registrant and
        Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger
        Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp Investment
        Equity Limited, Investcorp IWO Limited Partnership, Alloway Limited, Carrigan Limited, Frankfort
        Limited, Paugus Limited, Wireless International Limited, Wireless Equity Limited, Wireless
        Holdings Limited, Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited,
        Cellular Equity Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New
        IWO Equity Limited, New Wireless IIP Limited, and New Equity IWO Limited. (Incorporated by
        reference to Exhibit 10.6 filed with the registration statement on Form S-4 filed by the Registrant on
        February 1, 2002, registration no. 333-81928.)

 10.3   Form of Lock-Up Agreement dated as of December 19, 2001, signed by each of Ballet Limited,
        Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill
        Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp Investment Equity Limited,
        Investcorp IWO Limited Partnership, Alloway Limited, Carrigan Limited, Frankfort Limited, Paugus
        Limited, Wireless International Limited, Wireless Equity Limited, Wireless Holdings Limited,
        Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited, Cellular Equity
        Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New IWO Equity
        Limited, New Wireless IIP Limited, New Equity IWO Limited, Odyssey Investment Partners Fund,
        LP, Odyssey Coinvestors, LLC, TCW/Crescent Mezzanine Trust II, TCW/Crescent Mezzanine
        Partners II, LP, TCW Leveraged Income Trust, LP, TCW Leveraged Income Trust II, LP, TCW
        Leveraged Income Trust IV, LP, and Paribas North America Inc. (Incorporated by reference to
        Exhibit 10.4 filed with the registration statement on Form S-4 filed by the Registrant on February 1,
        2002, registration no. 333-81928.)

 10.4   Form of Lock-Up Agreement dated as of December 19, 2001, signed by each of Solon L. Kandel,
        J.K. Hage III, Steven M. Nielsen, Delhi PCS Inc., Dry Brook Holdings LLC, MTC North, Inc.,
        Newport PCS Inc., Finger Lakes Technologies Group Inc., Adirondack Capital LLC, Cerberus
        Investments LP, and Charles Lane. (Incorporated by reference to Exhibit 10.5 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

 10.5   Form of Support Agreement, dated as of December 19, 2001, by and between IWO Holdings, Inc.
        and each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited,
        Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp
        Investment Equity Limited, Investcorp IWO Limited Partnership, Odyssey Investment Partners
        Fund, LP, and Odyssey Coinvestors, LLC. (Incorporated by reference to Exhibit 10.1 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

 10.6   Form of Support Agreement, dated as of December 19, 2001, by and between IWO Holdings, Inc., and each of Alloway Limited, Carrigan Limited, Frankfort Limited, Paugus Limited, Wireless
        International Limited, Wireless Equity Limited, Wireless Holdings Limited, Wireless Investments
        Limited, IWO Equity Limited, IWO Investments Limited, Cellular Equity Limited, Mobile Holdings
        Limited, Wireless IIP Limited, Equity IWO Limited, New IWO Equity Limited, New Wireless IIP
        Limited, and New Equity IWO Limited. (Incorporated by reference to Exhibit 10.2 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

Exhibit
Number                                             Description
-------                                            -----------

 23.1   Consent of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. (included in Exhibit 5.1).

 23.2   Consent of Ernst & Young LLP relating to the consolidated financial statements of US Unwired Inc.

 23.3   Consent of PricewaterhouseCoopers LLP.

 23.4   Consent of Ernst & Young LLP relating to the financial statements of Sprint Spectrum Albany,
        Syracuse and Manchester Markets.

  24*   Power of Attorney (See Signature Page)

--------

* Filed previously.

Item 17. Undertakings

   The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Charles, State of Louisiana, on the 12th day of November, 2002.



                                              US UNWIRED INC.

                                              By:     /s/ THOMAS G. HENNING
                                                  -----------------------------
                                                        Thomas G. Henning
                                                  General Counsel and Corporate
                                                            Secretary





   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

              *                Director, Chief Executive      November 12, 2002
-----------------------------    Officer and President
       Robert W. Piper           (Principal Executive
                                 Officer)

              *                Chief Financial Officer        November 12, 2002
-----------------------------    (Principal Financial
       Jerry E. Vaughn           Officer)

              * November 12, 2002 ----------------------------- Controller (Principal
        Don Loverich             Accounting Officer)

              *                Director (Chairman of the      November 12, 2002
-----------------------------    Board)
   William L. Henning, Jr.

              *                Director                       November 12, 2002
-----------------------------
      Thomas G. Henning

              *                Director                       November 12, 2002
-----------------------------
     Lawrence C. Tucker

              *                Director                       November 12, 2002
-----------------------------
     Charles T. Cannada

              *                Director                       November 12, 2002
-----------------------------
    Henry P. Hebert, Jr.

              *                Director                       November 12, 2002
-----------------------------
   Christopher J. Stadler

          Signature                        Title                    Date
          ---------                        -----                    ----

              *                Director                       November 12, 2002
-----------------------------
     Thomas J. Sullivan

              *                Director                       November 12, 2002
-----------------------------
       Harley Ruppert




*By:  /s/  Thomas G. Henning
     -------------------------
         Thomas G. Henning
         Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit
Number                                               Description
-------                                              -----------
  2.1   Agreement and Plan of Merger, dated as of December 19, 2001, by and among the Registrant,
        Northeast Unwired Inc. and IWO Holdings, Inc. (Incorporated by reference to Exhibit 2.1 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

  2.2   Agreement and Plan of Merger, dated as of February 8, 2002 by and among the Registrant, Saints
        Sub, LLC and Georgia PCS Management, LLC. (Incorporated by reference to Exhibit 2.1 filed with the Registrant's Amendment to Current Report on Form 8-K filed on March 22, 2002.)

  4.1   Third Restated Articles of Incorporation of US Unwired Inc. (Incorporated by reference to
        Exhibit 3.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended
        March 31, 2002.)

  4.2   By-Laws of US Unwired Inc. as amended on March 28, 2002. (Incorporated by reference to Exhibit
        3.2 filed with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.)

  4.3   Specimen of certificate representing the common stock of US Unwired Inc. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-3 filed by the Registrant on
        April 1, 2002, registration no. 333-85312.)

  5.1   Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. regarding the validity of the common stock of the Registrant registered hereby.

 10.1   Registration Rights Agreement, dated April 1, 2002, by and among the Registrant, and Investcorp
        IWO Limited Partnership, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited,
        Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited,
        Investcorp Investment Equity Limited, Alloway Limited, Carrigan Limited, Frankfort Limited,
        Paugus Limited, Wireless International Limited, Wireless Equity Limited, Wireless Holdings
        Limited, Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited, Cellular
        Equity Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New
        IWO Equity Limited, New Wireless IIP Limited, New Equity IWO Limited, Odyssey Investment
        Partners Fund, LP, Odyssey Coinvestors, LLC, Paribas North America Inc., TCW/Crescent
        Mezzanine Trust II, TCW/Crescent Mezzanine Partners II, LP, TCW Leveraged Income Trust, LP,
        TCW Leveraged Income Trust II, LP, TCW Leveraged Income Trust IV, LP, Solon Kandel, J.K.
        Hage III, Steven Nielsen, Delhi PCS Inc., Dry Brook Holdings LLC, MTC North Inc., Newport PCS
        Inc., Finger Lakes Technologies Group Inc., Adirondack Capital LLC, Cerberus Investments LP,
        Charles Lane, William L. Henning, Sr., Lena B. Henning, William L. Henning, Jr., John A. Henning,
        and Thomas G. Henning. (Incorporated by reference to Exhibit 4(i)(e) filed with the Registrant's
        Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.)

 10.2   Form of Standstill Agreement, dated as of December 19, 2001, by and among the Registrant and
        Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger
        Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp Investment
        Equity Limited, Investcorp IWO Limited Partnership, Alloway Limited, Carrigan Limited, Frankfort
        Limited, Paugus Limited, Wireless International Limited, Wireless Equity Limited, Wireless
        Holdings Limited, Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited,
        Cellular Equity Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New
        IWO Equity Limited, New Wireless IIP Limited, and New Equity IWO Limited. (Incorporated by
        reference to Exhibit 10.6 filed with the registration statement on Form S-4 filed by the Registrant on
        February 1, 2002, registration no. 333-81928.)

Exhibit
Number                                               Description
-------                                              -----------

 10.3   Form of Lock-Up Agreement dated as of December 19, 2001, signed by each of Ballet Limited,
        Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill
        Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp Investment Equity Limited,
        Investcorp IWO Limited Partnership, Alloway Limited, Carrigan Limited, Frankfort Limited, Paugus
        Limited, Wireless International Limited, Wireless Equity Limited, Wireless Holdings Limited,
        Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited, Cellular Equity
        Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New IWO Equity
        Limited, New Wireless IIP Limited, New Equity IWO Limited, Odyssey Investment Partners Fund,
        LP, Odyssey Coinvestors, LLC, TCW/Crescent Mezzanine Trust II, TCW/Crescent Mezzanine
        Partners II, LP, TCW Leveraged Income Trust, LP, TCW Leveraged Income Trust II, LP, TCW
        Leveraged Income Trust IV, LP, and Paribas North America Inc. (Incorporated by reference to
        Exhibit 10.4 filed with the registration statement on Form S-4 filed by the Registrant on February 1,
        2002, registration no. 333-81928.)

 10.4   Form of Lock-Up Agreement dated as of December 19, 2001, signed by each of Solon L. Kandel,
        J.K. Hage III, Steven M. Nielsen, Delhi PCS Inc., Dry Brook Holdings LLC, MTC North, Inc.,
        Newport PCS Inc., Finger Lakes Technologies Group Inc., Adirondack Capital LLC, Cerberus
        Investments LP, and Charles Lane. (Incorporated by reference to Exhibit 10.5 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

 10.5   Form of Support Agreement, dated as of December 19, 2001, by and between IWO Holdings, Inc.
        and each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited,
        Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp
        Investment Equity Limited, Investcorp IWO Limited Partnership, Odyssey Investment Partners
        Fund, LP, and Odyssey Coinvestors, LLC. (Incorporated by reference to Exhibit 10.1 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

 10.6   Form of Support Agreement, dated as of December 19, 2001, by and between IWO Holdings, Inc., and each of Alloway Limited, Carrigan Limited, Frankfort Limited, Paugus Limited, Wireless
        International Limited, Wireless Equity Limited, Wireless Holdings Limited, Wireless Investments
        Limited, IWO Equity Limited, IWO Investments Limited, Cellular Equity Limited, Mobile Holdings
        Limited, Wireless IIP Limited, Equity IWO Limited, New IWO Equity Limited, New Wireless IIP
        Limited, and New Equity IWO Limited. (Incorporated by reference to Exhibit 10.2 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no.
        333-81928.)

 23.1   Consent of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. (included in Exhibit 5.1).

 23.2   Consent of Ernst & Young LLP relating to the consolidated financial statements of US Unwired Inc.

 23.3   Consent of PricewaterhouseCoopers LLP.

 23.4   Consent of Ernst & Young LLP relating to the financial statements of Sprint Spectrum Albany,
        Syracuse and Manchester Markets.

  24*   Power of Attorney (See Signature Page)

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* Filed previously.